   As filed with the Securities and Exchange Commission on November 12, 1999
                                                      Registration No. 333-85537
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              Amendment No. 2 to

                                   FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      ST. MARY LAND & EXPLORATION COMPANY
            (Exact name of registrant as specified in its charter)

          Delaware                        1311                   41-0518430
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of incorporation or         Classification Code Number)  Identification No.)
        organization)

                        1776 Lincoln Street, Suite 1100
                            Denver, Colorado 80203
                                  (303) 861-8140
   (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                             Mark A. Hellerstein
                    President and Chief Executive Officer
                     St. Mary Land & Exploration Company
                       1776 Lincoln Street, Suite 1100
                            Denver, Colorado 80203
                                (303) 861-8140
          (Name, address, including Zip Code, and telephone number,
                  including area code, of agent for service)

                                  copies to:

            Roger C. Cohen                                  Gregory C. Hill
Ballard Spahr Andrews & Ingersoll, LLP                 Locke Liddell & Sapp LLP
    1225 17/th/ Street, Suite 2300                         3400 Chase Tower
     Denver, Colorado 80202-5596                              600 Travis
            (303) 299-7304                             Houston, Texas 77002-3095
                                                            (713) 226-1187

          Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this registration statement becomes effective and the effective time of the merger of a wholly owned subsidiary of the registrant with and into King Ranch Energy, Inc. as described in the Agreement and Plan of Merger dated July 27, 1999.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

                        Calculation of Registration Fee

                                                                 Proposed                     Proposed
   Title of each                                                  maximum                     maximum
      class of                                                   offering                    aggregate                 Amount of
   securities to                  Amount to be                   price per                    offering               registration
   be registered                   registered                      unit                      price (2)                  fee (3)
-------------------        --------------------------        -----------------     ------------------------------   ---------------
Common stock,
$.01 par value                2,666,252 shares(1)                   N/A                       $46,782,000              $13,006(4)

(1) The maximum number of shares of St. Mary Land & Exploration Company common stock issuable in connection with the merger in exchange for shares of King Ranch Energy, Inc. common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act, based on the book value as of June 30, 1999 of the shares of King Ranch Energy, Inc. common stock to be received by St. Mary Land & Exploration Company in the merger.

(3) Calculated pursuant to Section 6(b) of the Securities Act as .000278 of $46,782,000.

(4)   Previously paid with original filing.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   St. Mary Land & Exploration Company/King Ranch, Inc. Joint Proxy/Consent
                                   Statement
                        ------------------------------
                St. Mary Land & Exploration Company Prospectus

          The boards of directors of St. Mary Land & Exploration Company and King Ranch, Inc. have approved a merger agreement by which St. Mary will acquire King Ranch Energy, Inc., which is King Ranch's oil and gas business subsidiary. In the merger St. Mary will issue to King Ranch stockholders a total of 2,666,252 shares of St. Mary common stock, representing 6.4988 shares of St. Mary common stock for each share of King Ranch Energy common stock, plus cash in lieu of fractional shares. St. Mary common stock is listed for trading on the Nasdaq National Market under the symbol "MARY."

          We cannot complete the merger unless St. Mary's stockholders vote to approve the issuance of common stock in the merger and King Ranch Energy's stockholders consent to the merger agreement. The meeting for the vote and the forum for consent will be held as follows:


             For St. Mary stockholders:      For King Ranch Energy stockholders:

             Thursday, December 16, 1999     Thursday, December 16, 1999
             10:00 a.m., local time            1:00 p.m., local time
             1776 Lincoln Strret             Offices of Locke Liddell & Sapp LLP
             Suite 1100                      2500 Chase Tower
             Denver, Colorado                600 Travis
                                             Houston, Texas

          To vote at the St. Mary meeting please either attend the meeting or complete and sign the enclosed proxy card and return it promptly in the accompanying envelope. The St. Mary board of directors recommends voting "For" approval of the St. Mary common stock issuance. To consent at the King Ranch forum please sign and deliver the enclosed consent form at the forum. The King Ranch board of directors recommends consenting to the merger agreement.



Thomas E. Congdon                                       Abraham Zaleznik
Chairman of the Board                                   Chairman of the Board
St. Mary Land & Exploration Company                     King Ranch, Inc.

          See "Risk Factors" beginning on page 9.

          Neither the SEC nor any state securities regulators have approved the merger or the St. Mary common stock to be issued as discussed in this document or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.

          This document is dated November 10, 1999 and is first being mailed with accompanying forms of proxy and consent to stockholders on November 16, 1999.

                          [For St. Mary booklet only]
                                [St. Mary logo]

                      St. Mary Land & Exploration Company
                   Notice of Special Meeting of Stockholders

Date:

          Thursday, December 16, 1999

Time:

          10:00 a.m., local time

Place:

          1776 Lincoln Street
          Suite 1100
          Denver, Colorado

Purpose:

          To vote on a proposal to issue a total of 2,666,252 shares of St. Mary common stock under the merger agreement by which St. Mary is to acquire King Ranch Energy, Inc.

          Only stockholders of record on November 5, 1999 may vote at the meeting.

          Your vote is important. Please either attend the meeting or promptly complete, sign, date and return your proxy card in the enclosed envelope. Any stockholder who returns their proxy can revoke it at any time before the vote is taken at the meeting.

                                             By Order of the Board of Directors

                                             __________________________________
                                             Richard C. Norris
                                             Secretary


Denver, Colorado

November 10, 1999

                         [For King Ranch booklet only]

                         [King Ranch, Inc. Letterhead]

                            NOTICE OF DISTRIBUTION
                             AND STOCKHOLDER FORUM

          As you know, on July 27, 1999 King Ranch entered into a merger agreement with St. Mary Land & Exploration Company. Under that agreement St. Mary has agreed to acquire King Ranch Energy. As contemplated by that agreement, shares of King Ranch Energy common stock will be distributed on a pro rata basis to King Ranch stockholders of record as of September 30, 1999. The distribution will take place on December 16, 1999, if all other conditions to the merger have been satisfied. Before the distribution, shares of King Ranch Energy common stock will be divided into two classes, which will have corresponding rights and preferences with the two existing classes of King Ranch common stock. In the distribution, holders of voting common stock of King Ranch will receive shares of voting common stock of King Ranch Energy, and holders of non-voting common stock of King Ranch will receive shares of non-voting common stock of King Ranch Energy. Physical stock certificates will not be delivered to King Ranch stockholders, but will be held in escrow by King Ranch pending the closing of the merger.

          On December 16, 1999 at 1:00 p.m., immediately following the distribution, we will hold a stockholders forum at the offices of Locke Liddell & Sapp LLP, 2500 Chase Tower, 600 Travis, Houston, Texas, for the following purposes:

          . Answer any questions that you or your advisors may have about the distribution of King Ranch Energy common stock and the acquisition of King Ranch Energy by St. Mary.

          . Obtain the written consent of the holders of a majority of the King Ranch Energy voting common stock to the merger of King Ranch Energy and St. Mary.

          For purposes of convenience, you may submit your written consent to King Ranch before the stockholder forum by completing, signing and returning the written consent in the enclosed envelope. Voting instructions are included on the written consent. If you submit a written consent before the King Ranch Energy stockholder forum, the written consent will not be effective until immediately after the stockholder forum. Any consent may be withdrawn at any time before its effectiveness by providing written notice of withdrawal.

                                           By order of the Board of Directors,

                                           Jack Hunt
                                           Chief Executive Officer

November 10, 1999

                               TABLE OF CONTENTS

Summary.................................................................................  1

Risk Factors............................................................................  9

The St. Mary Stockholders Meeting....................................................... 12
         Date, Time and Place .......................................................... 12
         Purpose ....................................................................... 12
         Record Date and Shares Entitled to Vote ....................................... 12
         Vote Necessary to Approve the St. Mary Stock Issuance.......................... 13
         Proxies........................................................................ 13
         Proxy Solicitation............................................................. 13
         Appraisal Rights............................................................... 14
         Stock Ownership of Principal Stockholders and Management....................... 14

The Distribution and the King Ranch Energy Stockholders Forum........................... 14
         Date, Time and Place of Stockholders Forum..................................... 14
         Purposes of Stockholders Forum................................................. 15
         Record Date and Shares Entitled to Consent .................................... 15
         Consent Necessary for the Merger Agreement..................................... 15
         Written Consents............................................................... 15
         Consent Solicitation........................................................... 16
         Appraisal Rights............................................................... 16
         Interests of King Ranch Insiders in the Merger................................. 18
         Stock Ownership of Principal Stockholders and Management....................... 19

The Merger Transaction.................................................................. 20
         Background of the Merger....................................................... 20
         Our Reasons for the Merger..................................................... 27
         Factors Considered by, and Recommendation of,
                  the St. Mary Board of Directors....................................... 28
         Factors Considered by, and Recommendation of,
                  the King Ranch Board of Directors..................................... 31
         Opinions of Financial Advisors................................................. 34
         Comparison of King Ranch and St. Mary
                  Stockholder Rights.................................................... 55
         Accounting Treatment........................................................... 62
         Material Federal Income Tax Consequences of the Merger......................... 62
         Regulatory Matters............................................................. 66
         Termination of King Ranch Energy Employees..................................... 67

The Merger Agreement.......................................................................  67
         Structure of the Merger...........................................................  67
         Timing of Closing.................................................................  67
         Merger Consideration..............................................................  67
         Restrictions on the Transfer of St. Mary Common Stock
                  to be Issued in the Merger...............................................  68
         St. Mary Board of Directors after the Merger......................................  69
         Representations and Warranties....................................................  69
         Covenants.........................................................................  71
         Other Agreements..................................................................  72
         Indemnification...................................................................  74
         Conditions to Closing.............................................................  74
         Termination of the Merger Agreement...............................................  76
         Other Expenses....................................................................  77
         Amendments and Waivers............................................................  78

The Companies..............................................................................  78
         Business of St. Mary..............................................................  78
         Selected Historical Consolidated Financial Data of St. Mary.......................  79
         King Ranch........................................................................  80
         Business of King Ranch Energy.....................................................  80
         Selected Historical Consolidated Financial Data of King Ranch Energy..............  87
         King Ranch Energy Management's Discussion and Analysis
                  of Financial Condition and Results of Operations.........................  88
         King Ranch Energy Changes in and Disagreements With
                  Accountants on Accounting and Financial Disclosure.......................  97

Legal Matters..............................................................................  97
Experts....................................................................................  97
Where You Can Find More Information........................................................  98
Future St. Mary Stockholder Proposals...................................................... 100
Cautionary Information About Forward-Looking Statements.................................... 100
SEC Position on Indemnification for Securities Act Liabilities............................. 103

Unaudited Pro Forma Condensed Combined Financial Statements................................ 103

Index to King Ranch Energy Consolidated Financial Statements............................... F-1

Annexes
         Annex A - Agreement and Plan of Merger............................................ A-1
         Annex B - Opinion of Deutsche Bank Securities Inc................................. B-1
            Annex C - Opinion of Nesbitt Burns Securities Inc.............................. C-1
         Annex D - Section 262 of the Delaware General Corporation Law..................... D-1

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this document and the documents we refer you to. See "Where You Can Find More Information" on page 98.

The Companies

St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 1100
Denver, Colorado 80203
(303) 861-8140

     St. Mary is a publicly-held independent energy company engaged in the exploration, development, acquisition and production of natural gas and crude oil. St. Mary's operations are focused in the following five core U.S. operating areas:

     .    the Mid-Continent region in western Oklahoma and northern Texas,

     . the ArkLaTex region that spans northern Louisiana and portions of eastern Texas, Arkansas and Mississippi,

     .    southern Louisiana,

     . the Williston Basin in eastern Montana and western North Dakota, and

     .    the Permian Basin in eastern New Mexico and western Texas.


King Ranch Energy, Inc.
1415 Louisiana, Suite 2300
Houston, Texas 77002
(713) 752-0101

     King Ranch Energy is the oil and gas exploration and production business subsidiary of King Ranch, with operations located primarily in the following areas:

     .    onshore in:

     .    Texas,

     .    Oklahoma,

     .    Louisiana,

     .    North Dakota, and

     .    Utah, and

     .    in the Gulf of Mexico, offshore Texas and Louisiana.

     King Ranch is a privately-held company engaged primarily in ranching, agricultural and energy development businesses. It owns the historic 825,000 acre "King Ranch" in South Texas.

The Merger Transaction (see page 20)

     Before the merger the outstanding shares of King Ranch Energy common stock will be split to equal the number and class of outstanding shares of King Ranch common stock and then distributed on a pro rata basis to King Ranch stockholders if all other conditions to the merger have been satisfied. In the distribution, each King Ranch stockholder will receive the same number of shares of voting and/or non-voting King Ranch Energy common stock as that stockholder currently holds in King Ranch. In the merger, St. Mary will acquire King Ranch Energy and St. Mary will issue shares of St. Mary common stock in exchange for King Ranch Energy common stock. The merger agreement is attached to this document as Annex
A. We encourage you to read the merger agreement since it is the legal document that governs the merger.

What King Ranch Stockholders Will Receive in the Merger

     St. Mary will issue 2,266,252 shares of common stock for all of the outstanding stock of King Ranch Energy. There are currently 1,000 shares of King Ranch Energy common stock outstanding. King Ranch has a total of 410,266 shares of common stock outstanding, comprised of 42,938 shares of voting common stock and 367,328 shares of non-voting common stock. Before the merger King Ranch Energy will split its common stock into 410,266 shares and distribute these shares to shareholders of King Ranch on a pro rata basis. As a result of the merger, King Ranch stockholders will receive 6.4988 shares of St. Mary common stock for each share of post-split King Ranch Energy common stock that they own, plus cash in lieu of any fractional shares. The total of 2,666,252 shares of St. Mary common stock to be issued will represent approximately 19.4% of the outstanding shares of St. Mary common stock after the merger.

St. Mary Stock Transfer Restrictions Under the Merger Agreement (see page
68)

     The merger agreement provides that King Ranch stockholders will generally not be able to transfer any of the shares of St. Mary common stock issued to them in the merger until March 31, 2001, except in connection with an acquisition of St. Mary or for estate planning purposes.

Material Federal Income Tax Consequences of the Merger (see page 62)

     For St. Mary to proceed with the merger, all shares of King Ranch Energy common stock will be distributed to the King Ranch stockholders before the exchange of King Ranch Energy common stock for St. Mary common stock at the merger closing. King Ranch stockholders should not recognize any gain or loss for Federal income tax purposes upon receipt of King Ranch Energy common stock in the distribution. This distribution, however, may result in a taxable gain to a subsidiary of King Ranch. King Ranch does not expect that gain to be material to King Ranch on a consolidated basis.

     The merger has been structured as a "tax-free reorganization" for Federal income tax purposes. Assuming that the stock distribution is tax-free to the King Ranch stockholders, after receipt of King Ranch Energy common stock, King Ranch stockholders will not recognize any gain or loss for Federal income tax purposes on the receipt of St. Mary common stock in exchange for their pro rata interests in King Ranch Energy under the merger agreement. In addition, King Ranch Energy and St. Mary, as well as the St. Mary stockholders, will not recognize gain or loss as a result of the merger.


     Opinions from King Ranch's outside counsel and the independent accounting firm of Ernst & Young LLP concerning the Federal income tax consequences of the stock distribution and the merger have been filed with the SEC as exhibits to the registration statement relating to this document.

Appraisal Rights (see page 14)

     Under Delaware law St. Mary stockholders do not have dissenters' appraisal rights in connection with the merger. Under Delaware law King Ranch Energy stockholders who do not consent to the merger have a right to obtain in cash the appraised fair value of their pro rata interest in King Ranch Energy in lieu of the shares of St. Mary common stock to be issued to them under the merger agreement.

     Under the merger agreement, if dissenters' appraisal rights are exercised as to more than 5% of the shares of King Ranch Energy common stock, St. Mary will not have to complete the merger. However, if appraisal rights are exercised as to more than 5% but less than 10% of the shares, King Ranch has the option of causing the merger to be completed by paying the appraised fair value of each King Ranch Energy share to the extent that the value exceeds $19.76 per share of St. Mary common stock which would otherwise have been received by each dissenter.

St. Mary Stockholders Meeting (see page 12)

     The St. Mary stockholders meeting to vote on the issuance of St. Mary common stock in the merger will take place on December 16, 1999 in Denver, Colorado. The time and address of the meeting is on page 12.

Voting Recommendation to St. Mary Stockholders

     The St. Mary board of directors believes that the merger is advisable and in the best interests of St. Mary and its stockholders and recommends that St. Mary stockholders vote "For" approval of the issuance of St. Mary common stock in the merger.

St. Mary Stockholder Vote Required to Approve the Stock Issuance

     Approval of the issuance of St. Mary common stock in the merger requires the affirmative vote of the holders of a majority of the shares of St. Mary common stock represented in person or by proxy at the St. Mary stockholders meeting. St. Mary directors, executive officers and their affiliates have the power to vote a total of approximately 2.1% of the shares of St. Mary common stock entitled to vote at the meeting.

     Thomas E. Congdon, St. Mary's Chairman of the Board, and members of his immediate family currently own approximately 12% of the shares entitled to vote at the meeting. Mr. Congdon and members of his extended family currently own approximately 29% of the shares entitled to vote at the meeting. While no formal arrangements exist, the extended family members may be inclined to act in concert with Mr. Congdon in matters related to control of St. Mary or the approval of a significant transaction such as the issuance of St. Mary common stock in the merger. That inclination may be stronger among the immediate family members.

     The following table shows the approximate pre-merger and post-merger percentage ownership of St. Mary common stock by Mr. Congdon and members of his immediate and extended family.

                               Pre-merger      Post-merger
                               ----------      -----------
     Mr. Congdon and:
       Immediate family           12%              10%
       Extended family            29%              23%


King Ranch Stockholders Forum (see page 14)

     The King Ranch stockholders forum to discuss the merger and obtain consents to the merger will take place on December 16, 1999 in Houston, Texas. The time and address of the forum is on page 14.

Consent Recommendation to King Ranch Energy Stockholders

     The King Ranch board of directors believes that the merger agreement is advisable and in the best interests of King Ranch and King Ranch Energy and recommends that King Ranch Energy stockholders consent to the merger agreement.

King Ranch Energy Stockholder Consent Required for the Merger Agreement

     Following the distribution, and once all other conditions to the merger have been satisfied, the holders of King Ranch Energy voting common stock will be asked to consent to the merger. The holders of a majority of the shares of King Ranch Energy voting common stock must consent to the merger. King Ranch directors, executive officers and their affiliates will have the power to vote a total of approximately 13.8% of the shares of King Ranch Energy voting common stock. King Ranch has obtained from Stephen J. Kleberg, John D. Alexander, Jr., and James H. Clement, Jr., members of the King Ranch board of directors, who will have the right to vote a total of 13.8% of the shares of King Ranch Energy voting common stock, commitments to:

     .    consent to the merger agreement, and

     . recommend, subject to their fiduciary obligations, to the members of their immediate families who will hold King Ranch Energy voting common stock that they consent to the merger agreement.

Opinions of Financial Advisors (see page 34)

     In deciding to approve the merger, each board of directors considered the opinion of its financial advisor. St. Mary received an opinion from Deutsche Bank Securities Inc. that the share exchange ratio by which the shares of King Ranch Energy common stock will be converted into the right to receive 2,666,252 shares of St. Mary common stock is fair to St. Mary from a financial point of view. King Ranch received an opinion from Nesbitt Burns Securities Inc. that the consideration to be received in the merger by the King Ranch stockholders is fair to the King Ranch stockholders from a financial point of view. These opinions are attached to this document as Annex B and Annex C. We encourage you to read these opinions.




St. Mary Market Price Information

     St. Mary common stock is publicly traded and quoted on the Nasdaq National Market System under the symbol "MARY." On July 27, 1999, the last full trading day before the public announcement of the merger agreement, the closing price per share of St. Mary common stock as reported on the Nasdaq National Market system was $22.625. On November 9, 1999, the most recent practicable trading day before the printing of this document, the closing price per share of St. Mary common stock as reported on the Nasdaq National Market system was $26.75. We encourage you to check publicly available sources for the current market price of St. Mary common stock. Shares of King Ranch Energy common stock are not publicly traded and there are not public sources of the market value of King Ranch Energy common stock.

Selected Unaudited Pro Forma Combined Financial Data

     We have derived the following selected unaudited pro forma combined financial data from the Unaudited Pro Forma Condensed Combined Financial Statements and related notes beginning on page 103, which you should read. This information is based on the historical financial statements of St. Mary and King Ranch Energy. It gives effect to the merger using the purchase method of accounting for business combinations as if the merger had been completed at the beginning of the periods presented and as of June 30, 1999.

     This information is for illustrative purposes only. The companies may have performed differently had they merged as of the assumed dates. Therefore, you should not rely on this information as being indicative of the historical results that would have been achieved had the companies merged as of the assumed dates or the future results that the combined company will experience after the merger.

                                                                            Six Months                Year
                                                                              Ended                  Ended
                                                                             June 30,              December 31,
                                                                               1999                   1998
                                                                           ------------           --------------
                                                                                   (thousands of dollars,
                                                                                  except per share amounts)
Total operating revenues...........................................        $  50,944              $  118,151
Total operating expenses...........................................        $  45,070              $  129,353
Net income (loss) from continuing operations.......................        $   3,870              $   (7,523)
Basic net income (loss) per share from continuing
         operations...............................................         $    0.29              $    (0.55)
Diluted net income (loss) per share from continuing
         operations................................................        $    0.29              $    (0.55)
Cash dividends per share...........................................        $    0.10              $     0.20

                                                                                June 30,
                                                                                  1999
                                                                               -----------
                                                                          (thousands of dollars
Total assets.......................................................            $  251,045
Long-term debt.....................................................            $   20,087
Total stockholders' equity.........................................            $  191,797

Comparative Per Share Data

     The following table presents comparative per common share data for St. Mary and King Ranch Energy on an historical basis, and on a pro forma combined basis to reflect the merger under the purchase method of accounting as if the merger had been completed at the beginning of the periods presented and as of June 30, 1999.

     There are currently 1,000 shares of King Ranch Energy common stock outstanding. All of these shares are owned by King Ranch. Before the merger the shares of King Ranch Energy common stock will be split to equal the number and class of outstanding shares of King Ranch common stock and then distributed on a pro rata basis to the King Ranch stockholders if all other conditions to the merger have been satisfied. There are currently 410,266 shares of King Ranch common stock outstanding, comprised of 42,938 share of voting common stock and 367,328 shares of non-voting common stock. For comparative per share data purposes King Ranch Energy pro forma equivalent information is presented using a pre-split exchange ratio of 2,666.252 and a post-split exchange ratio of 6.4988 for the total of 2,666,252 shares of St. Mary common stock to be issued in the merger in exchange for all shares of King Ranch Energy common stock.

                                                                             Six Months             Year
                                                                               Ended                Ended
                                                                              June 30,            December 31,
                                                                               1999                  1998
                                                                             ----------           ------------
Net income (loss) per common share
      St. Mary historical
             Basic.................................................          $   0.21             $   (0.81)
             Diluted...............................................          $   0.21             $   (0.81)
      King Ranch Energy historical.................................          $ (1,568)            $  (7,119)

      St. Mary/King Ranch Energy pro forma combined
              Basic................................................          $   0.29             $   (0.55)
              Diluted..............................................          $   0.29             $   (0.55)

      King Ranch Energy pro forma equivalent/(1)/
              Basic, pre-split.....................................          $    773             $  (1,466)
              Diluted, pre-split...................................          $    773             $  (1,466)
              Basic, post-split....................................          $   1.88             $   (3.57)
              Diluted, post-split..................................          $   1.88             $   (3.57)

Cash dividends per common share
      St. Mary historical..........................................          $   0.10             $    0.20
      King Ranch Energy historical.................................          $      -             $   4,655
      St. Mary/King Ranch Energy pro forma combined................          $   0.10             $    0.20
      King Ranch Energy pro forma equivalent, pre-split/(1)/.......          $ 266.63             $  533.25
      King Ranch Energy pro forma equivalent, post-split/(1)/......          $   0.65             $    1.30


                                                                              June 30,
                                                                                1999
                                                                              --------
Book value per common share
      St. Mary historical..........................................          $  12.31
      King Ranch Energy historical.................................          $ 46,782
      St. Mary/King Ranch Energy pro forma combined................          $  13.76
      King Ranch Energy pro forma equivalent, pre-split/(1)/.......          $ 36,688
      King Ranch Energy pro forma equivalent, post-split/(1)/......          $  89.42

__________

/(1)/ The King Ranch Energy pro forma equivalent represents the St. Mary/King Ranch pro forma combined book value, cash dividends or net income (loss) per common share multiplied by an exchange ratio of 2,666.252 on a pre-split basis and multiplied by an exchange ratio of
          6.4988 on a post-split basis.

/(2)/ The cash dividends per common share for St. Mary/King Ranch Energy pro forma combined were determined to be $.10 per common share for the six month period ended June 30, 1999 and $.20 per common share for the year ended December 31, 1998, which are the same as St. Mary's historical dividend rate. This determination was based on the historical facts that St. Mary has declared and paid cash dividends to shareholders every year since 1940 and in January 1997 increased the dividend to $.05 per common share per quarter. While King Ranch Energy did pay a dividend in 1998, it does not have a consistent history of paying dividends to shareholders. Consequently, the dividend paid by King Ranch Energy in 1998 was not considered in determining the pro forma dividend per share. These amounts are projections and are separate from the pro forma calculations required by Article 11 of Regulation S-X. See Unaudited Pro Forma Condensed Combined Financial Statements.

Regulatory Requirements (see page 66)

          The merger is exempt from the pre-merger reporting and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                                 RISK FACTORS

     In addition to the other information contained in this document, the following matters should be considered carefully.

St. Mary May Not Be Able to Successfully Integrate King Ranch Energy's Business Operations

     The integration and consolidation of the assets and operations of St. Mary and King Ranch Energy after the merger will present significant management challenges for St. Mary. These challenges include managing:

     . the additional demands imposed on St. Mary employees to integrate King Ranch Energy's operations into St. Mary, and

     . the conversion of King Ranch Energy's dissimilar computerized oil and gas recordkeeping systems.

     St. Mary cannot assure you that it will be able to successfully integrate the St. Mary and King Ranch Energy business operations or that the combined company will realize any of the anticipated benefits of the merger.

The St. Mary Stock to be Issued Under the Merger Agreement Generally Cannot Be Transferred until March 31, 2001

     The merger agreement provides that the King Ranch stockholders will not be able to transfer any of the shares of the St. Mary common stock issued to them in the merger until March 31, 2001, except in connection with:

     .    any acquisition of St. Mary, or

     .    estate planning transfers.

     We cannot assure the King Ranch stockholders that the public trading market price of St. Mary common stock after the restriction period has elapsed will be the same or greater than the current market price. See "The Merger Agreement - Restrictions on the Transfer of St. Mary Common Stock to be Issued in the Merger."

There is no guarantee that the Stock Distribution and the Merger will be Tax-Free to the King Ranch Stockholders.

     The tax opinions received by King Ranch from Locke Liddell & Sapp LLP and Ernst & Young LLP are not binding on the Internal Revenue Service or any court. Therefore, we cannot guarantee that the stock distribution to the King Ranch stockholders will be tax-free to the King Ranch stockholders. For a more detailed discussion of the tax risks associated with the stock distribution and the merger, see the section entitled "The Merger Transaction - Material Federal Income Tax Consequences of the Merger."

St. Mary May Inadvertently Acquire Properties With Environmental
Contamination

     St. Mary intends to continue making acquisitions of oil and gas properties such as those which are owned by King Ranch Energy. If acquired properties are environmentally contaminated, under law St. Mary may become liable for the entire amount of the cleanup costs without regard to fault. These cleanup costs may have a material adverse effect on St. Mary's results of operations, cash flows and financial condition. Although St. Mary performs a review of acquired properties that it believes is consistent with industry practices, existing or potential environmental problems with properties may not be discovered until after an acquisition has been completed.

St. Mary May Not Be Able To Adequately Replace Its Oil and Gas Reserves

     Except to the extent that St. Mary conducts successful exploration or development activities or acquires properties containing proved oil and gas reserves, the estimated net proved reserves of St. Mary will generally decline as reserves are produced. We cannot assure you that St. Mary's planned development and exploration projects and acquisition activities will result in significant additional reserves or that St. Mary will have continuing success drilling productive wells.

     Many of St. Mary's oil and gas properties are operated by third parties and as a result St. Mary has limited control over the nature and timing of exploration and development of those properties or the manner in which operations are conducted. A significant portion of St. Mary's cash flow is attributable to royalty interests on its southern Louisiana fee properties. A fee property means that St. Mary holds the most extensive interest that can be owned in land, including surface and oil and gas rights. Without continued exploration and development of the fee properties, which St. Mary has only a limited ability to control, production and cash flow from these properties will decline.

St. Mary's Technology Systems May Not Be Ready for the Year 2000

     St. Mary has not completed a comprehensive analysis of the operational problems and costs that would be reasonably likely to result from any failure of the technology systems of St. Mary or of other parties with which St. Mary has significant relationships to be Year 2000 compliant by January 1, 2000. These operational problems could involve a system failure or miscalculations causing disruptions of operations, including a temporary inability to process transactions, operate equipment or engage in normal business activities. Failure to correct a material Year 2000 compliance problem could result in an interruption in, or inability to conduct normal business activities or operations. Those failures could have a material adverse effect St. Mary's results of operations, cash flow and financial condition.

St. Mary's Chairman of the Board and His Family May Continue to Control St. Mary After the Merger

     Thomas E. Congdon, St. Mary's Chairman of the Board, and members of his extended family currently own approximately 29% of the outstanding shares of St. Mary common stock. While no formal arrangements exist, these extended family members may be inclined to act in concert with Mr. Congdon on matters related to control of St. Mary, including for example the election of directors or response to an unsolicited bid to acquire St. Mary. While the percentage ownership of Mr. Congdon and his extended family will be reduced to approximately 23% after the merger, Mr. Congdon and his extended family may continue to be able to control or influence matters presented to the St. Mary stockholders.

St. Mary's Shareholder Rights Plan May Make It More Difficult For A Third Party To Acquire St. Mary

     In July 1999 the St. Mary board of directors adopted a shareholder rights plan. The plan makes it more difficult for a third party to acquire control of St. Mary without approval of the board of directors, even if the acquisition would be at a premium to the current market price of St. Mary common stock. For example, if the St. Mary board of directors decides in accordance with its fiduciary obligations that the terms of a potential acquisition do not reflect the long-term value of St. Mary, under the plan the board of directors could allow the holder of each outstanding share of St. Mary common stock other than those held by the potential acquirer to purchase one additional share of St. Mary common stock for one-half of its current market value. This prospective dilution to a potential acquirer would make the acquisition impracticable unless the terms were improved to the satisfaction of the board of directors.

                       THE ST. MARY STOCKHOLDERS MEETING

     The St. Mary board of directors is using this document as a proxy statement to solicit proxies from the holders of St. Mary common stock for use at the St. Mary stockholders meeting for the purpose of voting on the issuance of St. Mary common stock in the merger. The St. Mary board of directors recommends that St. Mary stockholders vote "For" approval of the stock issuance in the merger.

     We are first mailing this document and accompanying form of proxy to the St. Mary stockholders on or about November 16, 1999.

Date, Time and Place

     Thursday, December 16, 1999
     10:00 a.m., local time
     1776 Lincoln Street
     Suite 1100
     Denver, Colorado

Purpose

     The purpose of the St. Mary stockholders meeting is to vote on a proposal to issue a total of 2,666,252 shares of St. Mary common stock under the merger agreement.

     St. Mary common stock trades on the Nasdaq National Market. Stockholder approval of the St. Mary stock issuance is required by Nasdaq rules because the number of shares of St. Mary common stock that are to be issued in the merger is more than 20% of the number of shares of St. Mary common stock that will be outstanding immediately before the completion of the merger.

Record Date and Shares Entitled to Vote

     The record date for shares entitled to vote is November 5, 1999. Stockholders entitled to vote are St. Mary stockholders at the close of business on the record date. As of the record date there were 11,097,968 shares of St. Mary common stock entitled to vote.

     A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of the holders of one-third of the shares of St. Mary common stock entitled to vote at the meeting is a quorum. Abstentions and broker "non-votes" count as present for establishing a quorum. A broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner of the shares and no instruction is given. Shares held by St. Mary in its treasury are not entitled to vote and do not count toward a quorum.

     A total of approximately 2.1% of the shares of St. Mary common stock entitled to consent to the merger will be beneficially owned by St. Mary directors, executive officers and their affiliates. These individuals have indicated that they will vote in favor of the issuance of St. Mary common stock in the merger as recommended by the St. Mary board of directors.

Vote Necessary to Approve the St. Mary Stock Issuance

     Approval of the St. Mary stock issuance in the merger requires the affirmative vote by the holders of a majority of shares of stock represented in person or proxy at the meeting. Abstentions and broker non-votes will have the same effect as a vote against the stock issuance.

Proxies

     You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

     Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may also abstain from voting.

     To vote by proxy, complete, sign, date and return your proxy card in the enclosed envelope. If you submit your proxy but do not make a specific choice, your proxy will follow the recommendations of the St. Mary board of directors and vote your shares "For" approval of the issuance of St. Mary common stock in the merger, and in its discretion as to any other business that may properly come before the meeting.

     You may revoke your proxy before it is voted by:

          .    submitting a new proxy with a later date,

          . notifying St. Mary's Secretary in writing before the meeting that you have revoked your proxy, or

          .    voting in person at the meeting.

     If you plan to attend a meeting and wish to vote in person, we will give you a ballot at the meeting.

Proxy Solicitation

     St. Mary will pay its own costs of soliciting proxies. In addition to this mailing, St. Mary employees may solicit the proxies personally, electronically or by telephone.

Appraisal Rights

     St. Mary is a Delaware corporation. Under Delaware law, St. Mary stockholders do not have dissenters' appraisal rights in connection with the merger since the merger involves a wholly owned subsidiary of St. Mary.

Stock Ownership of Principal Stockholders and Management

     For information about St. Mary stock ownership of principal stockholders and management, you should read St. Mary's 1998 Annual Report on Form 10-K incorporated by reference into this document. See "Where You Can Find More Information" on page 98.

                             THE DISTRIBUTION AND
                   THE KING RANCH ENERGY STOCKHOLDERS FORUM

     As contemplated by the merger agreement, shares of King Ranch Energy common stock will be distributed on a pro rata basis to King Ranch stockholders before the merger. Before the distribution, shares of King Ranch Energy common stock will be divided into two classes, which will have corresponding rights and preferences with the two existing classes of King Ranch common stock. In the distribution, each King Ranch stockholder will receive the same number of shares of voting and/or non-voting King Ranch Energy common stock as that stockholder currently holds in King Ranch. Following the distribution, but immediately before the merger, each King Ranch stockholder will hold the same number of shares of stock of King Ranch and King Ranch Energy. Physical stock certificates will not be delivered to King Ranch stockholders, but will be held in escrow by King Ranch pending the closing of the merger.

     The King Ranch board or directors is using this document as a consent solicitation statement to solicit consents from persons who will hold shares of King Ranch Energy voting common stock after the distribution. The King Ranch board of directors recommends that the King Ranch Energy stockholders consent to the merger agreement.

     This document is also a prospectus for the St. Mary common stock to be issued to the King Ranch Energy stockholders under the merger agreement. We are first mailing this document and accompanying form of consent to the King Ranch stockholders on or about November 16, 1999.

Date, Time and Place of Stockholders Forum

     Thursday December 16, 1999
     1:00 p.m., local time
     Offices of Locke Liddell & Sapp LLP
     2500 Chase Tower
     600 Travis
     Houston, Texas

Purposes of Stockholders Forum

     The purposes of the King Ranch Energy stockholders forum are to:

          . Answer any questions that King Ranch stockholders or their advisors may have about the distribution of King Ranch Energy common stock and the acquisition of King Ranch Energy by St. Mary, and

          . Obtain the written consent of the holders of a majority of the King Ranch Energy voting common stock to the merger of King Ranch Energy and St. Mary.

Record Date and Shares Entitled to Consent

     The record date for the distribution of shares of King Ranch Energy to King Ranch stockholders is September 30, 1999. Following the distribution, 42,938 shares of voting common stock and 367,328 shares of non-voting common stock of King Ranch Energy will be outstanding. Record holders of King Ranch Energy voting common stock on the date of the stockholders forum will be entitled to consent to the merger agreement.

     A total of approximately 13.8% of the shares of King Ranch Energy voting common stock will be beneficially owned by King Ranch directors, executive officers and their affiliates. King Ranch has obtained from Stephen J. Kleberg, John D. Alexander, Jr., and James H. Clement, Jr., members of the King Ranch board of directors who will have the right to vote a total of 13.8% of the shares of King Ranch Energy voting common stock, commitments to:

          .    consent to the merger agreement, and

          . recommend, subject to their fiduciary obligations, to the members of their immediate families who will hold King Ranch Energy voting common stock that they consent to the merger agreement.

Consent Necessary for the Merger Agreement

     Approval of the merger agreement requires the written consent of the holders of a majority of the shares of King Ranch Energy voting common stock. Abstentions will have the same effect as a vote against the merger agreement.

Written Consents

     You will be asked to submit a written consent at the King Ranch Energy stockholders forum. For purposes of convenience, you may submit your written consent to King Ranch before the stockholders forum by completing, signing and returning the written consent in the enclosed envelope. Instructions are included on the written consent.

     If you submit a written consent before the King Ranch Energy stockholder forum, the written consent will not be effective until immediately after the forum. Any consent may be withdrawn at any time before its effectiveness by providing written notice of withdrawal to Stephen Pettit at 1415 Louisiana, Suite 2300, Houston, Texas 77002. Notices of withdrawal may be faxed to the attention of Mr. Pettit at (713) 752-0101. To be effective, a notice of withdrawal of consent must:

     .    state your name,

     . state that your earlier written consent to the St. Mary/King Ranch Energy merger agreement is withdrawn, and

     .    be dated.

Consent Solicitation

     King Ranch will pay the costs of soliciting consents. In addition to this mailing, King Ranch employees may solicit the consents personally, electronically or by telephone.

Appraisal Rights

     King Ranch Energy is a Delaware corporation. Under Delaware law, King Ranch Energy stockholders who do not consent to the merger will be entitled to dissenters' appraisal rights. Unless waived, these rights give them the right to obtain in cash the appraised fair value of their shares of King Ranch Energy common stock instead of the shares of St. Mary common stock to be issued under the merger agreement.

     Under the merger agreement, St. Mary will not have to complete the merger if:

          . dissenters' appraisal rights are exercised with respect to 10% or more of the shares of King Ranch Energy common stock, or

          . dissenters' appraisal rights are exercised with respect to less than 10% but more than 5% of the shares of King Ranch Energy common stock and King Ranch does not elect to pay for the shares in that percentage range the amount of their appraised fair value of each King Ranch Energy share to the extent that the value exceeds $19.76 per share of St. Mary common stock which would otherwise have been received by such dissenter. The amount of $19.76 per share of St. Mary common stock was negotiated by St. Mary and King Ranch.
     The following is a brief summary of the statutory procedures under Section 262 of the Delaware General Corporation Law which must be strictly followed by a stockholder who wishes to perfect appraisal rights in connection with the merger. This summary is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law which is attached to this document as Annex
D. If a stockholder fails to comply with the procedural requirements of the Delaware General Corporation Law, appraisal rights will be forfeited.

     If a King Ranch Energy stockholder asserts appraisal rights, then within 120 days after the completion of the merger St. Mary or the King Ranch Energy stockholder will be entitled to file a petition in the Delaware Chancery Court. This petition will be to demand a determination of the fair value of the King Ranch Energy shares for which a timely demand for appraisal had been made. St. Mary does not have to and does not currently intend to file a petition for the appraisal of the fair value of any shares. Accordingly, a dissenting King Ranch Energy stockholder will have to initiate all necessary action to perfect any appraisal rights within the time limits of Section 262. King Ranch Energy stockholders who elect to exercise appraisal rights should mail or deliver their written demands to:

               Richard C. Norris, Secretary
               St. Mary Land & Exploration Company
               1776 Lincoln Street, Suite 1100
               Denver, Colorado 80203

     Within 10 days after the completion of the merger, St. Mary must notify each King Ranch Energy stockholder entitled to appraisal rights that the merger has been completed. This notice must include the effective date of the merger and a copy of the applicable provisions of the Delaware General Corporation Law. Within 20 days after the date of mailing of that notice, King Ranch Energy stockholders who are eligible to exercise their appraisal rights and desire to do so must deliver a written demand for appraisal to St. Mary at the address indicated in the immediately preceding paragraph. Although appraisal rights will only be available to King Ranch Energy stockholders who do not consent to the merger, the failure to consent to the merger will not constitute that demand.


     The written demand for appraisal should specify the holder's name and mailing address, the number of shares covered by the demand, and that the holder is thereby demanding appraisal of those shares.

     If a petition for an appraisal is timely filed, after a hearing on that petition the Delaware Chancery Court will appraise the "fair value" of the appraisal shares. This appraisal will exclude any element of value arising from the completion or expectation of the merger, but will include a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The fair value of the appraisal shares as determined under Section 262 could be more than, the same as, or less than the value of the shares of St. Mary common stock that holders would receive under the merger agreement if they did not seek appraisal of the appraisal shares. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. The Delaware Chancery Court would determine the amount of interest, if any, to be paid upon the amounts to be received in respect of the appraisal shares. The costs of the action may be determined by the Delaware Chancery Court and charged to the parties as the Delaware Chancery Court deems equitable.

     Any King Ranch Energy stockholders who seek appraisal would not, after the completion of the merger, be entitled to vote the appraisal shares for any purpose or be entitled to the payment of dividends or other distributions on the appraisal shares.

     If the King Ranch Energy stockholders who seek appraisal properly demanded appraisal of their shares but effectively withdrew or lost their right to appraisal, the shares would be converted into the right to receive the shares of St. Mary common stock under the merger agreement. A stockholder will effectively lose or withdraw his or her right to appraisal if among other things no petition for appraisal is filed within 120 days after the completion of the merger, or if the stockholder withdraws his or her demand for appraisal. No appraisal proceeding pending in the Delaware Court of Chancery will be dismissed without the approval of the court, and any dismissal would be conditioned upon terms as the court deems just.

Interests of King Ranch Insiders in the Merger

     In considering the recommendation of the King Ranch board of directors for the consent to the merger agreement, King Ranch stockholders should be aware that the members of King Ranch and King Ranch Energy management and the King Ranch board of directors discussed below have interests in the merger that may be different from, or in addition to, the interests of the stockholders of King Ranch and King Ranch Energy generally.

Representation on the St. Mary Board of Directors

     St. Mary has agreed that upon the completion of the merger it will cause Jack Hunt and William Gardiner to become members of the St. Mary board of directors for a period of two years. Mr. Hunt is President and Chief Executive Officer and a director of King Ranch. Mr. Gardiner is Chief Financial Officer of King Ranch. Should Mr. Hunt or Mr. Gardiner become unavailable to act as a St. Mary director, John Alexander and James Clement will take their place.

Severance Arrangements; Termination of King Ranch Energy Employees

     King Ranch Energy has existing severance agreements with six senior management employees, including Thomas F. Fiorito, President, and William Silk, Jr., Senior Vice President of Exploration and Production. These agreements provide for lump sum payments of varying amounts upon the termination of their employment which will occur upon completion of the merger.

     St. Mary intends to utilize current St. Mary employees or new employees to manage the business and properties of King Ranch Energy. Following the execution of the merger agreement, the employment of 14 King Ranch Energy employees was terminated, including four of its senior management employees. All of the 14 terminated King Ranch Energy employees received a severance package. St. Mary intends to terminate the employment of all but 3 of the 12 remaining King Ranch Energy employees following the merger. The remaining King Ranch Energy employees have been told that they will not be retained by St. Mary following the merger or only for a short transition period.

     See "The Merger Transaction -- Termination of King Ranch Energy Employees," "The Merger Agreement -- Other Agreements -King Ranch Energy Employee Severance Payments" and "The Companies B Business of King Ranch Energy B Employees."

Indemnification of Officers and Directors

     Under the merger agreement, the provisions in the King Ranch Energy certificate of incorporation and bylaws for the indemnification of King Ranch Energy officers and directors, including Jack Hunt and Abraham Zaleznik, who are also directors of King Ranch, will survive the merger for a period of two years.

Stock Ownership of Principal Stockholders and Management

     The following table contains information about the ownership of King Ranch voting common stock as of the record date by:

          . each person who is the beneficial owner of more than 5% of the outstanding shares of King Ranch common stock,

          .    each King Ranch director,

          .    each King Ranch executive officer, and

          .    all King Ranch directors and executive officers as a group.

                                              Shares           Percentage
Stockholder                             Beneficially Owned      of Total
-----------                             ------------------     ----------

John D. Alexander, Jr.                       4,501/(1)/           10.5%
1415 Louisiana, Suite 2300
Houston, TX 77002

James H. Clement, Jr.                          498/(2)/            1.2%

Stephen J. Kleberg                             927                 2.2%

Ogden M. Phipps                              1,501/(3)/            3.5%

Yarborough KRI L.P                           3,049/(4)/            7.1%
200 North Loraine, Suite 1400
Midland, Texas 79701

Richard Greer Sugden                         2,809                 6.5%
P.O. Box 70

Wilson, Wyoming 83014

The Helen K. Groves Revocable Trust          2,164                 5.0%
700 N. St. Mary's, Suite 1200
San Antonio, Texas 78205

Directors and Executive Officers as a Group  5,926                13.8%

__________________________________

     /(1)/ Includes 2,357 shares of King Ranch voting common stock held by private trusts or custodianships for minors which Mr. Alexander serves as a trustee or custodian, and beneficial ownership of those shares is not acknowledged.

     /(2)/ Includes 249 shares of King Ranch voting common stock held by a family limited partnership of which Mr. Clement serves as a manager.

     /(3)/ All 1,501 shares of King Ranch voting common stock are held by private trusts or custodianships for minors which Mr. Phipps serves as a trustee or custodian, and beneficial ownership of those shares is not acknowledged. Mr. Alexander also serves as a trustee or custodian of these private trusts or custodianships for minors, and the 1,501 shares of King Ranch voting common stock are included in the 2,357 shares referenced in footnote 1 above.

     /(4)/ Yarborough KRI L.P. is a family limited partnership. The general partner of Yarborough KRI L.P. is Yarborough Management L.L.C., which is managed by a professional administrator. The membership interests of Yarborough Management L.L.C. are held by several persons, none of whom exercises control over that entity. Therefore, for purposes of Section 13(d) of the Securities Exchange Act of 1934, all 3,049 shares of King Ranch voting common stock are deemed to be beneficially owned by Yarborough Management L.L.C.

     As of the record date there were approximately 110 holders of record of King Ranch voting common stock and King Ranch common stock.


                            THE MERGER TRANSACTION

Background of the Merger

     The managements of each of St. Mary and King Ranch Energy continually review their company's positions in light of the changing competitive environment of the oil and gas industry with the objective of determining what alternatives are available to further enhance shareholder value. In recent years the managements of both St. Mary and King Ranch Energy have had conversations with a number of other companies regarding a range of options to improve their competitive positions, including acquisitions or dispositions of assets, possible partnerships, alliances or other significant transactions.

     In December 1997, at the initiation of Deutsche Bank, Deutsche Bank met with Jack Hunt, King Ranch's Chief Executive Officer, and was informed that King Ranch Energy was internally considering various strategic alternatives to maximize shareholder value. These alternatives included:

          .    going public through a public offering process,

          . seeking capital from private sources for growth and future expenditures, or

          . locating a company with oil and gas reserves and exploration and production capabilities comparable to King Ranch Energy's capabilities for a synergistic alliance on a tax efficient basis.


     On January 9, 1998, at the initiation of Deutsche Bank, Mark A. Hellerstein, St. Mary's President and Chief Executive Officer, met with representatives of Deutsche Bank. At the meeting, Deutsche Bank indicated that they were aware of a sizeable Houston-based oil and gas exploration and production company that was interested in a possible stock-for-stock business combination transaction.

     On January 28, 1998, St. Mary entered into an oral agreement to retain Deutsche Bank as financial advisor to St. Mary in a possible business combination transaction with the company previously referred to by Deutsche Bank. Deutsche Bank indicated that the company was King Ranch Energy, and arranged a dinner meeting between St. Mary and King Ranch Energy senior executives on February 4, 1998.

     On February 4, 1998, Mr. Hellerstein, Ronald D. Boone, St. Mary's Executive Vice President and Chief Operating Officer, David L. Henry, then St. Mary's Chief Financial Officer, and Douglas W. York, St. Mary's Vice President of Acquisitions and Reservoir Engineering, had a dinner meeting at the South Texas location of the King Ranch with Jack Hunt, and William Gardiner, King Ranch's Vice President and Chief Financial Officer. This meeting served primarily as an initial orientation in which the representatives of both St. Mary and King Ranch Energy presented an overview of their companies and what each company could contribute to a combination. Mr. Hunt and Mr. Gardiner discussed various structural and other issues that would be important to King Ranch Energy in a business combination transaction.

     On March 12, 1998, St. Mary formalized its retention of Deutsche Bank as financial advisor for a possible transaction with King Ranch Energy. At that time Deutsche Bank provided St. Mary with preliminary information regarding King Ranch Energy based on their meetings with King Ranch Energy management personnel and Mr. Gardiner.

     On March 25, 1998, St. Mary senior executives met with representatives of King Ranch Energy in Houston. Representing King Ranch Energy were Thomas F. Fiorito, then President of King Ranch Energy, William Silk, Jr., then Senior Vice President of Exploration and Production of King Ranch Energy, Brian P. Romere, then Vice President of Finance and Controller of King Ranch Energy, Larry L. Worden, then Vice President and General Counsel of King Ranch Energy, and Mr. Gardiner. Representing St. Mary were Mark A. Hellerstein, Ronald D. Boone, David L. Henry and Douglas W. York. At the meeting the King Ranch Energy executives presented a detailed overview of King Ranch Energy, including its history, pending oil and gas acquisitions, core areas, prospects, current drilling activity and its current business plan. After the King Ranch Energy presentation, St. Mary representatives indicated that for discussions to progress, they would need to conduct a detailed review of King Ranch Energy's oil and gas properties. The King Ranch Energy executives responded that before involving other King Ranch Energy employees in the negotiation process, a mutually acceptable range for the possible company valuations and for the relative ownerships by the King Ranch Energy and St. Mary shareholders of a combined company would need to be established.

     On April 14, 1998, Mr. Hellerstein and Mr. Boone met with Mr. Hunt and Mr. Gardiner in Houston. At that meeting Mr. Hellerstein and Mr. Boone presented a written proposal outlining a framework for a merger transaction between St. Mary and King Ranch Energy. The St. Mary proposal outlined among other things a stock-for-stock merger based on the net asset value of King Ranch Energy as determined by the independent petroleum engineering firm of Ryder Scott Company, L.P., and the additional issuance of warrants to acquire St. Mary common stock.

     On April 17, 1998, Deutsche Bank made a presentation on the St. Mary merger proposal to Mr. Gardiner before a King Ranch Energy board of directors meeting.


     On May 28, 1998, Deutsche Bank contacted Mr. Hunt. Mr. Hunt indicated that he was not comfortable with the warrant component of St. Mary's April 14 proposal and that he was also concerned that King Ranch Energy would have to establish retention bonuses for employees if St. Mary were allowed a full technical review of King Ranch Energy's oil and gas properties. Mr. Hunt concluded that in view of the lack of an acceptable valuation range for a merger with St. Mary, further pursuit of a possible merger was a relatively low priority for King Ranch Energy.

     On July 16, 1998, at a regular meeting of the St. Mary board of directors Mr. Hellerstein reported that St. Mary management had decided that the warrant value component of its proposed acquisition of King Ranch Energy should not be replaced with stock value and that therefore they would discontinue an active pursuit of a merger transaction with King Ranch Energy.

     In September 1998, King Ranch retained Nesbitt Burns Securities Inc. to explore possible strategic alternatives with respect to King Ranch Energy. At that time King Ranch had established certain fundamental objectives including:

          .    Increasing shareholder value,

          .    Diversifying the reserve base,

          .    Increasing the reserve life profile,

          .    Expanding the exploration and development team, and

          .    Gaining access to an experienced acquisition staff.

     In conjunction with those objectives, King Ranch instructed Nesbitt Burns to consider various strategic alternatives including:

          .    going public through a public offering process,

          . seeking capital from private sources for growth and future expenditures, or

          .    structuring a merger or sale of King Ranch Energy.

     On October 23, 1998, based on a conversation with Nesbitt Burns, Deutsche Bank informed Mr. Hellerstein that King Ranch Energy had retained Nesbitt Burns to identify suitable merger candidates and also had retained Ryder Scott Company, L.P. to analyze King Ranch Energy's oil and gas reserves.

     On November 11, 1998, Mr. Hellerstein met with representatives of Nesbitt Burns. Nesbitt Burns indicated that they were planning to hold discussions with a group of companies on a possible transaction with King Ranch Energy, but were waiting on King Ranch Energy's oil and gas reserve engineering analysis before formally beginning that process. In addition, Nesbitt Burns explained that King Ranch Energy was interested in a stock-for-stock transaction and that King Ranch Energy expected the relative ownership by King Ranch Energy shareholders of the combined entity to be based on the net relative asset values of King Ranch Energy and the acquiring company.

     On November 18, 1998, at a regular meeting of the St. Mary board of directors, Mr. Hellerstein reported that it was St. Mary management's impression that the likelihood of completing an acquisition of King Ranch Energy on terms acceptable to St. Mary was diminished in view of King Ranch Energy's retention of Nesbitt Burns to contact a number of companies.

     On January 11, 1999, after a discussion with Nesbitt Burns, Deutsche Bank informed Mr. Hellerstein that Nesbitt Burns did not include St. Mary on the list of companies identified by Nesbitt Burns as possible suitable candidates for a transaction with King Ranch Energy.

      From January, 1999 through May 7, 1999, King Ranch held preliminary discussions with several other companies. With the exception of St. Mary, only two companies submitted formal offers to enter into a transaction with King Ranch Energy. Both of these offers were from public companies offering stock as consideration for King Ranch Energy. Following a thorough examination, King Ranch rejected both offers based on its conclusion that neither of the two other companies would be a strong strategic fit with King Ranch Energy and that neither offer provided sufficient consideration. In reaching this conclusion, King Ranch was concerned over the relatively high level of debt at both of the offering companies, which in both cases was significantly higher than the level of debt at St. Mary. King Ranch was also concerned with the size of the two offering companies, and the fact that the shares issued under each offer as consideration for King Ranch Energy would represent a controlling or dominant interest in the surviving company.

     On February 23, 1999, Deutsche Bank informed Mr. Hellerstein that Nesbitt Burns had contacted Deutsche Bank and indicated that King Ranch Energy was not satisfied with the other companies with which preliminary discussions had been held and that St. Mary's prior interest compared favorably to the interests of those other companies. After reviewing preliminary levels of interest from other oil and gas companies, including the two offers discussed above, King Ranch determined that the discussions with St. Mary would likely result in a more favorable outcome. Specifically, the following aspects of a combination with St. Mary were more attractive relative to the other companies:

          .    the location of the core properties within each company,

          .    the level of management talent and technical expertise, and

          .    the overall financial profile of the combined companies.

During the discussions with St. Mary, King Ranch did continue to have discussions with other parties, including the companies that made the offers discussed above. However, once King Ranch rejected the offers from the other companies, King Ranch did not make any counter-offers or propose to renegotiate terms of the proposed offers, but merely kept in contact with these other companies to keep them appraised of their ability to submit another proposal.


     On March 3, 1999, Mr. Hellerstein, Milam Randolph Pharo, St. Mary's Vice President-Land and Legal, and Richard C. Norris, St. Mary's Vice President-Finance, met with Nesbitt Burns. Nesbitt Burns indicated that King Ranch Energy was holding discussions with a small number of companies concerning an acquisition and that if St. Mary remained interested in acquiring King Ranch Energy, time was of the essence. Nesbitt Burns also explained that King Ranch Energy remained interested in a relative net asset value transaction and that the King Ranch Energy needed an estimated valuation from St. Mary before proceeding further. Mr. Hellerstein responded that St. Mary remained willing to enter into a relative net asset value stock-for-stock transaction, but that a specific quantitative analysis could not be given until St. Mary had additional technical information concerning King Ranch Energy's oil and gas reserves. Nesbitt Burns then indicated that St. Mary representatives would be allowed to visit King Ranch Energy's data room in Houston for two days.

     On March 8-10, 1999, St. Mary exchanged data with Nesbitt Burns concerning oil and gas reserves and net asset book values. As a result, St. Mary became concerned about the valuation of the reserves of the significant Flour Bluff field acquired by King Ranch Energy in February 1999.

     On March 16 and 17, 1999, Mr. Boone and St. Mary technical personnel visited King Ranch Energy's offices in Houston to review King Ranch Energy geologic prospects. In addition, Mr. York further reviewed the reserve engineering. St. Mary's preliminary analysis raised some concerns about King Ranch Energy's geologic prospects, but in general St. Mary was of the initial impression that the properties involved opportunities for St. Mary to enhance production and reserves.

     On March 25, 1999, at a regular St. Mary board of directors meeting Mr. Hellerstein updated the directors as to the status of discussions between St. Mary and King Ranch Energy and discussed the anticipated strategic benefits from the potential acquisition. Mr. Hunt and Mr. Gardiner then met with the St. Mary directors at a luncheon meeting. Mr. Hellerstein advised Mr. Hunt that St. Mary planned in approximately two weeks to deliver a written proposal outlining the terms of a merger.

     On April 12, 1999, Mr. Hellerstein met with Nesbitt Burns to discuss a King Ranch Energy transaction and St. Mary's net asset value calculations. For expediency in preparing the proposal letter outlining the terms of a merger, St. Mary had decided to use the Flour Bluff reserve amounts it had estimated in February 1999 in connection with a possible acquisition of King Ranch Energy but it agreed with Nesbitt Burns that the Flour Bluff reserves would be re-estimated by Ryder Scott before the determination of final net asset values for purposes of a final merger agreement.

     On April 14, 1999, Mr. Hellerstein sent the proposal letter to Mr. Hunt which outlined terms for a merger transaction. The letter contemplated that the merger would be a stock-for-stock transaction based on the relative net asset valuations of St. Mary and King Ranch Energy which in turn would be based on the valuation of their proved and probable oil and gas reserves as of December 31, 1998.

     On April 21, 1999, Mr. Hunt called Mr. Hellerstein and indicated that King Ranch Energy was generally comfortable with the basic merger framework set forth in the April 14 proposal letter, but that some changes would be necessary which Nesbitt Burns would discuss with St. Mary. Mr. Hunt asked for two additional weeks to consider a formal letter of intent and to arrange for a meeting of the King Ranch, Inc. board of directors. Reciprocal confidentiality agreements with respect to the exchange of information between the parties were entered into in February 1999 and April 1999.

          On April 30, 1999, Mr. Hunt sent a letter to Mr. Hellerstein which included a draft letter of intent setting forth general terms of the proposed merger which generally followed St. Mary's proposal letter of April 14. In the following week, St. Mary and King Ranch Energy and their counsel negotiated the provisions of the letter of intent.

          On May 3, 1999, Thomas E. Congdon, St. Mary's Chairman of the Board, Mr. Hellerstein and Mr. Boone attended a meeting of the King Ranch, Inc. board of directors. At that meeting the St. Mary senior executives presented an overview of St. Mary and answered questions. Mr. Congdon and Mr. Hellerstein met that afternoon with Mr. Hunt and Mr. Gardiner to further negotiate the provisions of the letter of intent.

          On May 7, 1999, St. Mary and King Ranch finalized and executed the letter of intent, which was non-binding and subject to the negotiation and execution of a final merger agreement. The letter of intent contemplated that the shares of King Ranch Energy would be distributed to King Ranch stockholders immediately before the merger, in part to address St. Mary's significant concerns over having a single holder of the shares to be issued as consideration for King Ranch Energy.

          On May 10, 1999 officers of St. Mary and King Ranch, and their financial and legal advisors, met by telephone to establish procedures for each company to carry out a due diligence investigation of the other. During the succeeding thirty days senior management of St. Mary spent extensive time at the offices and on the properties of King Ranch Energy reviewing the geologic, engineering, environmental, land, financial and legal aspects of King Ranch Energy's business and assets. During this period St. Mary also met with Ryder Scott Company, King Ranch Energy's independent petroleum engineers, to review reserve valuations. Management of King Ranch during this period also visited the offices of St. Mary and met with its independent engineers for due diligence purposes.

          On May 21, 1999, at a regular meeting of the St. Mary board of directors, Mr. Hellerstein informed the directors that the non-binding letter of intent had been executed and discussed the terms of the merger contemplated by the letter of intent.

          On June 3, 1999, Ballard Spahr Andrews & Ingersoll, LLP, counsel to St. Mary, delivered a draft of the merger agreement to Locke Liddell & Sapp LLP, counsel to King Ranch. On June 11, 1999, Locke Liddell & Sapp provided written comments on this draft to Ballard Spahr and in the following weeks St. Mary and King Ranch Energy and their counsel continued to resolve the legal provisions of the merger agreement.

          On June 17, 1999 Mr. Hellerstein, Mr. Boone and a representative of Deutsche Bank met in Houston with Mr. Hunt, Mr. Gardiner and a representative of Nesbitt Burns to discuss St. Mary's due diligence findings on King Ranch Energy. At that meeting St. Mary proposed a material reduction in the number of St. Mary shares to be issued for King Ranch Energy based principally on St. Mary's evaluation of King Ranch Energy's oil and gas reserves, including the Flour Bluff field reserves, and 1999 capital expenditures. No agreement was reached on any adjustment. It was agreed that King Ranch would consider St. Mary's proposal, and the extensive materials it had presented in support of that proposal, and respond subsequently.

          On June 23, 1999 Nesbitt Burns delivered to Deutsche Bank a response to the June 17 St. Mary purchase price adjustment proposal along with extensive materials in support of that response. The response involved a substantial increase in the purchase price for King Ranch Energy from that proposed by St. Mary on June 17.

          On July 2, 1999 St. Mary senior engineering personnel and a representative of Deutsche Bank met with senior King Ranch Energy personnel to discuss technical differences in the evaluations by the parties of King Ranch Energy's oil and gas reserves. This meeting resulted in agreement on a number of matters relating to the reserves.

          On July 12, 1999 Mr. Hunt and Mr. Gardiner met in Denver with Mr. Hellerstein, Mr. Boone and a representative of Deutsche Bank to discuss the remaining purchase price and related issues. Agreement was reached that day on those issues, subject to the approval of the boards of directors of both companies. The agreement resolved St. Mary's concerns about the Flour Bluff field through a reduction in the purchase price due to St. Mary's evaluation of Flour Bluff reserves. That agreement is reflected in the merger agreement.

          On July 14, 1999 St. Mary's legal counsel met with King Ranch's legal counsel to work on completing the merger agreement to reflect the agreements reached by the parties on July 12 and also to complete the agreements previously reached on other matters. Revision of the merger agreement to reflect these matters identified various other less substantive issues.

          On July 23, 1999, Mr. Hellerstein sent a letter to Mr. Hunt, which reaffirmed St. Mary's concerns over having a single holder of the shares to be issued as consideration for King Ranch Energy. These concerns related primarily to the decreased public float of St. Mary common stock, as well as control issues, that would occur if a large block of stock were held by a single holder. In the letter, Mr. Hellerstein indicated that these concerns were relevant in evaluating whether St. Mary would proceed with the transaction, and Mr. Hellerstein expressed appreciation that King Ranch had agreed to distribute the shares of King Ranch Energy common stock to its stockholders to facilitate the transaction. The letter confirmed to the King Ranch board of directors that the distribution of King Ranch Energy common stock to the King Ranch stockholders was a material consideration for St. Mary to proceed with the merger.

          On July 23, 1999 there was a telephone conference among Mr. Hellerstein, Mr. Boone, Mr. Hunt and Mr. Gardiner, along with the legal and financial advisors of both companies, during which final agreement was reached on all remaining open matters. A merger agreement reflecting that final agreement was circulated by the parties on July 25, 1999.

          At a special meeting of the St. Mary board of directors on July 23, 1999, Mr. Hellerstein and Mr. Boone reviewed the strategic benefits of a merger with King Ranch Energy and the status of the transaction, Deutsche Bank reviewed its fairness opinion with the St. Mary board, and Ballard Spahr made a presentation on the terms and conditions of the merger agreement. After due consideration, the St. Mary board of directors unanimously approved the merger agreement and the related merger matters described in this document, subject to receipt of the final Deutsche Bank fairness opinion. On July 27, 1999 Deutsche Bank delivered its final fairness opinion to the St. Mary board of directors and the board adopted a resolution giving final approval to the merger.

          At a special meeting of the King Ranch board of directors on July 27, 1999, Mr. Hunt and Mr. Gardiner reviewed the strategic benefits of a merger of King Ranch Energy with St. Mary and the status of the transaction, Nesbitt Burns delivered its fairness opinion to the King Ranch board, and Locke Liddell & Sapp made a presentation on the terms and conditions of the merger agreement. After due consideration, the King Ranch board of directors approved the merger agreement, subject to stockholder approval, and determined to recommend that the King Ranch stockholders vote to approve the merger agreement.

          Following the approval of their boards of directors, St. Mary and King Ranch executed the merger agreement and St. Mary issued a press release after the close of markets on July 27, 1999.

         On November 8, 1999, St. Mary and King Ranch amended the merger agreement to:

         . change the date by which if the merger is not completed the merger agreement may be terminated by St. Mary or King Ranch from November 30, 1999 to December 31, 1999, and

         . change the provisions for the restrictions on transfer of St. Mary common stock to be issued in the merger to:

               . eliminate an exception to the restrictions which would have applied in the event of sales of St. Mary common stock by Mr. Congdon or his immediate family or entities controlled by them, and

               . change the termination date for those restrictions from the expiration of two years after the completion of the merger to March 31, 2001. By March 31, 2001 St. Mary will have had the opportunity to report publicly its consolidated financial statements for the year ending December 31, 2000 which St. Mary anticipates will reflect the benefits of the merger for a period of at least one year following the merger, before the shares of St. Mary common stock to be issued in the merger can be transferred.

Our Reasons for the Merger

          We believe that by combining the two companies we can create substantially more stockholder value than could be achieved by the companies on their own. This is the fundamental reason for the merger.

          Simply having a bigger company is not a reason for us to merge. To create stockholder value, the combined company must be better. As we explain below, we believe that by combining the assets and businesses of St. Mary and King Ranch Energy we can increase profits and returns.

         The expected benefits of the merger fall broadly into three categories:

         .     exploration and production enhancements,

         . savings through the reduction of personnel and other operating synergies, and

         .     capital productivity improvements.

We believe these benefits depend on the merger and are not available to the companies on their own.

Exploration and Production Enhancements

         St. Mary continually seeks acquisitions of oil and gas properties or companies that would afford opportunities to expand St. Mary's existing core areas where it has proprietary geologic knowledge or to gain a significant acreage and production foothold in a new U.S. basin which is suitable for enhanced exploration and production using St. Mary's technical expertise.

          For St. Mary, the acquisition of King Ranch Energy represents an opportunity to obtain complementary properties to its existing core areas, expansion of its Gulf Coast properties and a foothold in the offshore Gulf of Mexico. Specifically, St. Mary management believes that with King Ranch Energy's inventory of leaseholds and seismic surveys there are significant opportunities for St. Mary to increase production and reserves from King Ranch Energy using St. Mary exploration and reservoir expertise.

Operating Synergies

          We believe we can run the combined company efficiently. By operating synergies we mean increases in production and revenues, decreases in unit costs and overall overhead expense, and other benefits made possible by combining operations.

          These benefits should come from streamlining the combined organization, which we can run with less management, administrative and overhead cost than two separate organizations. Specifically, although King Ranch Energy's offshore and Gulf Coast properties may require additional technical personnel to operate, most of King Ranch Energy's other onshore properties can be managed by St. Mary through its existing offices and existing personnel. Thus, it is practicable for St. Mary to plan not to continue over the long term the employment of most of King Ranch Energy's management and administrative employees. Although St. Mary plans to add approximately 15 people on a permanent basis, it expects to reduce the overhead associated with the King Ranch properties by half. Additional synergy benefits should come from exploring for oil and gas more efficiently in regions where the companies operate separately today.

Capital Productivity Improvements

          We also believe the combined company can use its capital more profitably than either company on its own. St. Mary expects that by combining the assets of King Ranch Energy with those of St. Mary it will have a stronger presence in those U.S. basins with optimal potential for future oil and gas discoveries and production. As a result, we believe the combined company will be able to maintain or improve earnings while spending less on capital projects overall.

Factors Considered by, and Recommendation of, the St. Mary Board of Directors

          At a meeting of the St. Mary board of directors held on July 23, 1999, after due consideration, the St. Mary board unanimously:

          . determined that the merger agreement and the issuance of St. Mary common stock in the merger are advisable and in the best interests of St. Mary and its stockholders,

          .    approved the merger agreement and the related transactions, and

          . determined to recommend that the St. Mary stockholders approve the issuance of St. Mary common stock in the merger.

          Therefore, the St. Mary board recommends that the St. Mary stockholders vote "For" the approval of the issuance of St. Mary common stock in the merger.

          In approving the transaction and making this recommendation, the St. Mary board consulted with St. Mary's management as well as St. Mary's outside legal counsel and financial advisor, and considered the following material factors:

          . All the reasons described above under "Our Reasons for the Merger," including the:

               .    exploration and production enhancements,

               .    relative net asset valuations, and

                    .    cash flow,

                    .    operating synergies, and

                    .    capital productivity improvements

               expected to be available to the combined company,

          . Alternatives to the merger by pursuing a comparable transaction with an entity other than King Ranch Energy, and the St. Mary board's conclusion that a transaction with King Ranch Energy is more feasible and is expected to yield greater benefits than the currently available alternatives. The St. Mary board reached this conclusion for reasons including:

               . King Ranch Energy's interest in pursuing a transaction with St. Mary,

               . St. Mary's view that the transaction could be completed from an acceptable timing standpoint, and

               . St. Mary management's assessment of the alternatives and the expected benefits of the merger and compatibility of the companies as described under "Our Reasons for the Merger" above,

          . The fact that those persons who are St. Mary stockholders before the merger would hold 80.6% of the outstanding stock of the combined company after the merger,

          . Comparisons of historical and projected financial measures for St. Mary and King Ranch Energy, including:

                    .    earnings,

                    .    return on capital employed, and

                    .    cash flow,

          . Comparisons of historical operational measures for St. Mary and King Ranch Energy, including:

                    .    oil and gas reserve replacement, and

                    .    oil and gas production,

          . Current industry, economic and market conditions, including current prices for crude oil. The St. Mary board considered that oil and gas prices generally fluctuate and that when prices fall, companies must improve the performance of their internal operations to maintain profitability. The St. Mary board considered it likely that a recurrence of low prices would lead to further consolidation in the oil and gas industry. This is because combining operations can help companies save money, strengthen the combined balance sheet and operate more efficiently,

          . The ability to complete the merger as a tax-free reorganization for U.S. federal income tax purposes,

          . The terms and conditions of the merger agreement, including the conditions to closing and the termination fees discussed under "The Merger Agreement -- Conditions to Closing" and "The Merger Agreement -- Termination of the Merger Agreement",

          . The analyses and presentations of Deutsche Bank, and Deutsche Bank's written opinion to the effect that, as of July 23, 1999 and subject to the various matters set forth in its opinion, the share exchange ratio by which the shares of King Ranch Energy common stock will be converted into the right to receive 2,666,252 shares of St. Mary common stock is fair to St. Mary from a financial point of view,

          . The addition of two new members to the St. Mary board of directors from King Ranch's management team to reflect the percentage of shares of St. Mary common stock outstanding after the merger held by the King Ranch stockholders, and

          . The challenges of combining the businesses of two major corporations of this size and the accompanying risk of not achieving the expected cost savings and other benefits, as discussed under "Cautionary Information About Forward-Looking

               Statements", and of diverting management focus and resources from other strategic opportunities and operational matters for an extended period of time.

          In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the St. Mary board of directors did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. The St. Mary board relied on the experience and expertise of Deutsche Bank, its financial advisor, for quantitative analysis of the financial terms of the merger. See "Opinion of Financial Advisor--Opinion of St. Mary Financial Advisor." In addition, the St. Mary board did not try to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the St. Mary board's ultimate determination, but rather the St. Mary board conducted an overall analysis of the factors described above, including thorough discussions with and questioning of St. Mary's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the St. Mary board may have given different weight to different factors.

          The St. Mary board considered all these factors as a whole, and overall considered the factors to be favorable to and to support its determination. However, the general view of the St. Mary board was that the last factor constituted an uncertainty or risk relating to the transaction, and that the other reasons and factors described above were generally favorable.

Factors Considered by, and Recommendation of, the King Ranch Board of Directors

         At a meeting of the King Ranch board of directors held on July 27, 1999, after due consideration, the King Ranch board:

          . determined that the merger agreement and the consideration of St. Mary common stock to be received in the merger are advisable and in the best interests of King Ranch and the King Ranch stockholders,

          .    approved the merger agreement and the related transactions, and

          . determined to recommend that the King Ranch stockholders, who will hold shares of King Ranch Energy voting common stock following the distribution, consent to the merger agreement.

          Therefore, the King Ranch board recommends that the holders of King Ranch Energy voting common stock consent to the merger agreement.

          In approving the transaction and making this recommendation, the King Ranch board consulted with King Ranch Energy's management as well as King Ranch's outside legal counsel and financial advisor, and considered the following material factors:

          . All the reasons described above under "Our Reasons for the Merger," including the

          .    exploration and production enhancements,

          .    relative net asset valuations, and

               .    cash flow,

               .    operating synergies, and

               .    capital productivity improvements

          expected to be available to the combined company,

     . Alternatives to the merger by presently pursuing a comparable acquisition of or a business combination or joint venture with an entity other than St. Mary, and the King Ranch board's conclusion that a transaction with St. Mary is more feasible and is expected to yield greater benefits than the currently available alternatives. The King Ranch board reached this conclusion for reasons including:

          .    St. Mary's interest in pursuing a transaction with King Ranch
               Energy,

          . King Ranch's view that the transaction could be completed from an acceptable timing standpoint, and

          . King Ranch Energy management's assessment of the alternatives and the expected benefits of the merger and compatibility of the companies as described under "Our Reasons for the Merger" above,

     . The fact that 19.4% of the outstanding stock of the combined company would be the consideration for King Ranch Energy,

     . Comparisons of historical and projected financial measures for St. Mary and King Ranch Energy, including:

          .    earnings,

          .    return on capital employed, and

          .    cash flow,

     . Comparisons of historical operational measures for St. Mary and King Ranch Energy, including:

          .    oil and gas reserve replacement, and

          .    oil and gas production,

         . Current industry, economic and market conditions, including current prices for crude oil. The King Ranch board considered that oil and gas prices generally fluctuate and that when prices fall, companies must improve the performance of their internal operations to maintain profitability. The King Ranch board considered it likely that a recurrence of low prices would lead to further consolidation in the oil and gas industry because, as explained under "Our Reasons for the Merger," combining operations can help companies save money, strengthen the combined balance sheet and operate more efficiently,

          . The ability to complete the merger as a tax-free reorganization for U.S. federal income tax purposes,

          . The fact that the distribution of King Ranch Energy common stock to the King Ranch stockholders will result in a taxable gain to a subsidiary of King Ranch which should not be material to King Ranch on a consolidated basis,

          . The terms and conditions of the merger agreement, including the conditions to closing and the termination fees discussed under "The Merger Agreement--Conditions to the Completion of the Merger" and "The Merger Agreement-Termination of the Merger Agreement",

          . The analyses and presentations of Nesbitt Burns, and Nesbitt Burn's written opinion to the effect that, as of July 27, 1999, and based upon and subject to the various matters set forth in its opinion, the number of shares of St. Mary common stock to be received in the merger by the King Ranch stockholders is fair to the King Ranch stockholders from a financial point of view,

          . The composition of the combined company's board of directors, the two new members of which from King Ranch's management team will reflect the percentage of shares of St. Mary common stock outstanding after the merger held by the King Ranch stockholders,

          . The risks of the July 27, 1999 termination of a number of King Ranch Energy employees before stockholder approval of the merger agreement, and

          . The challenges of combining the businesses of two major corporations of this size and the attendant risk of not achieving the expected cost savings and other benefits, as discussed under "Cautionary Information About Forward-Looking Statements", and of diverting management focus and resources from other strategic opportunities and operational matters for an extended period of time.

          In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the King Ranch board of directors did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. The King Ranch board relied on the experience and expertise of Nesbitt Burns, its financial advisor, for quantitative analysis of the financial terms of the merger. See "Opinion of

Financial Advisor--Opinion of King Ranch Financial Advisor." In addition, the King Ranch board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the King Ranch board's ultimate determination, but rather the King Ranch board conducted an overall analysis of the factors described above, including thorough discussions with and questioning of King Ranch Energy's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the King Ranch board may have given different weight to different factors.

          The King Ranch board considered all these factors as a whole, and overall considered the factors to be favorable to and to support its determination. However, the general view of the King Ranch board was that the last two factors constituted uncertainties or risks relating to the transaction, and that the other reasons and factors described above were generally favorable.

Opinions of Financial Advisors

Opinion of St. Mary's Financial Advisor

          Deutsche Bank has acted as financial advisor to St. Mary in connection with the merger. At the July 23, 1999 meeting of the St. Mary board of directors, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing as of the July 27, 1999, to the St. Mary board of directors to the effect that, as of the date of that opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the share exchange ratio between St. Mary and the King Ranch Energy stockholders was fair, from a financial point of view, to St. Mary stockholders.

          The full text of Deutsche Bank's written opinion, dated July 27, 1999, which includes the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, is attached as Appendix B to this document and is incorporated herein by reference. St. Mary stockholders are urged to read Deutsche Bank's opinion in its entirety. The summary of Deutsche Bank's opinion set forth in this document is qualified in its entirety by reference to the full text of Deutsche Bank's opinion.

          In connection with Deutsche Bank's role as financial advisor to St. Mary, and in arriving at its opinion, Deutsche Bank has, among other things:

          . reviewed publicly available financial information and other information concerning King Ranch Energy and St. Mary as it deemed appropriate,

          . reviewed internal analyses and other information furnished to it by King Ranch Energy and St. Mary,

          . held discussions with the members of the senior managements of St. Mary and King Ranch Energy regarding the businesses and prospects of their respective companies and the joint prospects of a combined company,

     . reviewed the reported prices and trading activity for the common stock of St. Mary,

     . compared financial data for King Ranch Energy and St. Mary, and stock market information for St. Mary, with similar information for selected companies whose securities are publicly traded,

     . reviewed the financial terms of selected recent business combinations which it deemed comparable in whole or in part,

     . reviewed the terms of the merger agreement and related documents, and

     . performed other studies and analyses and considered other factors as it deemed appropriate.

     In preparing its opinion, Deutsche Bank did not independently verify any information concerning King Ranch Energy or St. Mary, including any:

     .    financial information,

     .    forecasts, or

     .    projections

considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion Deutsche Bank relied upon the accuracy and completeness of all of that information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of King Ranch Energy or St. Mary. With respect to the financial forecasts and projections, including analyses and forecasts of the:

     .    cost savings,

     .    operating efficiencies,

     .    revenue effects, and

     .    financial synergies

expected by St. Mary to be achieved as a result of the merger, made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of St. Mary. In rendering its opinion, Deutsche Bank expressed no view as to the:

     . reasonableness of those forecasts and projections, including those synergies, or

     .    the assumptions on which they are based.

Deutsche Bank's opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of its opinion.

     For purposes of rendering its opinion, Deutsche Bank has assumed that in all respects material to its analysis:

     . the representations and warranties of each party in the merger agreement are true and correct,

     . each party to the merger agreement will perform all of the covenants and agreements to be performed by it under the merger agreement,

     . all conditions to the obligations of each party to the merger agreement to consummate the merger will be satisfied without any waiver thereof, and

     . all approvals and consents required in connection with the consummation of the transactions contemplated by the merger agreement will be obtained.

     In addition, Deutsche Bank has been advised by St. Mary, and accordingly has assumed for purposes of its opinion, that the merger will be tax-free to each St. Mary and King Ranch.

     Set forth below is a brief summary of financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with the St. Mary board of directors at its meeting on July 23, 1999.

     Analysis of Selected Publicly Traded Companies. Deutsche Bank compared financial information and commonly used valuation measurements for King Ranch Energy to corresponding information and measurements for a group of four publicly traded exploration and production companies. These companies are:

     .    Bellwether Exploration Company,

     .    Callon Petroleum Company,

     .    PANACO, Inc., and

     .    Remington Oil & Gas Corporation

These companies are also collectively referred to below as the Selected KRE Comparable Companies. The Selected KRE Comparable Companies are comprised of companies with a market capitalization of less than $150 million, operations in geographically similar locations to those of King Ranch Energy and a similar reserve and production profile to that of King Ranch Energy. Deutsche Bank also compared financial information and commonly used valuation measurements for St. Mary to corresponding information and measurements for a group of six publicly traded exploration and production companies. These companies are:

     .    Key Production Company, Inc.,

     .    Belco Oil & Gas Corp.,

     .    HS Resources, Inc.,

     .    Patina Oil & Gas Corporation,

     .    Tom Brown, Inc., and

     .    Titan Exploration, Inc.

These companies are collectively referred to below as the Selected St. Mary Comparable Companies. The Selected St. Mary Comparable Companies are comprised of companies with a market capitalization of less than $450 million, operations in geographically similar locations to those of St. Mary and a similar reserve and production profile to that of St. Mary.

     The financial information and valuation measurements included:

     .    common equity market valuation,

     .    capitalization ratios,

     .    operating performance,

     . ratios of common equity market value as adjusted for debt and cash ("Total Enterprise Value") to earnings before interest expense, income taxes, depreciation, amortization and exploration ("EBITDAX") and to SEC pre-tax PV-10 which is the value of future net cash flows from proved reserves before taxes discounted at 10% at December 31, 1998, and year end proved reserves, and

     . ratios of common equity market prices per share ("Equity Value") to operating cash flow per share.

     To calculate the trading multiples for King Ranch Energy and the Selected KRE Comparable Companies and for St. Mary and the Selected St. Mary Comparable Companies, Deutsche Bank used publicly available information concerning historical and projected financial performance, including published historical financial information and operating cash flow estimates reported by the Institutional Brokers Estimate System ("IBES"). IBES is a data service that monitors and publishes compilations of earnings and cash flow estimates by selected research analysts regarding companies of interest to institutional investors.

     Deutsche Bank compared the King Ranch Energy multiples of Total Enterprise Value implied by the share exchange ratio with the following calculated multiples for Selected KRE Comparable Companies:

                                                         Selected KRE Comparable Companies
                                       King Ranch           Low       Median       High
                                       ----------           ---       ------       ----
                                     Energy Implied
                                     --------------
   12/31/98-Latest Twelve                 2.01x            5.09x       6.99x       8.96x
      Month  EBITDAX
   1998 Year End SEC                      1.06x            1.50x       1.73x       2.00x
      Pre-Tax PV-10
   1998 Year End Proved
      Reserves                            $0.94           $1.10       $1.30       $1.54

     Deutsche Bank further calculated that the multiple of Equity Value to 1999 estimated operating cash flow per share was 2.35x for King Ranch Energy compared to a range of 1.02x to 6.43x, with a median of 3.91x, for the Selected KRE Comparable Companies.

     Deutsche Bank compared St. Mary actual multiples of Total Enterprise Value with the following calculated multiples for Selected St. Mary Comparable
Companies:

                                                        Selected St. Mary Comparable Companies
                                       St. Mary             Low       Median       High
                                       --------             ---       ------       ----
                                        Actual
                                        ------
   12/31/98-Latest Twelve                5.22x             5.65x      7.094x      11.02x
      Month EBITDAX
   1998 Year End SEC                     2.13x             0.87x       1.40x       2.09x
      Pre-Tax PV-10
   1998 Year End Proved
      Reserves                          $1.44             $0.60       $0.97       $1.45

     Deutsche Bank further calculated that the multiple of Equity Value to 1999 estimated operating cash flow per share was 2.35x for St. Mary compared to a range of 1.00x to 10.39x, with a median of 5.78x, for the Selected St. Mary Comparable Companies.

     None of the companies utilized as a comparison is identical to King Ranch Energy or St. Mary. Accordingly, the analysis of the publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could effect the public trading value of the comparable companies.

     Analysis of Selected Precedent Transactions. Deutsche Bank reviewed the financial terms, to the extent publicly available, of 9 proposed, pending or completed mergers and acquisition transactions of greater than $10 million since January 1, 1996 involving exploration and production companies with a similar asset mix to King Ranch Energy (the "Selected KRE

Corporate Transactions"). Deutsche Bank utilized estimated reserve value and proved reserves to determine reserve value to proved reserves in order to estimate a total enterprise value for King Ranch Energy and compared them to corresponding reserve value to proved reserves for the merger, based on the share exchange ratio. Deutsche Bank calculated that total enterprise value divided by estimated proved reserves was $.84 for the merger compared to a range of $0.80 to $1.66, with a median of $1.02, for the Selected KRE Corporate Transactions.

     Deutsche Bank reviewed the financial terms, to the extent publicly available, of 55 proposed pending or completed asset sale transactions of greater than $10 million since January 1, 1996 involving producing properties within the three operating regions of King Ranch Energy (the "Selected KRE Asset Transactions"). Deutsche Bank utilized estimated reserve value and proved reserves in order to determine a multiple of reserve value to proved reserves to estimate a total enterprise value for King Ranch Energy and compared them to corresponding reserve value to proved reserves for the merger, based on the share exchange ratio. Deutsche Bank calculated that the total enterprise value to estimated proved reserves was $.84 for the merger compared to the following multiples for the Selected KRE Asset Transactions:

       Operating Region         25/th/ Percentile     Median     75/th/ Percentile
       ----------------         -----------------     ------     -----------------
   Gulf of Mexico - Offshore          $0.86            $0.99            $1.24

   Texas - Onshore                    $0.58            $0.75            $0.80

   Oklahoma / Rocky Mountains         $0.51            $0.71            $0.83
   - Utah/North Dakota

     Deutsche Bank reviewed the financial terms, to the extent publicly available, of 8 proposed, pending or completed mergers and acquisition transactions of greater than $10 million since January 1, 1996 involving exploration and production companies with a similar asset mix to St. Mary (the "Selected St. Mary Corporate Transactions"). Deutsche Bank utilized estimated reserve value and proved reserves to determine a total enterprise value multiple of proved reserves and compared them to the corresponding multiple for St. Mary. Deutsche Bank calculated that the multiple of total enterprise value to year end proved reserves was 1.44 for St. Mary compared to a range of 0.61 to 1.36, with a median of 1.00, for Selected St. Mary Corporate Transactions.

     Deutsche Bank reviewed the financial terms, to the extent publicly available, of 40 proposed pending or completed asset sale transactions of greater than $10 million since January 1, 1996 involving producing properties within the five operating regions of St. Mary (the "Selected St. Mary Asset Transactions"). Deutsche Bank utilized estimated reserve value and proved reserves and compared them to corresponding multiples for St. Mary. Deutsche Bank calculated that the multiple of total enterprise value to year end proved reserves was 1.44 for St. Mary compared to the following multiples for the Selected St. Mary asset Transactions:

       Operating Region           25/th/ Percentile     Median     75/th/ Percentile
       ----------------           -----------------     ------     -----------------
   Rockies - Williston Basin             $0.42           $0.67           $0.78

   Mid-Continent                         $0.69           $0.92           $1.03

   Permian Basin                         $0.65           $0.75           $0.80

   ArkLaTex Region                       $0.69           $0.72           $0.77

   South Louisiana                       $0.85           $1.07           $1.28


     All multiples for each of the:

     .    Selected KRE Corporate Transactions,

     .    Selected KRE Asset Transactions,

     .    Selected St. Mary Corporate Transactions, and the

     .    Selected St. Mary Asset Transactions

were based on John S. Herold Inc. data and public information available at the time of announcement of those transactions, without taking into account differing market and other conditions during the three and one half-year period during which these transactions occurred.

     Because the reasons for and circumstances surrounding each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of King Ranch Energy and St. Mary and the companies involved in each of the:

     .    Selected KRE Corporate Transactions,

     .    Selected KRE Asset Transactions,

     .    Selected St. Mary Corporate Transactions, and the

     .    Selected St. Mary Asset Transactions,

Deutsche Bank believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences between the characteristics of these transactions and the merger that could affect the value of the subject companies and businesses and King Ranch Energy and St. Mary.

     Contribution Analysis. Deutsche Bank analyzed the relative contributions of St. Mary and King Ranch Energy, as compared to St. Mary and King Ranch Energy's relative ownership after the merger of approximately 80.64% and 19.36% respectively of the outstanding capital of the combined company, to the pro forma income statement of the combined company, based on managements' projections for their respective companies. The analysis showed that on a pro forma combined basis, excluding:

     . the effect of any synergies that may be realized as a result of the merger, and

     .    non-recurring expenses relating to the merger,

based on 1999 and 2000 estimates for St. Mary and King Ranch Energy, St. Mary and King Ranch Energy would account for approximately the following percentages of the combined company for the following:

                                St. Mary         King Ranch
                                --------         ----------
   1999E EBITDAX                 62.00%            38.00%

   2000E EBITDAX                 70.30%            29.70%

   2001E EBITDAX                 75.50%            24.50%

   1999E Operating Cash
     Flow Per Share              58.90%            41.10%
   2000E Operating Cash
     Flow Per Share              65.00%            35.00%

   2001E Operating Cash
     Flow Per Share              74.10%            25.90%

   1999E Production              63.10%            36.90%

   2000E Production              71.40%            28.60%

   2001E Production              74.70%            25.30%


     Discounted Cash Flow Analysis. Deutsche Bank performed a discounted cash flow analysis for both King Ranch Energy and St. Mary. Deutsche Bank calculated the discounted cash flow values for each of King Ranch Energy and St. Mary as the sum of the net present values of:

     . the estimated future cash flow that King Ranch or St. Mary will generate for the period described below, plus

     . the value of King Ranch Energy or St. Mary at the end of that period.

The estimated future cash flows were based on the financial projections for King Ranch Energy for the years 1999 through 2005 prepared by King Ranch Energy's management and for St. Mary for the years 1999 through 2004 prepared by St. Mary's management. The terminal value of

King Ranch Energy was calculated based on projected EBITDAX for 2005 and a range of multiples of 3.0x, 4.0x, and 5.0x. The terminal value of St. Mary was calculated based on projected EBITDAX for 2004 and a range of multiples of 4.0x, 5.0x, and 6.0x. Deutsche Bank used discount rates ranging from 10.0% to 14.0%. Deutsche Bank used discount rates based on its judgment of the estimated weighted average cost of capital of Selected KRE Comparable Companies and Selected St. Mary Comparable Companies, and used those multiples based on its review of the trading characteristics of the common stock of Selected KRE Comparable Companies and Selected St. Mary Comparable Companies. This analysis indicated a range of values of $63.0 million to $77.6 million for the King Ranch Energy depletion case and a range of values of $183.6 million to $371.9 million for St. Mary.

     The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to St. Mary board of directors, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank=s analyses must be considered as a whole and considering any portion of those analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

     In conducting its analyses and arriving at its opinions, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the St. Mary board of directors as to the fairness to St. Mary of the share exchange ratio and does not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by St. Mary management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond St. Mary's or King Ranch Energy's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by those analyses. Because those analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of St. Mary, King Ranch Energy or their respective advisors, neither St. Mary nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

     The terms of the merger were determined through negotiations between St. Mary and King Ranch and were approved by the St. Mary board of directors. Although Deutsche Bank provided advice to St. Mary during the course of these negotiations, the decision to enter into the merger was solely that of the St. Mary board of directors. As described above, the opinion and presentation of Deutsche Bank to the St. Mary board of directors were only one of a number of factors taken into consideration by the St. Mary board of directors in making its determination to approve the merger. Deutsche Bank's opinion was provided to the St. Mary board of directors to assist it in connection with its consideration of the merger and does not constitute a recommendation to any holder of St. Mary Common Stock as to how to vote with respect to the merger.

     St. Mary originally selected BT Alex. Brown as financial advisor in connection with the merger based on BT Alex. Brown's qualifications, expertise, reputation and experience in mergers and acquisitions. St. Mary retained BT Alex. Brown Incorporated under an engagement letter agreement dated March 11, 1999. Deutsche Bank is the successor to the investment banking and client advisory businesses of BT Alex. Brown and has assumed BT Alex. Brown's rights and responsibilities under the engagement letter. As compensation for Deutsche Bank's services in connection with the merger, St. Mary has paid Deutsche Bank a cash fee of $175,000 and has agreed to pay an additional cash fee of $675,000 if the merger is consummated. Regardless of whether the merger is consummated, St. Mary has agreed to reimburse Deutsche Bank for reasonable fees and disbursements of Deutsche Bank's counsel and all of Deutsche Bank's reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of the retention of Deutsche Bank under the engagement letter. St. Mary has also agreed to indemnify Deutsche Bank to the full extent lawful against liabilities under the federal securities laws arising out of its engagement or the merger.

     Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank has previously advised and executed natural gas hedging transactions for St. Mary. Deutsche Bank and its affiliates may actively trade securities of St. Mary for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in those securities.

Opinion of King Ranch's Financial Advisor

     King Ranch retained Nesbitt Burns to act as its financial advisor with respect to considering strategic alternatives for King Ranch Energy. On July 27, 1999, the King Ranch board held a meeting to evaluate the proposed merger. At this meeting Nesbitt Burns rendered its opinion that, as of that date and based upon and subject to the limitations and assumptions set forth in its opinion, the consideration to be received by the shareholders of King Ranch in connection with the merger was fair from a financial point of view to the shareholders of King Ranch.

     The full text of the opinion, which describes, among other things, the assumptions made, matters considered and qualifications and limitations on the review undertaken by Nesbitt Burns is attached as Appendix C to this document and is incorporated in this document by reference. The summary of the fairness opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. The King Ranch shareholders are urged to read Nesbitt Burns' opinion carefully and in its entirety. The fairness opinion was provided to the King Ranch board and addresses only the fairness from a financial point of view of the consideration to be received by the King Ranch shareholders and does not address any other aspect of the merger or any related transaction and does not constitute a recommendation to any shareholder as to how to whether to consent to the merger.

     In arriving at its opinion, Nesbitt Burns, among other things:

     . reviewed publicly available business and financial information relating to King Ranch, King Ranch Energy and St. Mary as it deemed appropriate,

     . reviewed internal financial and operating information, including financial forecasts of the respective results of operations of King Ranch Energy and St. Mary as well as estimates of the expected operational and financial benefits expected to result from the merger, prepared and provided by the managements of King Ranch, King Ranch Energy and St. Mary,

     . held discussions with senior officers, directors and other representatives and advisors of King Ranch, King Ranch Energy and St. Mary concerning their respective strategic objectives, businesses, operations, assets, financial condition and prospects before and after giving effect to the merger and the expected synergies described in the bullet point set forth above,

     . reviewed the reported prices and trading activity for St. Mary common stock,

     . considered, to the extent publicly available, the financial terms of other similar transactions recently effected which Nesbitt Burns considered relevant in evaluating the transaction contemplated by the merger agreement,

     . analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Nesbitt Burns considered relevant in evaluating those of King Ranch Energy and St. Mary,

     . participated in discussions and negotiations among representatives of King Ranch, King Ranch Energy and St. Mary and their respective legal and financial advisors,

     .    reviewed the draft merger agreement and related agreements, and

     . conducted other analyses, inquiries and examinations and considered other financial, engineering, economic and market criteria as Nesbitt Burns deemed appropriate in arriving at its opinion.

     In rendering its opinion, Nesbitt Burns assumed and relied upon, without independent verification, the accuracy, fair representation and completeness of all financial and other information, data, advice, opinions and representations publicly available or furnished to or otherwise reviewed by or discussed with Nesbitt Burns and its opinion is conditioned upon that accuracy, fairness and completeness. With respect to financial forecasts, the expected synergies and other information provided to or otherwise reviewed by or discussed with Nesbitt Burns by management of King Ranch, King Ranch Energy or St. Mary, Nesbitt Burns assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of King Ranch's, King Ranch Energy's or St. Mary's management as to the expected future financial performance of King Ranch Energy or St. Mary, as the case may be. Subject to the exercise of professional judgment and except as expressly described in the fairness opinion, Nesbitt Burns has not assumed any responsibility or attempted to verify independently the accuracy or completeness of any that information, data, advice, opinions and representations. Nesbitt Burns has further assumed that the merger will be accounted for as a purchase under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. Federal income tax purposes.

         Nesbitt Burns has not made or been provided with an independent evaluation of the assets or liabilities of King Ranch, King Ranch Energy, or St. Mary nor did it make any physical inspection of the properties or assets of King Ranch, King Ranch Energy or St. Mary. The Nesbitt Burns opinion is based upon the condition and prospects, financial and otherwise, of King Ranch Energy and St. Mary as they were reflected in the information and documents reviewed by Nesbitt Burns and as they were represented to Nesbitt Burns in discussions with management of King Ranch, King Ranch Energy and St. Mary.

         For the purpose of rendering the opinion, Nesbitt Burns assumed that the final form of the transaction documents, including the merger agreement, is substantially similar to the form in which they were reviewed by Nesbitt Burns and that in the course of obtaining the necessary regulatory or other consents or approvals for the merger, no restriction, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger.

         The fairness opinion was necessarily rendered on the basis of information available, including financial and securities markets, economic and general business and financial conditions and other conditions and circumstances existing and disclosed to Nesbitt Burns, as of the date of the opinion.

         The fairness opinion does not address the merits of the underlying decision by King Ranch to engage in the merger and is not intended to be and does not constitute a recommendation to any stockholder of King Ranch Energy as to whether that stockholder should consent to the proposed merger or any matter related thereto. Nesbitt Burns is not expressing any opinion as to the prices at which the St. Mary common stock will trade following the announcement or consummation of the Merger.

                            Analyses of Nesbitt Burns

         In performing its analyses, Nesbitt Burns made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of any party involved. Any estimates contained in the analyses performed by Nesbitt Burns are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Nesbitt Burns opinion was among several factors taken into consideration by the King Ranch board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the King Ranch board or management of King Ranch with respect to the fairness of the consideration.

         The following is a summary of the material financial analyses presented by Nesbitt Burns to the King Ranch board on July 27, 1999 in connection with the rendering of its opinion on that date. The summary below is not a complete description of the analyses underlying the Nesbitt Burns opinion or the presentation made by Nesbitt Burns to the King Ranch board, but summarizes the material analyses performed and presented in connection with its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Nesbitt Burns did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Nesbitt Burns believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.


         Analysis of Selected Asset Acquisition Transactions. In order to approximate the value of King Ranch Energy, Nesbitt Burns reviewed publicly available information for eighteen asset acquisitions that had been announced between April 1998 and July 1999. Each transaction involved primarily Gulf Coast oil and gas properties and the value of each transaction was below $250 million. The following transactions were reviewed:

         .    Mitchell Energy & Development Corp./Occidental Petroleum Corp.,

         .    Union Pacific Resources Group Inc./Occidental Petroleum Corp.,

         .    Swift Energy Company/Sonat Inc.,

         .    Enron Oil & Gas Co./Union Pacific Resources Group Inc.,

         .    Collins & Ware Inc./Union Pacific Resources Group Inc.,

         .    Chancellor Group, Inc./Union Pacific Resources Group Inc.,

         .    Clayton Williams Energy, Inc./Sonat Inc.,

         .    Samson Investment Co./Nuevo Energy Company,

         .    The Houston Exploration Company/Chevron Corp.,

         .    EnerVest Management Co. L.C./Coho Energy, Inc.,

         .    Canadian Occidental Petroleum Ltd./Royal Dutch and Shell Group,

         .    Castle Energy Corp./United Energy plc,

         .    Coastal Corp./Titan Exploration, Inc.,

         .    Coastal Corp./undisclosed seller,

         .    Louis Dreyfus Natural Gas Corp./undisclosed seller,

         .    Phillips Petroleum Co./Kelley Oil & Gas Corp.,

         .    Prize Energy Corp./Pioneer Natural Resources Co., and

         .    undisclosed seller/MCN Energy Group Inc.


In each case above the first-named company is the acquiror and the second-named company is the seller of the assets. Nesbitt Burns considered the assets transferred in these transactions to be similar, but not identical, to the assets of King Ranch Energy.

         For each of these transactions Nesbitt Burns derived the implied value per thousand cubic feet equivalent ("MCFE") of proved reserves, using a 6.0 MCF of natural gas to 1.0 barrel of oil conversion ratio as of the completion date of each transaction. The weighted average of the implied reserve values per MCFE for the eighteen transactions was determined by dividing the sum of proved reserves sold in each of these transactions by the sum of the values attributed to the reserves in each transaction. Nesbitt Burns applied the multiples of equivalent reserves to King Ranch Energy's proved reserves of 65 billion cubic feet equivalent ("BCFE"), which reflect King Ranch Energy's proved reserves as of December 31, 1998 of 52 BCFE plus the subsequent acquisition in February 1999 of proved reserves of 13 BCFE attributable to the Flour Bluff field. These reserves were determined by third party engineers for purposes of the merger analysis. Nesbitt Burns determined an asset reference value range implied by these multiples. After deducting current obligations of King Ranch Energy and due diligence value adjustments to King Ranch Energy of $11.8 million and $4.0 million, respectively, and adding current assets of King Ranch Energy of $10.9 million, the indicated equity reference value range of King Ranch Energy was $23.8 million to $84.6 million. The following table shows the low, high and weighted average implied reserve values per MCFE of these transactions and the implied equity value of King Ranch Energy derived therefrom:


________________________________________________________________________________
                     Implied Value per MCFE   Implied King Ranch Energy Equity
                       of Proved Reserves        Value (in $ millions)
--------------------------------------------------------------------------------
   Low                      $0.44                       23.8
--------------------------------------------------------------------------------
   Weighted Average         $0.73                       42.7
--------------------------------------------------------------------------------
   High                     $1.37                       84.6
--------------------------------------------------------------------------------
   St. Mary Offer           $0.89                       61.2
--------------------------------------------------------------------------------


         Analysis of Selected Corporate Transactions. In order to approximate the value of King Ranch Energy, Nesbitt Burns also reviewed publicly available information for nine change of control transactions that had been announced between April 1996 and July 1999. Each transaction involved oil and gas companies with substantial interests in the Gulf Coast and the value of each transaction was below $200 million. The following transactions were reviewed:


         .     Burlington Resources Inc./Gulfstream Resources,

         .     Forcenergy Inc./ Great Western Resources,

         .     Domain Energy Corp./ El Paso Natural Gas Co.,

         .     Alliance Resources plc/LaTex Resources Inc.,

         .     Forcenergy Inc./ Convest Energy Corp. and Edisto Resources Corp.,

         .     PANACO, Inc./ Goldking Companies, Inc.,

         .     Seagull Energy Corp./BRG Petroleum Inc.,

         .     Texoil, Inc./Cliffwood Oil & Gas Corp., and

         .     Energen Corporation and Westport Oil and Gas/ TOTAL S.A.


In each case above the first-named company is the acquiror and the second-named company is the acquired company or parent of the acquired corporate entity. Nesbitt Burns considered these transactions to be similar to the merger but none of these transactions are identical to the merger.

         For each of these transactions Nesbitt Burns derived the implied reserve values per MCFE as of the completion date of each transaction. The weighted average of the implied reserve values per MCFE for the nine transactions was determined by dividing the sum of proved reserves of the target by the sum of value attributed to the reserves in each transaction. Nesbitt

Burns applied the multiples of equivalent reserves to King Ranch Energy's proved reserves of 65 BCFE, which reflect King Ranch Energy's proved reserves as of December 31, 1998 of 52 BCFE plus the subsequent acquisition in February 1999 of proved reserves of 13 BCFE attributable to the Flour Bluff field. These reserves were determined by third party engineers for purposes of the merger analysis. Nesbitt Burns determined an asset reference value range implied by these multiples. After deducting current obligations of King Ranch Energy and due diligence value adjustments to King Ranch Energy of $11.8 million and $4.0 million, respectively, and adding current assets of King Ranch Energy of $10.9 million, the indicated equity reference value range of King Ranch Energy was $21.8 million to $83.3 million. The following table shows the low, high and weighted average implied value per unit of proved reserves of these transactions and the implied equity value of King Ranch Energy derived therefrom:

________________________________________________________________________________
                      Implied Value per MCFE   Implied King Ranch Energy Equity
                         of Proved Reserves          Value (in $ millions)
--------------------------------------------------------------------------------
   Low                          $0.41                       21.8
--------------------------------------------------------------------------------
   Weighted Average             $0.87                       51.9
--------------------------------------------------------------------------------
   High                         $1.35                       83.3
--------------------------------------------------------------------------------
   St. Mary Offer               $0.89                       61.2
--------------------------------------------------------------------------------


         Comparable Company Analysis - King Ranch Energy. Nesbitt Burns compared selected operating results of King Ranch Energy to the publicly available corresponding data for the following companies that Nesbitt Burns determined were comparable to King Ranch Energy based on their size, location and nature of operations:

 .   Bellwether Exploration Co.             .   Newfield Exploration Co.

 .   Callon Petroleum Corp.                 .   PANACO Inc.

 .   Chieftan International                 .   Stone Energy Corp.

 .   Meridian Resource Corp.                .   Swift Energy Co.

 .   Edge Petroleum Corp.

         Nesbitt Burns calculated and analyzed ratios based on relevant historical publicly available data and upon projected financial criteria as published by independent third-party equity research analysts. The following ratios were determined:

         .    Enterprise value/LTM EBITDAX,

         .    Enterprise value/1999 estimated EBITDAX,

         .    Enterprise value/MCFE (proved SEC reserves as of 12/31/98),

         .    Enterprise value/SEC-10 (based on proved reserves as of 12/31/98),

         .    Price/1999 estimated cash flow, and

         .    Price/2000 estimated cash flow.

         For purposes of this section, "LTM EBITDAX" means the latest twelve months of earnings before deducting interest income and expense, income taxes, depreciation, depletion, amortization, and exploration expenses; and ASEC-10" means future after-tax cash flows of proved reserves determined by year-end commodity prices, operating expenses and development costs discounted at 10%. Some multiples were adjusted based on Nesbitt Burns' market research to account for King Ranch Energy's industry-low reserve life index.

         Nesbitt Burns applied appropriate benchmark multiples to King Ranch Energy's LTM and 1999 estimated EBITDAX, year-end SEC proved reserves, SEC-10 value and 1999 and 2000 estimated cash flow. Nesbitt Burns determined an asset reference value range for King Ranch Energy implied by these multiples. After deducting current obligations of King Ranch Energy and due diligence value adjustments to King Ranch Energy of $11.8 million and $4.0 million, respectively, and adding current assets of King Ranch Energy of $10.9 million, the indicated equity reference value range of King Ranch Energy was $10.0 million to $203.1 million. The St. Mary offer represented a value of $61.2 million. The following table shows the low, mean and high implied equity value of King Ranch Energy for each of the above ratios based on the nine comparable companies :

            Implied King Ranch Energy Equity Value (in $ millions)

______________________________________________________________________________

         EV/LTM    EV/1999E
        EBITDAX    EBITDAX   EV/MCFE    EV/SEC-10   P/CF 1999E     P/CF 2000E
------------------------------------------------------------------------------
  Low     55.2       54.9      50.3        62.0        27.0          10.0
------------------------------------------------------------------------------
  Mean    83.2       68.8      88.0        91.2       123.5          59.1
------------------------------------------------------------------------------
  High   111.3       82.8     137.6       135.5       203.1          91.3
------------------------------------------------------------------------------

         Comparable Company Analysis - St. Mary. Nesbitt Burns compared selected operating results of St. Mary to the publicly available corresponding data for the following companies that Nesbitt Burns determined were comparable to St. Mary based on their size, location and nature of operations:

 .    Bellwether Exploration Co.            .    Titan Exploration Inc.

 .    Callon Petroleum Corp.                .    Tom Brown Inc.

 .    Basin Exploration Inc.                .    Stone Energy Corp.

 .    Comstock Resources Inc.

 .    Swift Energy Co.

 .    Key Production Company

     Nesbitt Burns calculated and analyzed the same ratios for St. Mary and these nine companies based on relevant historical publicly available data and upon projected financial criteria as published by independent third-party equity research analysts.

     Nesbitt Burns applied these benchmark multiples to St. Mary's LTM and 1999 estimated EBITDAX, year-end SEC proved reserves, SEC-10 value and 1999 and 2000 estimated cash flow. Nesbitt Burns determined an asset reference value range implied by these multiples. After deducting current and long-term obligations $41.7 million and adding current and other assets of St. Mary and due diligence adjustments to St. Mary of $42.4 million and $12.4 million, respectively, the indicated equity reference value range of St. Mary was $8.28 to $44.00 per share. The closing price for St. Mary common stock on July 26, 1999 was $22.94 per share. The following table shows the low, mean and high implied equity value of St. Mary for each of the ratios based on the nine comparable companies on an aggregate and per share basis:

                 Implied St. Mary Equity Value (in $ millions)

--------------------------------------------------------------------------------
           EV/LTM        EV/1999E                    EV/SEC-    P/CF      P/CF
          EBITDAX         EBITDAX       EV/MCFE        10      1999E     2000E
--------------------------------------------------------------------------------
  Low      197.5           196.4          92.0        103.0    107.0     116.4
--------------------------------------------------------------------------------
  Mean     343.2           301.7         235.9        177.7    234.8     266.1
--------------------------------------------------------------------------------
  High     488.6           413.6         432.9        313.3    400.4     481.1
--------------------------------------------------------------------------------

                    Implied St. Mary Equity Value per Share

--------------------------------------------------------------------------------
           EV/LTM        EV/1999E                    EV/SEC-    P/CF      P/CF
          EBITDAX         EBITDAX       EV/MCFE        10      1999E     2000E
--------------------------------------------------------------------------------
  Low      $17.78         $17.69         $ 8.28      $ 9.28    $ 9.64    $10.48
--------------------------------------------------------------------------------
  Mean     $30.91         $27.17         $21.25      $16.00    $21.15    $23.97
--------------------------------------------------------------------------------
  High     $44.00         $37.25         $38.99      $28.22    $36.06    $43.33
--------------------------------------------------------------------------------

     Comparable Company Analysis - King Ranch Energy Pro Forma. The above equity values for each company indicated the following range of implied King Ranch Energy pro forma ownership in St. Mary. The King Ranch Energy pro forma ownership in St. Mary based on the St. Mary offer was 19.4%.

                              Pro Forma Ownership

--------------------------------------------------------------------------------
           EV/LTM        EV/1999E                    EV/SEC-    P/CF      P/CF
          EBITDAX         EBITDAX       EV/MCFE        10      1999E     2000E
--------------------------------------------------------------------------------
  Low      18.6%           16.7%         24.1%        30.2%    20.1%      7.9%
--------------------------------------------------------------------------------
  Mean     19.5%           18.6%         27.2%        33.9%    34.5%     18.2%
--------------------------------------------------------------------------------
  High     21.8%           21.8%         35.3%        37.6%    33.6%     15.9%
--------------------------------------------------------------------------------

     Discounted Cash Flow Analysis - King Ranch Energy. Nesbitt Burns conducted a discounted cash flow analysis for the purpose of determining the equity reference value range of King Ranch Energy. Nesbitt Burns calculated the net present value of estimates of future after-tax cash flows through 2014 for King Ranch Energy's oil and gas reserve assets based on reserve estimates by independent engineers.

     Nesbitt Burns evaluated two scenarios in which the principal variables were oil and gas prices. The two pricing scenarios were based on benchmarks for spot sales of West Texas Intermediate crude oil and for spot price sales of Henry Hub gas ("Pricing Case I" and "Pricing Case II"). Nesbitt Burns applied appropriate quality and transportation adjustments to these benchmarks. Benchmark oil prices for Pricing Cases I and II were projected to be $17.00 and $19.00 per barrel, respectively, for 1999 and were escalated annually thereafter at the rate of 3.0%. Benchmark gas prices for Pricing Cases I and II were projected to be $2.20 and $2.40 per MCFE, respectively, for 1999 and were escalated annually thereafter at the rate of 3.0%. Operating and capital costs were escalated at 3.0% per year after 1999. The discount rates ranged from 8 to 12 percent.

     Assuming a carry-over of King Ranch Energy's existing tax positions, and applying reserve and capital spending risk factors ranging from 100% to 35%, depending on reserve category, the discounted cash flow analysis indicated a range of asset reference values. After deducting current obligations of King Ranch Energy and due diligence value adjustments to King Ranch Energy of $11.8 million and $4.0 million, respectively, and adding current assets of King Ranch Energy of $10.9 million, the indicated equity reference value ranges of King Ranch Energy were $48.5 million to $54.6 million for Pricing Case I and $55.6 million to $62.9 million for Pricing Case II. The St. Mary offer represented a value of $61.2 million.

            Implied King Ranch Energy Equity Value (in $ millions)

-----------------------------------------------------------------------
 Discount Rate              8%        9%       10%       11%       12%
-----------------------------------------------------------------------
 Pricing Case I          54.6      52.9      51.3      49.8      48.5
-----------------------------------------------------------------------
 Pricing Case II         62.9      60.9      59.0      57.2      55.6
-----------------------------------------------------------------------

     Discounted Cash Flow Analysis - St. Mary. Nesbitt Burns conducted a discounted cash flow analysis for the purpose of determining the equity reference value range of St. Mary. Nesbitt Burns calculated the net present value of estimates of future after-tax cash flows for St. Mary's oil and gas reserve assets based on reserve estimates by independent engineers as well as the estimated after-tax cash flows derived from reserves added by St. Mary's projected capital spending program.

     Nesbitt Burns evaluated two scenarios using the same variables and benchmarks as under the King Ranch Energy analysis. Assuming a carry-over of St. Mary's existing tax positions, applying reserve and capital spending risk factors ranging from 100% to 35%, depending on reserve category, and applying a terminal value of 5 times 2004 discretionary cash flow, the discounted cash flow analysis indicated a range of asset reference values. After deducting current and long-term obligations $41.7 million and adding current and other assets of St. Mary and due diligence adjustments to St. Mary of $42.4 million and $12.4 million, respectively, the indicated equity reference value ranges of St. Mary were $245.8 million to $300.2 million for pricing case I, $314.6 million to $379.8 million for Pricing Case II, $22.14 to $27.03 per share for Pricing Case I and $28.33 to $34.20 per share for Pricing Case II. The closing price for St. Mary common stock on July 26, 1999 was $22.94 per share.

               Implied Equity Value of St. Mary (in $ millions)

------------------------------------------------------------------------
 Discount Rate               8%        9%       10%       11%       12%
------------------------------------------------------------------------
 Pricing Case I          300.2     285.4     271.5     258.3     245.8
------------------------------------------------------------------------
 Pricing Case II         379.8     362.1     345.4     329.5     314.6
------------------------------------------------------------------------

                  Implied Equity Value of St. Mary per Share

------------------------------------------------------------------------
 Discount Rate               8%        9%       10%       11%       12%
------------------------------------------------------------------------
 Pricing Case I          27.03     25.70     24.45     23.26     22.14
------------------------------------------------------------------------
 Pricing Case II         34.20     32.61     31.10     29.68     28.33
------------------------------------------------------------------------

     Discounted Cash Flow Analysis - King Ranch Energy Pro Forma. The above equity values for each company indicated the following range of implied King Ranch Energy pro forma ownership in St. Mary. The King Ranch Energy pro forma ownership in St. Mary based on the St. Mary offer was 19.4%.

                              Pro Forma Ownership

------------------------------------------------------------------------
 Discount Rate               8%        9%       10%       11%       12%
------------------------------------------------------------------------
 Pricing Case I           15.4%     15.6%     15.9%     16.2%     16.5%
------------------------------------------------------------------------
 Pricing Case II          14.2%     14.4%     14.6%     14.8%     15.0%
------------------------------------------------------------------------

     Pro Forma Accretion/Dilution Analysis. Nesbitt Burns analyzed some pro forma effects which could result from the mergers based on discussions with the management of King Ranch and St. Mary. This analysis indicated that the merger is expected to be dilutive to the forecasted cash flow and earnings per share to King Ranch Energy in 1999 and, to a lesser extent, 2000 but accretive to the forecasted cash flow and earnings per share of St. Mary in the same period.

                                   * * * * *

     King Ranch retained Nesbitt Burns based upon its experience and expertise. Nesbitt Burns is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Nesbitt Burns is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In the ordinary course of its business, Nesbitt Burns and some of its affiliates may actively trade the securities of St. Mary for their account or for the account of its customers and, accordingly, may at any time hold a long or short position in those securities. Nesbitt Burns has in the past provided financial advisory and investment banking services to King Ranch and may continue to do so and have received, and may receive, compensation for the rendering of those services.

     Nesbitt Burns has been engaged to act as financial advisor to King Ranch in connection with the merger and will receive a fee from King Ranch for their services, a significant portion of which is contingent on the consummation of the merger. King Ranch also agreed to indemnify Nesbitt Burns for some liabilities in connection with its engagement.

Comparison of King Ranch and St. Mary Stockholder Rights

     King Ranch is a Texas corporation and St. Mary and King Ranch Energy are Delaware corporations. Because King Ranch Energy is a subsidiary of King Ranch, at the present time the rights of King Ranch stockholders to their proportionate interests in King Ranch Energy result from their rights as King Ranch stockholders. The rights of King Ranch stockholders under the King Ranch articles of incorporation and bylaws with respect to their proportionate interests in King Ranch Energy before the merger and before the distribution to them of the King Ranch Energy Shares are substantially similar to the rights that they will have under the St. Mary certificate of incorporation and bylaws and the Nasdaq Stock Market corporate governance rules with respect to the shares of St. Mary common stock to be issued to them in the merger.

     Material differences between King Ranch and St. Mary stockholder rights are summarized in the following chart. Copies of the King Ranch articles of incorporation and bylaws, King Ranch Energy certificate of incorporation and bylaws, and the St. Mary certificate of incorporation and bylaws are filed with the SEC as exhibits to the registration statement related to this document and will be sent to King Ranch stockholders upon request. See "Where You Can Find More Information" on page 98. The summary in the following chart is not intended to be complete and is qualified by reference to Texas law, Delaware law, the Nasdaq Stock Market corporate governance rules, the King Ranch articles of incorporation and bylaws, the King Ranch Energy certificate of incorporation and bylaws, and the St. Mary certificate of incorporation and bylaws.

King Ranch Stockholder Rights            St. Mary Stockholder Rights

General Corporate Governance

The rights of King Ranch stockholders    The rights of St. Mary stockholders
 are governed by Texas law and the       are currently governed by Delaware
King Ranch articles of incorporation     law, the St. Mary certificate of
and bylaws. Upon completion of the       incorporation and bylaws and the
merger, the rights of King Ranch         Nasdaq Stock Market corporate
stockholders with respect to the         governance rules.
shares of St. Mary common stock
issued to them in the merger after
the distribution to them of the King
Ranch Energy shares will be governed
by Delaware law, the St. Mary
certificate of incorporation and
bylaws and the Nasdaq Stock Market
corporate governance rules.

Authorized Capital Stock

The King Ranch articles of               The St. Mary certificate of
incorporation authorize King Ranch       incorporation authorizes St. Mary
to issue up to 228,075 shares of 5%      to issue up to 50,000,000 shares
Cumulative Preferred Stock, 42,938       of common stock.
shares of Class A Common Stock, and
544,320 shares of Class B Common
Stock.

Number of Directors

The King Ranch bylaws provide that       The St. Mary bylaws provide that
the number of directors may be           the number of directors may be
designated by the King Ranch board       determined by the St. Mary board of
of directors. King Ranch currently       directors, but there must be at
has nine directors.                      least 3 directors. The St. Mary board
                                         of directors currently consists of
                                         nine directors. If the merger is
                                         completed, Jack Hunt and William
                                         Gardiner will be appointed to the
                                         St. Mary board of directors for a
                                         total of eleven directors. The Nasdaq
                                         Stock Market requires that St. Mary
                                         have at least two independent
                                         directors. St. Mary currently has six
                                         independent directors. If the merger
                                         is completed and Mr. Hunt and Mr.
                                         Gardiner are appointed to the St.
                                         Mary board of directors, St. Mary
                                         have eight independent directors.

King Ranch Stockholder Rights            St. Mary Stockholder Rights

Quorum to Hold a Stockholder Meeting

The King Ranch bylaws provide that       The St. Mary bylaws provide that the
the presence at a meeting in person      presence at a meeting in person or by
or by proxy of the holders of a          proxy of the holders of one-third of
majority of the shares of the King       the shares of St. Mary common stock
Ranch common stock entitled to vote      entitled to vote at the meeting is a
at the meeting is a quorum.              quorum.

Stockholder Approval Without A Meeting

Under Texas law, stockholder approval    Under Delaware law, stockholder
of a matter may be obtained without a    approval of a matter may be obtained
meeting only by the unanimous written    without a meeting by the written
consent of all stockholders, unless      consent of the holders of outstanding
the articles of incorporation provide    stock representing the number of shares
otherwise. The King Ranch articles of    necessary to approve that matter if a
incorporation do not provide otherwise.  meeting were held at which all shares entitled to vote were present and
                                         voted.

Special Meetings of Stockholders

Under Texas law and King Ranch's         The St. Mary bylaws provide that
articles of incorporation, special       special meetings of stockholders can
meetings of stockholders can be called   be called on the request of:
on the request of:
                                         .    two directors, or
 .    the president of the
     corporation,                        .    the holders of a majority of
                                              common stock.
 .    the board of directors,

 .    a person that is authorized in
     the King Ranch articles of
     incorporation or bylaws, or

 .    the holders of at least 20% of
     the shares entitled to vote at
     the proposed meeting.

King Ranch Stockholder Rights            St. Mary Stockholder Rights

Amendments to Articles of
Certificate of Incorporation

Under the King Ranch articles of         Under Delaware law, an amendment to
incorporation, an amendment to the       the certificate of incorporation
articles of incorporation requires       requires the approval of the holders
the approval of the holders of at        of at least a majority of the
least two-thirds of the outstanding      outstanding shares entitled to vote.
Class A Common Stock.

Limitation of Director Liability

The King Ranch articles of               The St. Mary certificate of
incorporation provide that a director    incorporation provides that no
of King Ranch will not be personally     director of St. Mary will be liable
liable to King Ranch or its              to St. Mary or its stockholders for
stockholders for monetary damages for    breach of fiduciary duty as a
any act or omission in his capacity      director except for:
as a director, except to the extent
otherwise expressly provided by          .    a breach of the duty of loyalty
Texas statute.                                to St. Mary or its stockholders,

                                         .    acts in bad faith or which
                                              involve intentional misconduct
                                              or a knowing violation of law,

                                         .    authorizing unlawful dividend
                                              payments, or

                                         .    any transaction where the
                                              director derived an improper
                                              personal benefit.

King Ranch Stockholder Rights            St. Mary Stockholder Rights

Removal of Directors

Under the King Ranch articles of         Under Delaware law, any St. Mary
incorporation, any director(s) or        director or the entire board of
the entire board of directors may        directors may be removed, with or
be removed, with or without cause,       without cause, by the holders of a
at any shareholder meeting called        majority of the shares entitled to
expressly for that purpose.              vote at an election of directors.

Stockholder Approval of Mergers and
Similar Transactions

Under Texas law, the merger of a         Under Delaware law, the merger of a
corporation or a similar transaction     corporation or similar transaction
must generally be approved by the        must generally be approved by the
holders of at least two-thirds of the    holders of at least a majority of all
outstanding shares or class or series    outstanding shares entitled to vote.
of shares entitled to vote, unless
the corporation's articles of
incorporation provide otherwise.

Appraisal Rights

Under Texas law, stockholders which      Under Delaware law, appraisal rights
dissent to a merger of their             in connection with a merger are not
corporation have the right to obtain     available for holders of qualifying
in cash the appraised fair value of      national market system securities,
their shares in lieu of the              subject to exceptions. Since St. Mary
consideration be received in the         common stock is quoted on the Nasdaq
merger, subject to exceptions.           National Market System, appraisal
                                         rights are generally not available
                                         to St. Mary stockholders.

King Ranch Stockholder Rights            St. Mary Stockholder Rights

Nasdaq Stockholder Approval Rules

King Ranch is not subject to the         The Nasdaq Stock Market requires
Nasdaq stockholder approval rules        St. Mary to obtain stockholder
applicable to St. Mary as discussed      approval for the following items:
in the right column.
                                              .    a stock option or purchase
                                                   plan under which stock may
                                                   be acquired by officers or
                                                   directors,

                                              .    the issuance of stock which
                                                   will result in a change in
                                                   control of St. Mary,

                                              .    the issuance of stock for
                                                   the acquisition of stock or
                                                   assets of another company
                                                   where either:

                                              .    a director, officer or
                                                   substantial stockholder has
                                                   a 5% or more interest in the
                                                   company or assets to be
                                                   acquired and the issuance of
                                                   stock could increase the
                                                   outstanding common shares or
                                                   voting power of St. Mary by
                                                   5% or more, or

                                              .    the issuance of stock could
                                                   increase the outstanding
                                                   common shares or voting
                                                   power of St. Mary by 20%
                                                   or more.

King Ranch Stockholder Rights            St. Mary Stockholder Rights

Anti-Takeover Statutes

Texas has not enacted any specific       Under the Delaware anti-takeover
anti-takeover statutes, which            statute, a person becomes an
typically apply to publicly traded       "interested stockholder" subject to
companies.                               a three-year takeover moratorium
                                         once that person acquires 15% or
Since King Ranch Energy is a privately   more of a Delaware corporation. A
held company it does not qualify for     qualifying publicly held corporation
the three-year moratorium on takeover    cannot enter into a merger or similar
transactions under the Delaware          transaction with an interested
anti-takeover statute applicable to      stockholder for a period of three
St. Mary as discussed in the right       years after that person became an
column.                                  interested stockholder unless:

                                              .    the board of directors
                                                   approved the acquisition of
                                                   stock or the merger
                                                   transaction before the
                                                   person became an interested
                                                   stockholder,

                                              .    the person owned at least
                                                   85% of the stock of the
                                                   corporation at the time the
                                                   person became an interested
                                                   stockholder, or

                                              .    the merger transaction is
                                                   approved by the board of
                                                   directors and the holders
                                                   of two-thirds of the stock
                                                   which is not owned by the
                                                   interested stockholder.

                                         These provisions have the effect of
                                         discouraging hostile takeovers of
                                         publicly held Delaware corporations
                                         such as St. Mary, even if the
                                         acquisition would be at a premium to
                                         the current market price.

King Ranch Stockholder Rights            St. Mary Stockholder Rights

Shareholder Rights Plan

King Ranch Energy does not have a        St. Mary adopted a shareholder rights
shareholder rights plan.                 plan in July 1999, under which St.
                                         Mary has issued to its stockholders
                                         rights to purchase from St. Mary
                                         shares of common stock if there is a
                                         potential takeover transaction not
                                         approved by the St. Mary board of
                                         directors. The merger and the related
                                         agreements and transactions with
                                         King Ranch Energy do not trigger the
                                         St. Mary shareholder rights plan since
                                         the St. Mary board of directors has
                                         approved the merger.

                                         The shareholder rights plan makes it
                                         more difficult for a third party to
                                         acquire St. Mary without approval of
                                         the board of directors, even if the
                                         acquisition would be at a premium to
                                         the current market price.

Accounting Treatment

         St. Mary and King Ranch Energy expect that the merger will be accounted for using the purchase method of accounting for business combinations. Under the purchase accounting method, the merger will be treated as an acquisition of King Ranch Energy by St. Mary, and St. Mary will allocate the total acquisition cost among the acquired assets and liabilities based on their fair values as of the date the merger is completed. St. Mary's total acquisition cost will reflect a discount to the publicly traded market price of the St. Mary common stock to be issued in the merger, as determined at the time of the announcement of the merger. The discount is attributable to the number of shares to be issued in comparison to the historical trading volumes of St. Mary stock and the fact that resale of that stock will generally not be permitted until March 31, 2001. The reported income of St. Mary will include the operations of King Ranch Energy after the merger, based on the cost of the acquisition to St. Mary. See "Unaudited Pro Forma Condensed Combined Financial Statements".

Material Federal Income Tax Consequences

         The following is a summary based on the opinions of Locke Liddell & Sapp LLP and Ernst & Young LLP as to the material U.S. Federal income tax consequences of the distribution of the stock of King Ranch Energy and the merger of St. Mary Energy Company into King Ranch Energy to the King Ranch stockholders, who hold the shares of King Ranch Energy common stock as a capital asset. This summary is also based on the Internal Revenue Code of

1986, as amended, the corresponding Treasury Regulations, administrative rulings, and court decisions, all as in effect as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all the tax consequences of the distribution of the stock of King Ranch Energy to the King Ranch stockholders and the subsequent merger and, in particular, does not address U.S. Federal income tax considerations applicable to stockholders subject to special treatment under U.S. Federal income tax law, which would include, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, and stockholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended. In addition, no information is provided with respect to the tax consequences of the distribution of the stock of King Ranch Energy or the subsequent merger under applicable foreign, state or local laws.

         Holders of King Ranch stock are urged to consult with their own tax advisors regarding the Federal income and other tax consequences of the distribution of the King Ranch Energy stock to the King Ranch stockholders and the subsequent merger to them, including the effects of state, local and foreign tax laws.

Opinion of Counsel

         Although King Ranch and King Ranch Energy have received opinions from Locke Liddell & Sapp LLP and Ernst & Young LLP regarding the tax consequences of the stock distribution, the obligation of King Ranch, King Ranch Energy, St. Mary and St. Mary Energy Company to effect the merger is conditioned upon, among other things, the confirmation of the opinions of Locke Liddell & Sapp LLP and Ernst & Young LLP, each dated as of the date of the distribution of the stock of King Ranch Energy and the subsequent merger. Based on the facts, representations and assumptions set forth in their respective written opinions, both Locke Liddell & Sapp LLP and Ernst & Young LLP have stated their opinion that the stock distribution should not be taxable to the stockholders of King Ranch. Furthermore, based on the facts, representations and assumptions set forth in its written opinion, including the assumption that the stock distribution is not taxable to King Ranch stockholders, Locke Liddell & Sapp LLP has stated its opinion that the merger will qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended.

         An opinion of counsel is not binding on the Internal Revenue Service or the courts, and no assurance can be given that the Internal Revenue Service will not challenge the tax treatment of the distribution of the stock of King Ranch Energy to the stockholders of King Ranch or the subsequent merger. Further, the opinions of Locke Liddell & Sapp LLP and Ernst & Young LLP are dependent upon future events, such as St. Mary and St. Mary Energy Company continuing to own and conduct the historic business of King Ranch Energy after the merger, the result of which will not be reviewed by counsel. King Ranch, King Ranch Energy, St. Mary and St. Mary Energy Company have represented to Locke Liddell & Sapp LLP that they are not currently aware of any facts or circumstances that will cause the representations that they have made to counsel to be untrue or incorrect in any material respect.

The Federal Tax Consequences of the King Ranch Energy Stock Distribution

         Neither King Ranch nor King Ranch Energy has received a ruling from the Internal Revenue Service that the distribution of the stock of King Ranch Energy to the King Ranch stockholders will qualify as a tax-free distribution to the stockholders of King Ranch under

Section 355(a) of the Code nor will a ruling be requested. There are several factors which are material to the determination regarding the tax consequences of the stock distribution. These factors include:

         . King Ranch must control King Ranch Energy before the stock distribution;

         . King Ranch must distribute an amount of stock in King Ranch Energy which constitutes control;

         . King Ranch and King Ranch Energy must both be engaged in the active conduct of a trade or business immediately after the stock distribution and such trade or business must have been actively conducted throughout the five year period ending on the date of the stock distribution;

         . The stock distribution must not have been used principally as a device for the distribution of the earnings and profits of King Ranch or King Ranch Energy;

         . The King Ranch stockholders must retain a continuity of interest in the stock of King Ranch Energy;

         . There must be a continuity of business enterprise of King Ranch Energy after the stock distribution; and

         . The stock distribution must have a bona fide corporate business purpose for such stock distribution.

         In order for the stock distribution to be non-taxable to the King Ranch stockholders, all of the factors must be satisfied. If any one of these factors is not satisfied, the stock distribution will be taxable.

         Each of the above stated factors was reviewed by Locke Liddell & Sapp LLP and Ernst & Young LLP, and was analyzed based on facts related to the stock distribution. To support this analysis, King Ranch, King Ranch Energy, St. Mary and St. Mary Energy Company made specific representations to Locke Liddell & Sapp LLP and Ernst & Young LLP with respect to factual matters as well as customary statements relating to technical requirements under the Internal Revenue Code of 1986, as amended. While these factual representations were relied upon by Locke Liddell & Sapp LLP and Ernst & Young LLP in applying the factors regarding the tax consequences of the stock distribution, this analysis involves a determination of the effects of the represented facts and circumstances. Neither the factual representations made by King Ranch, King Ranch Energy, St. Mary and St. Mary Energy Company nor the analysis used in applying the factors is binding on the Internal Revenue Service or any court. Moreover, there can be no assurance that this analysis or the determination of the effects of the represented facts and circumstances made by Locke Liddell & Sapp LLP and Ernst & Young LLP will be accepted by the Internal Revenue Service or by any court. For example, the Internal Revenue Service has not published any guidance as to whether the specific facts surrounding the stock distribution would constitute a "bona fide corporate business purpose," or a device for the distribution of the earnings and profits of King Ranch Energy, which makes it difficult to predict with certainty how the Internal Revenue Service or any court will interpret these factors.

         It is also important to note that at least three of the above listed factors relate to future actions of the parties. These three factors are that King Ranch and King Ranch Energy must be both be engaged in the active conduct of a trade or business immediately after the stock distribution, that the King Ranch stockholders must retain a continuity of interest in the stock of King Ranch Energy, and that there must be a continuity of business enterprise of King Ranch Energy after the stock distribution. While Locke Liddell & Sapp LLP and Ernst & Young LLP have relied on the factual representations regarding such future actions, there is always a risk that subsequent actions by the parties will deviate from such representations.

         For the reasons stated above, Locke Liddell & Sapp LLP and Ernst & Young LLP have opined that the stock distribution "should" not be taxable to the stockholders of King Ranch. It should be noted that a "should" opinion does not carry the same weight as an opinion which states that the stock distribution "will" not be taxable to the stockholders of King Ranch.

         Based upon the opinions of Locke Liddell & Sapp LLP and Ernst & Young LLP, King Ranch believes that the distribution of the stock of King Ranch Energy to the King Ranch stockholders will have the following effects:

         . The King Ranch stockholders should recognize no gain, loss or income as a result of the receipt of the King Ranch Energy stock;

         . The aggregate adjusted tax basis of the King Ranch Energy stock and King Ranch stock in the hands of each King Ranch stockholder will be the same as the adjusted tax basis of the King Ranch stock held by that King Ranch stockholder immediately before the distribution of the King Ranch Energy stock and will be allocated in proportion to the respective fair market values of the King Ranch Energy stock and King Ranch stock owned by that King Ranch stockholder calculated on a separate basis for blocks of King Ranch stock that were purchased at different times or for different prices, and

         . The holding period of the King Ranch Energy stock received from King Ranch by a King Ranch stockholder will include the holding period of the King Ranch stock held by that King Ranch stockholder immediately before the King Ranch Energy stock, if that King Ranch stockholder held the King Ranch stock as a capital asset on the date of the distribution of the King Ranch Energy stock.

         As a result of the distribution of the stock of King Ranch Energy to the King Ranch stockholders and the subsequent merger, King Ranch will be required under Section 355(e) of the Internal Revenue Code of 1986, as amended, to recognize taxable gain in an amount equal to the excess, if any, of the fair market value of the King Ranch Energy stock distributed to the King Ranch stockholders over King Ranch's adjusted tax basis in that King Ranch Energy stock immediately before the stock distribution. There can be no assurance that the Internal Revenue Service will agree with King Ranch's determination of the fair market value of the King Ranch Energy stock distributed to King Ranch's stockholders or King Ranch's resulting tax liability from the stock distribution.

         Allocation of Tax Basis to King Ranch Energy Stock. As stated above, the aggregate adjusted tax basis of the King Ranch Energy stock and the King Ranch stock in the hands of each King Ranch stockholder will be the same as the adjusted tax basis of the King Ranch stock held by that King Ranch stockholder immediately before the distribution of the King Ranch Energy stock and will be allocated in proportion to the respective fair market values of the King Ranch Energy stock and the King Ranch stock owned by that King Ranch stockholder. If the King Ranch stockholder holds blocks of King Ranch stock that were purchased at different times or for different prices, those allocation must be separately calculated for each block of King Ranch stock.

         Federal Income Tax Risks of King Ranch Energy Stock Distribution. As stated above, an opinion of counsel is not binding upon the Internal Revenue Service or the courts and there can be no assurance that the Internal Revenue Service or the courts will agree with King Ranch's determination that the distribution of the King Ranch Energy stock will be tax-free to the stockholders of King Ranch. If the stock distribution does not qualify as a tax-free distribution to the King Ranch stockholders under Section 355(a) of the Internal Revenue Code of 1986, as amended, each King Ranch stockholder would be treated as having received a taxable dividend in an amount equal to the fair market value of the King Ranch Energy stock received to the extent of that stockholder's pro rata share of King Ranch's current and accumulated earnings and profits. This includes any earnings and profits attributable to any gain that King Ranch recognizes for Federal income tax purposes in connection with the stock distribution. In addition, the adjusted tax basis of the King Ranch stock held by that King Ranch stockholder would be reduced to the extent that the amount received by that King Ranch stockholder exceeded his or her pro rata share of King Ranch current and accumulated earnings and profits. In the event the adjusted tax basis of the King Ranch stockholder was reduced to zero, that King Ranch stockholder would be required to recognize taxable gain to the extent that the amount received by that King Ranch stockholder exceeded the adjusted tax basis of the King Ranch stock held by that King Ranch stockholder.

The Merger

         Locke Liddell & Sapp LLP, counsel for King Ranch Energy, has delivered an opinion of the description of the Federal income tax consequences of the merger to King Ranch Energy and the King Ranch Energy stockholders which indicates the material Federal income tax consequences of the merger to King Ranch Energy and the King Ranch Energy stockholders. This opinion is based upon, among other things, representation letters provided by King Ranch, King Ranch Energy, St. Mary and St. Mary Energy Company containing customary statements relating to technical requirements under the Internal Revenue Code of 1986, as amended, including statements by St. Mary and St. Mary Energy Company concerning the continuation of the historical business of King Ranch Energy and the use of assets of King Ranch Energy after the merger.

         Based upon the representation letters provided to Locke Liddell & Sapp LLP, which will be confirmed by King Ranch, King Ranch Energy, St. Mary and St. Mary Energy Company before the closing of the merger and assuming that the stock distribution meets all of the necessary requirements to be non-taxable to the stockholders of King Ranch, it is the opinion of Locke Liddell & Sapp LLP that the merger will qualify as a reorganization under Section 368(a) of the Code. Accordingly, based upon these assumptions and representation, no gain or loss will be recognized by King Ranch Energy or the King Ranch Energy stockholders.


         Federal Income Tax Risks of Merger. If the merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code, the merger would be treated as a taxable exchange for Federal income tax purposes. In that event, each King Ranch Energy stockholder would be required to recognize gain or loss equal to the difference between:

         .        the sum of:

                  . the fair market value of the St. Mary stock received by that King Ranch Energy stockholder, plus

                  . any cash received by that King Ranch Energy stockholder in lieu of fractional shares of St. Mary stock, if any, and

         . the adjusted tax basis of the King Ranch Energy stock held by that King Ranch Energy stockholder immediately before the Merger.

         The highest marginal individual Federal income tax rate applicable to ordinary income and gain from the sale or exchange of capital assets held for one year or less is 39.6%. The maximum regular Federal income tax rate on capital gains derived by individual taxpayers generally is 20% for sales and exchanges of capital assets held for more than one year. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate income tax rates of up to 35%.

Regulatory Matters

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, some acquisition transactions may not be completed until notifications have been given, required information has been furnished to the Antitrust Division of the Justice Department and the FTC, and specified waiting period requirements have been satisfied. However, the merger is exempt from the pre-merger reporting and waiting period requirements of the Hart-Scott-Rodino Act since:

         . the merger involves the acquisition of King Ranch Energy which holds primarily oil and gas properties that have a value of less than $500 million and the value of the other assets of King Ranch Energy is less than $15 million, and

         . the St. Mary common stock to be held after the merger by any individual shareholder of King Ranch will have a value of less than $15 million and be less than 15% of the outstanding shares of St. Mary common stock

         At any time before or after the completion of the merger, the Antitrust Division, the FTC or another third party could seek to enjoin or rescind the merger on antitrust grounds. In addition, at any time before or after the completion of the merger, any state could take action under state antitrust laws that it deems necessary or desirable in the public interest. We do not believe that the merger will violate any antitrust laws. However, we cannot assure you that there will be no challenge to the merger on antitrust grounds, or if a challenge is made, what the result will be. See "The Merger Agreement--Conditions to Closing" on page 74.

Termination of King Ranch Energy Employees

         As discussed under "The Distribution and the King Ranch Energy Stockholders Forum -- Interests of King Ranch Insiders in the Merger -- Termination of King Ranch Energy Employees; Severance Arrangements," the employment of a substantial number of King Ranch Energy employees has been terminated. If the merger is not completed for any reason, King Ranch Energy will either be required to incur substantial costs in hiring and training new employees or to liquidate its assets.

                             THE MERGER AGREEMENT

         The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is attached as Annex A and incorporated in this document by reference.

Structure of the Merger

         Under the merger agreement, a St. Mary subsidiary will merge into King Ranch Energy so that King Ranch Energy becomes a wholly owned subsidiary of St. Mary.

Timing of Closing

         The closing will occur on the first business day after the conditions to closing of the merger agreement have been satisfied or waived, unless the parties agree to a different date. We expect that the foregoing will occur immediately after the meeting of the stockholders of St. Mary and King Ranch Energy, if they approve the transaction, and that immediately after the closing of the merger we will file a merger certificate with the Delaware Secretary of State and the Colorado Secretary of State at which time the merger will be effective.

Merger Consideration

         The merger agreement provides that the total number of shares of King Ranch Energy common stock outstanding immediately before the completion of the merger will be converted into a total of 2,666,252 shares of St. Mary common stock. Certificates representing the shares of St. Mary common stock to be issued in the merger will be delivered pro rata to the King Ranch Energy stockholders, after all shares of King Ranch Energy common stock have been distributed on a pro rata basis to the King Ranch stockholders, at the closing of the merger in exchange for their surrender of all King Ranch Energy common stock certificates.

Restrictions on the Transfer of St. Mary Common Stock to be Issued in the Merger


         The merger agreement provides that King Ranch stockholders will generally not be able to sell or transfer any of the shares of St. Mary common stock issued to them in the merger until March 31, 2001.


         This restriction on transfer does not prevent transfers under the laws of decent and distribution or for customary estate planning purposes. It also does not prevent transfer in connection with any acquisition of St. Mary.


         In addition to the transfer restrictions until March 31, 2001 under the merger agreement, persons who are deemed under the Securities Act of 1933 to be "affiliates" of King Ranch or King Ranch Energy before the merger may resell their St. Mary common stock only in transactions allowed by Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of King Ranch or King Ranch Energy generally include individuals that may control King Ranch or King Ranch Energy, and may include executive officers and directors of King Ranch and King Ranch
Energy.




         After the merger agreement transfer restrictions terminate on March 31, 2001, Rule 145 would allow resales of St. Mary common stock by an affiliate of King Ranch or King Ranch Energy if St. Mary continues to meet SEC informational reporting requirements and if that person is not then an affiliate of St. Mary. Two years after the completion of the merger, an affiliate of King Ranch or King Ranch Energy may resell St. Mary common stock without any restrictions so long as that person has not been an affiliate of St. Mary in the prior three months.


        This document does not cover any resales of the St. Mary common stock to be issued to the stockholders of King Ranch Energy upon completion of the merger, and no person is authorized to make any use of this document in connection with any resale.

St. Mary Board of Directors after the Merger

Change in the St. Mary Board of Directors

         Under the merger agreement, St. Mary will take the necessary corporate actions so that, as of the closing:

         . The St. Mary board size will be increased from nine to eleven, and

         .        Two individuals will be appointed as new directors of St.
                  Mary. The two new directors will be Jack Hunt, President of King Ranch, and William Gardiner, Vice President and Chief Financial Officer of King Ranch.

         In addition, until March 31, 2001 St. Mary must use commercially reasonable efforts at each annual meeting of St. Mary stockholders to cause Mr. Hunt and Mr. Gardiner or their replacements to be elected to the St. Mary board of directors.

Information about Designees for St. Mary Board of Directors

Jack Hunt. Mr. Hunt, 54, is a director and the President and Chief Executive Officer of King Ranch, having been elected a director in April 1995, and as President and Chief Executive Officer in May 1995. He was employed for the prior fourteen years by Tejon Ranch Co., a publicly-held land development and agribusiness company, serving as its president for nine years before April 1995. Mr. Hunt currently serves as a trustee on the board of trustees of Baylor College of Medicine and was appointed by the Governor of Texas as a director of the Texas Water Development Board. Mr. Hunt also currently serves as a director of the Texas Coastal Coordination Council.

William Gardiner. Mr. Gardiner, 45, is the Vice President and Chief Financial Officer of King Ranch. He has served in this position since his date of hire on April 15, 1996. Before his employment with King Ranch, Mr. Gardiner served as the Executive Vice President and Chief Financial Officer of CRSS, Inc., a publicly traded independent power producer. Mr. Gardiner was employed by CRSS for approximately twenty years.

         Information about the nine current St. Mary directors is contained in the 1998 annual report that St. Mary has filed with the SEC and incorporated in this document by reference. See "Where You Can Find More Information" on page 98.

Representations and Warranties

         The merger agreement contains substantially reciprocal disclosure representations and warranties made by St. Mary and King Ranch Energy to each other. The most significant of these relate to:

         .        organization and good standing of the companies,

         .        corporate authorization to enter into the merger agreement,

         . absence of any conflict of the merger agreement with organizational documents, law or other material agreements of the companies,

         .        capitalization,

         .        financial statements,

         .        absence of undisclosed material liabilities,

         .        litigation,

         .        compliance with laws,

         .        title to properties and assets,

         .        oil and gas leases and wells,

         .        absence of material adverse changes,

         .        tax matters,

         .        environmental compliance,

         .        employee benefits plans,

         .        Year 2000 matters,

         .        finders or advisors,

         . King Ranch ownership of King Ranch Energy and the corporate authorization of the distribution of King Ranch Energy common stock to the King Ranch stockholders before the stockholders meeting and the merger,

         .        St. Mary filings with the SEC, and

         .        general full disclosure of all material facts.


         The representations and warranties in the merger agreement will survive the closing for a period of one year after the closing, except that:

         . representations and warranties will survive the closing for a period of two years after the closing to the extent that any inaccuracy in any representation or warranty involves a claim by a third party, and

         . representations and warranties related to taxes or employee benefit plans will survive the closing until 90 days after the applicable statute of limitations period for those matters has expired.

Covenants

         The merger agreement contains various covenants by the parties. Some of the significant covenants are summarized below.

Interim Operations of St. Mary and King Ranch Energy

         Both St. Mary and King Ranch Energy have agreed to separate covenants that place restrictions on the companies and their subsidiaries until the closing. In general, St. Mary and its subsidiaries and King Ranch Energy and its subsidiaries are required to conduct their business in the ordinary course consistent with past practices and to use all reasonable efforts to preserve intact their business organizations and relationships with third parties, except that King Ranch Energy will substantially reduce or possible eliminate its drilling, exploration, development and related activities if it can do so without penalty or materially breaching a written commitment, contract or agreement. King Ranch Energy must give St. Mary written notice if King Ranch Energy elects not to pursue a material drilling, exploration, development or related opportunity presented by a third party before closing. St. Mary has the right to pursue that opportunity at its own expense. The companies have also agreed to some specific restrictions which are subject to exceptions described in the merger agreement. The following table summarizes the more significant of these restrictions on each company:

Restriction                                                         St. Mary                   King Ranch Energy
making capital or other expenditures in excess of                       .                             .
specified amounts

declaring dividends, except for the regular quarterly                   .                             .
cash dividends by St. Mary

splitting, combining or reclassifying its capital stock                 .                             .

redeeming or repurchasing its capital stock, except                     .                             .
under St. Mary's current share repurchase program,
which is not to be expanded or altered

Restriction                                                         St. Mary                   King Ranch Energy
issuing equity securities, options or other securities                 .                             .
convertible into or exercisable for equity securities

amending its organizational documents, except to                       .                             .
comply with obligations under the merger agreement or
law

acquiring another company                                       No restriction                       .

disposing of assets, except in the ordinary course of           No restriction                       .
business

making investments or loans or incurring any new debt           No restriction                       .
or paying down debt, except in the ordinary course of
business

taking any action which would prevent the merger from                  .                             .
qualifying as a tax-free reorganization

increasing compensation or benefits of senior employees         No restriction                       .

changing its accounting methods or making a material            No restriction                       .
income tax election

Other Covenants

         The merger agreement contains other substantially reciprocal covenants of the parties, including covenants to cooperate with each other and use reasonable efforts to do all things necessary or advisable under the merger agreement and applicable laws to complete the merger.

Other Agreements

King Ranch Trademark and Brand

         St. Mary has agreed that as soon as possible following the closing it will not use the names "King Ranch," "King Ranch Energy," "King Ranch Oil & Gas," Running W," or any confusingly similar name in connection with its business. Accordingly, after the merger the name of King Ranch Energy will be changed to St. Mary Energy Company.

King Ranch Energy Employee Severance Payments

         See "The Distribution and the King Ranch Energy Stockholders Forum -- Interests of King Ranch Insiders in the Merger --Termination of King Ranch Energy Employees; Severance Arrangements."

         Under the merger agreement King Ranch must reimburse King Ranch Energy or St. Mary up to a maximum of $850,000 for severance payments made to:

         . King Ranch Energy employees not offered continued employment by St. Mary and who remain employed by King Ranch Energy until closing or an earlier date as agreed upon by King Ranch Energy and St. Mary, and

         . King Ranch Energy employees whose employment is continued by St. Mary after the closing for a transition period of six months or less.

St. Mary will be liable for all severance payments in excess of this $850,000 threshold.

         The severance packages described above were established by King Ranch and St. Mary, and include a lump sum severance payment together with the provision of out-placement services. Except for contractual severance payments made to six senior management employees, the severance payments were based on at least two weeks salary for each year of service to King Ranch Energy, with a minimum of one month of salary.

Retained Litigation

         King Ranch has agreed that it will retain all liability associated with, and responsibility for the defense of, the Pi Energy Corporation litigation described in Note 6 of the Notes to Consolidated Financial Statements of King Ranch Energy contained in this document, as well as liability for all other currently pending and threatened King Ranch Energy litigation as described in the disclosure schedules to the merger agreement.

Consent Commitments by Principal King Ranch Energy Stockholders

         King Ranch agreed to obtain from Stephen J. Kleberg, John D. Alexander, Jr., and James H. Clement, Jr., members of the King Ranch board of directors who will have the right to vote a total of 13.8 % of the outstanding shares of King Ranch Energy voting common stock following the distribution, commitments to:

         .        consent to the merger agreement, and

         . recommend, subject to their fiduciary obligations, to the members of their immediate families who will hold King Ranch Energy voting common stock that they consent to the merger agreement.

No Solicitation by King Ranch and King Ranch Energy of Other Acquisition
Proposals

         King Ranch and King Ranch Energy have agreed that each company and their representatives will not take action to solicit or encourage a proposal for an acquisition of King Ranch Energy by any company other than St. Mary.

         Restricted actions include engaging in discussions or negotiations with any party regarding an alternative acquisition proposal and the furnishing of nonpublic information about King Ranch Energy to another party. However, King Ranch or King Ranch Energy may respond to an unsolicited alternative acquisition inquiry by another party if and to the extent that a response is required by the fiduciary duties of King Ranch and King Ranch Energy directors under applicable law and is based on the advice of outside legal counsel, and if St. Mary is promptly notified.

Indemnification

         St. Mary and King Ranch have agreed to generally reciprocal indemnification provisions. Under these provisions, St. Mary or King Ranch will indemnify the other party in the event of losses resulting from an inaccuracy in a St. Mary or King Ranch representation or warranty under the merger agreement. In addition, King Ranch has agreed to indemnify St. Mary against any claim by a third party arising out of an act or omission of King Ranch Energy occurring before the merger, and King Ranch has agreed to indemnify St. Mary for any loss relating to retained litigation against King Ranch Energy existing at the time of the merger. St. Mary has agreed to indemnify King Ranch against any claim by a third party arising out of an act or omission of St. Mary occurring after the merger.

         Neither St. Mary nor King Ranch will be liable for indemnification to the other on account of any loss which does not exceed $100,000. For any loss which exceeds $100,000, the full amount of the loss will be reimbursed. At the time that as all losses under $100,000 total more than $600,000, thereafter all losses must be reimbursed including the first $600,000 of those losses. In no event however will the liability of King Ranch or of St. Mary for indemnification exceed $25 million. King Ranch's liability to St. Mary for any retained litigation of King Ranch Energy will not be affected by the foregoing limitations.

Conditions to Closing

Mutual Closing Conditions

         The obligations of each party to complete the merger are subject to the satisfaction or waiver of the following conditions:

         .        approval by the St. Mary stockholders of the issuance of St.
                  Mary common stock under the merger agreement and approval by the King Ranch stockholders of the merger agreement,

         .        absence of any legal prohibition on completion of the merger,

         . St. Mary's registration statement on Form S-4 relating to this document being declared effective by the SEC,

         . approval for quotation on the Nasdaq National Market of the shares of St. Mary common stock to be issued under the merger agreement,

         . the distribution by King Ranch before the merger of all shares of King Ranch Energy common stock to the King Ranch stockholders,

         . accuracy as of the closing of the representations and warranties made by the other party to the extent specified in the merger agreement, and

         . performance in all material respects by the other party of the obligations required to be performed by it at or before closing.

Additional Closing Conditions for St. Mary's Benefit

         St. Mary's obligation to complete the merger is also subject to the following significant conditions for St. Mary's benefit:

         . the reimbursement of King Ranch Energy by King Ranch for the net amount of any funds transferred by King Ranch Energy to King Ranch from May 31, 1999 to the closing date,

         . the cancellation by King Ranch of any obligation of King Ranch Energy to reimburse King Ranch for the funds advanced by King Ranch to King Ranch Energy for King Ranch Energy to acquire the Flour Bluff properties in February 1999, and any debt obligation of King Ranch Energy to King Ranch at May 31, 1999, and

         . no exercise of dissenters' appraisal rights in connection with the merger by the holders of more than five percent of the outstanding shares of King Ranch Energy common stock. To the extent that the holders of more than five percent but less than ten percent of the outstanding shares of King Ranch Energy common stock exercise appraisal rights and that exercise results in an obligation to pay an amount which is equivalent to more than $19.76 per St. Mary share, King Ranch may elect to satisfy this condition by paying that excess.


Additional Closing Conditions for King Ranch's Benefit

         King Ranch's obligation to complete the merger is also subject to the following significant conditions for King Ranch's benefit:

         . the reimbursement of King Ranch by King Ranch Energy for the net amount of any funds transferred by King Ranch to King Ranch Energy from May 31, 1999 to the closing date, excluding the funds advanced by King Ranch to King Ranch Energy for King Ranch Energy to acquire the Flour Bluff properties in February 1999, and

         . receipt of opinions from its legal counsel and independent accountants that the merger will be tax-free and that the distribution of the King Ranch Energy stock to the King Ranch stockholders will be tax free to them. These opinions were delivered to King Ranch on July 27, 1999 and have been filed with the SEC as exhibits to the registration statement relating to this document. These opinions must also be true and correct at closing, or King Ranch will not have to complete the merger.

Termination of the Merger Agreement

Right to Terminate

         The merger agreement may be terminated at any time before the closing in any of the following ways:

         . by mutual written consent of St. Mary, King Ranch and King Ranch Energy.


         . by St. Mary or King Ranch Energy if the merger has not been completed by December 31, 1999,

         . by St. Mary or King Ranch Energy if there is a permanent legal prohibition to closing the merger,

         . by St. Mary or King Ranch Energy if the St. Mary stockholders do not approve the issuance of St. Mary common stock under the merger agreement or the King Ranch Energy stockholders do not approve the merger agreement.

         . by St. Mary if there has been a material uncured breach of a representation, warranty, covenant or agreement of King Ranch or King Ranch Energy in the merger agreement, or

         . by King Ranch if there has been a material uncured breach of a representation, warranty, covenant or agreement of St. Mary in the merger agreement.

         Neither St. Mary nor King Ranch Energy can terminate the merger agreement for the reasons described in the second and third bullet points above if it has failed in any material respect to fulfill its obligations under the merger agreement and that failure has resulted in the circumstances referred to in those bullet points.

Effect of Termination

         If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party. However, the provisions of the merger agreement relating to expenses and termination fees, damages and losses, as well as the confidentiality agreements entered into between St. Mary and King Ranch, will continue in effect notwithstanding termination of the merger agreement.

Termination Fees

         King Ranch has agreed to pay St. Mary a cash termination fee of $1 million if St. Mary terminates the merger agreement because there has been a material uncured breach of a representation, warranty, covenant or agreement of King Ranch or King Ranch Energy in the merger agreement. If after a termination fee is due to St. Mary there is a third party acquisition proposal for King Ranch Energy by December 31, 1999 which is subsequently consummated, King Ranch will be obligated to pay St. Mary an additional fee of $2 million upon the completion of that transaction.

         St. Mary has agreed to pay King Ranch a cash termination fee of $1 million if King Ranch terminates the merger agreement because of a material uncured breach of a representation, warranty, covenant or agreement of St. Mary in the merger agreement.

          As an alternative to the above termination fees, St. Mary or King Ranch can elect to pursue a claim for damages against the other party for its breach.

         If the merger agreement is terminated because the St. Mary stockholders do not approve the issuance of St. Mary common stock under the merger agreement or the King Ranch Energy stockholders do not consent to the merger agreement, there will be no termination fee. However, if the King Ranch Energy stockholders do not consent to the merger agreement and there is a third party acquisition proposal for King Ranch Energy by December 31, 1999 which is subsequently consummated, King Ranch will be obligated to pay St. Mary a termination fee of $3 million upon the completion of that transaction.

         In the event either King Ranch or St. Mary is entitled to terminate the merger agreement and receive a termination fee, but elects not to do so, then either King Ranch or St. Mary will have the right to seek specific performance of the merger agreement.

Other Expenses

         Except as described above, all costs and expenses incurred in connection with the merger agreement and related transactions will be paid by the party incurring those costs or expenses. We estimate that merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will total approximately $2.2 million assuming the merger is completed.

Amendments; Waivers

         Any provision of the merger agreement may be amended or waived before the closing if the amendment or waiver is in writing and signed by each of the parties. No amendment can be made after the St. Mary stockholders approve the issuance of St. Mary common stock under the merger agreement or the King Ranch Energy stockholders consent to the merger agreement unless:

         . under the Nasdaq rules or other applicable law that amendment does not require further stockholder approval or consent, or


         .        the stockholders approve or consent to that amendment.

                                 THE COMPANIES

Business of St. Mary

         St. Mary is engaged in the exploration, development, acquisition and production of natural gas and crude oil with operations focused in five core operating areas in the United States:

         .        the Mid-Continent region in western Oklahoma and northern
                  Texas,

         . the ArkLaTex region that spans northern Louisiana and portions of eastern Texas, Arkansas and Mississippi,

         .        south Louisiana,

         .        the Williston Basin in eastern Montana and western North
                  Dakota, and

         .        the Permian Basin in eastern New Mexico and west Texas.

         St. Mary's objective is to build value per share by focusing its resources within selected basins in the United States where management believes established acreage positions, long-standing industry relationships and specialized geotechnical and engineering expertise provide a significant competitive advantage. For further information about St. Mary's business, you should read St. Mary's 1998 Annual Report on Form 10-K incorporated by reference into this document. See "Where You Can Find Information" on page 98.

Selected Historical Consolidated Financial Data of St. Mary


         The following selected historical consolidated financial data for St. Mary for each of the years 1994 through 1998 has been derived from St. Mary's audited consolidated financial statements. The selected historical consolidated financial data for the six months ended June 30, 1999 has been derived from St. Mary's unaudited consolidated financial statements for the six months ended June 30, 1999. This information is only a summary and you should read it together with St. Mary's historical financial statements and related notes contained in the annual and quarterly reports and other information that we have filed with the SEC and incorporated in this document by reference. See "Where You Can Find More Information" on page 100.

                                                  Six Months
                                                    Ended
                                                   June 30,                 Years Ended December 31,
                                               ----------------       ---------------------------------------------------
                                               1999        1998       1998       1997        1996        1995        1994
                                               ----        ----       ----       ----        ----        ----        ----
                                                                             (In thousands, except per share data)
Income Statement Data:
Operating revenues:
  Oil production                             $28,060     $34,872    $16,545    $22,415     $22,100     $17,090     $14,006
  Gas production                               1,518       4,386     54,103     53,349      34,674      19,479      24,233
  Gain on sale of Russian joint venture            -           -          -      9,671           -           -           -
  Gain (loss) on sale of proved properties       114        (14)      7,685      4,220       2,254       1,292         418
  Gas contract settlements and other             323         202        411      1,391         523         789       6,128
                                             -------     -------    -------    -------     -------     -------     -------
Total operating revenues                      30,015      39,446     78,744     91,046      59,551      38,650      44,785
                                             -------     -------    -------    -------     -------     -------     -------

Operating expenses:
  Oil and gas production                       7,954       8,116     17,005     15,258      12,897      10,646      10,496
  Depletion, depreciation & amortization      10,683      11,880     24,912     18,366      12,732      10,227      10,134
  Impairment of proved properties                247       1,445     17,483      5,202         408       2,676       4,219
  Exploration                                  2,942       6,473     11,705      6,847       8,185       5,073       8,104
  Abandonment and impairment of
    unproved properties                          800         615      4,457      2,077       1,469       2,359       1,023
  General and administrative                   3,638       4,424      7,097      7,645       7,603       5,328       5,261
  Writedown of Russian convertible
    receivable                                     -           -      4,553          -           -           -           -
  Writedown of investment in
    Summo Minerals                                 -           -      3,949          -           -           -           -
  Other                                          338          92        141        281          78         152         493
  (Income) loss in equity investees               58         571        661        325      (1,272)        579         348
                                             -------     -------    -------    -------     -------     -------     -------
Total operating expenses                      26,660      33,616     91,963     56,001      42,100      37,040      40,078
                                             -------     -------    -------    -------     -------     -------     -------

Income (loss) from operations                  3,355       5,830   (13,219)      35,045     17,451       1,610       4,707
  Non-operating expense (income)                (122)        228      1,027          99      1,951         896         525
  Income tax expense (benefit)                 1,161       1,896    (5,415)      12,325      5,333        (723)        445
                                             -------     -------    -------     -------    -------     -------     -------
Income (loss) from continuing operations       2,316       3,706    (8,831)      22,621     10,167       1,437       3,737
Gain on sale of discontinued operations,
  net of income taxes                              -          34        34          488        159         306           -
                                             -------     -------   -------      -------    -------     -------     -------
Net income (loss)                             $2,316      $3,740  $(8,797)      $23,109    $10,326      $1,743      $3,737
                                             =======     =======   =======      =======    =======     =======     =======

                                                   Six Months
                                                     Ended
                                                    June 30,                          Years Ended December 31,
                                             -------------------     -------------------------------------------------------
                                                1999      1998          1998      1997         1996       1995        1994
                                             ---------  --------     ---------  --------     --------    -------     -------
                                                                                (In thousands, except per share data)
Income Statement Data (continued):
Basic net income (loss) per common share:
 Income (loss) from continuing operations    $    0.21  $   0.34     $   (0.81) $   2.13     $   1.16    $  0.17     $  0.43
 Gain on sale of discontinued operations             -         -             -      0.05         0.02       0.03           -
                                             ---------  --------     ---------  --------     --------    -------     -------
Basic net income (loss) per share            $    0.21  $   0.34     $   (0.81) $   2.18     $   1.18    $  0.20     $  0.43
                                             =========  ========     =========  ========     ========    =======     =======

Diluted net income (loss) per common share:
 Income (loss) from continuing operations    $    0.21  $   0.33     $   (0.81) $   2.10     $   1.15    $  0.17     $  0.43
 Gain on sale of discontinued operations             -         -             -      0.05         0.02       0.03           -
                                             ---------  --------     ---------  --------     --------    -------     -------
Diluted net income (loss) per share          $    0.21  $   0.33     $   (0.81) $   2.15     $   1.17    $  0.20     $  0.43
                                             =========  ========     =========  ========     ========    =======     =======

Cash dividends per share                     $    0.10  $   0.10     $   0.20   $   0.20     $   0.16    $  0.16     $  0.16
Basic weighted average common share
 outstanding                                    10,879    10,984       10,937     10,620        8,759      8,760       8,763
Diluted weighted average common shares
 outstanding                                    10,892    11,102       10,937     10,753        8,826      8,801       8,803

Balance Sheet Data (end of period):
Working capital                              $   8,550  $  3,592     $  9,785   $  9,618     $ 13,926    $ 3,102     $ 9,444
Net property and equipment                     152,198   170,987      143,825    157,481      101,510     71,645      59,655
Total assets                                   183,266   215,849      184,497    212,135      144,271     96,126      89,392
Long-term obligations                           20,087    26,615       19,398     22,607       43,589     19,602      11,130
Total stockholders' equity                     138,969   150,669      134,742    147,932       75,160     66,282      66,034

King Ranch

     King Ranch is a privately-held company engaged primarily in ranching, agricultural and energy development businesses. It owns he historic 825,000 acre "King Ranch" in South Texas. King Ranch's oil and gas exploration and production business is conducted through its subsidiary King Ranch Energy which St. Mary is to acquire in the merger.

Business of King Ranch Energy


     King Ranch Energy is a privately held oil and gas company based in Houston, Texas, and is an indirect wholly-owned subsidiary of King Ranch. Effective on the close of business on December 31, 1997, King Ranch reorganized the structure of its energy operations. On that date, all of the onshore and offshore working interests and related assets owned by King Ranch were transferred to King Ranch Energy. The information presented for the periods before January 1, 1998 reflects the financial position, results of operations, cash flows and other information attributable to the contributed assets. The oil and gas operations of King Ranch Energy began during the early 1980's through direct working interest participation in drilling projects and producing properties on a non-operated basis. In March 1986, King Ranch began to assemble a team of geophysicists with its acquisition of Barrick Exploration. The acquisition of Barrick Exploration also included a significant seismic database and provided King Ranch Energy with exposure to several exploration joint ventures. During the later portions of the 1980's, King Ranch Energy brought its geoscience expertise and seismic database to numerous exploration joint ventures with onshore and offshore operators along the Gulf Coast. Currently, King Ranch Energy is an oil and gas exploration, development, and production company operating primarily in the Gulf Coast region with emphasis in the Gulf of Mexico. King Ranch Energy identifies exploratory prospects by:

     * integrating 3-D and 2-D seismic technology with information about surrounding geological features, and

     * high-grading prospects that exhibit "bright spot" seismic anomalies by using extensive computer-aided geophysical modeling and amplitude.

Oil and Gas Reserves

     The following table shows information on the total proved reserves, estimated future net cash flow before income taxes from proved reserves, and the present value, discounted at 10%, of estimated future net cash flow from proved reserves for King Ranch Energy during the periods indicated. Information in the following table is based upon the Reserve Reports in accordance with the rules and regulations of the SEC.

                                                                         Future Net Cash Flow
                                         Net Proved Reserves                  After-Tax
                                 ----------------------------------   -------------------------
                                                                                   Discounted
                                                                                  -------------
                                     Gas          Oil       Total        Total        at 10%
                                 ----------     --------  ---------   ----------- -------------
        Proved Reserves             (MMcf)        (MBbl)     (MMcfe)      (in thousands)
        December 31, 1996           38,787         1,717     49,089     $94,992      $ 71,401
        December 31, 1997           38,201         1,407     46,643     $59,480      $ 46,844
        December 31, 1998           42,303         1,675     52,353     $52,763      $ 42,854


     There are numerous uncertainties inherent in estimating quantities of proved reserves, including many factors beyond the control of King Ranch Energy. The reserve data set forth herein represents only estimates. Reservoir engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretations and judgment. As a result, estimates of different engineers often vary. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of that estimate. Accordingly, reserve estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered. The meaningfulness of these estimates is highly dependent upon the accuracy of the assumptions upon which they were based. In general, the volume of production from oil and gas properties owned by King Ranch Energy declines as reserves are depleted. Except to the extent King Ranch Energy conducts successful exploration and development activities or acquires additional properties containing proved reserves, or both, the proved reserves of King Ranch Energy will decline as reserves are produced.

     In accordance with the SEC's guidelines, the estimates of King Ranch Energy's proved reserves, future net cash flow from proved reserves and the discounted present value of future net cash flow from proved reserves are made using oil and natural gas sales prices in effect as of the dates of these estimates and are held constant throughout the life of the properties except where those guidelines permit alternate treatment, including the use of fixed or determinable contractual price escalations. Prices for natural gas and crude oil are subject to substantial fluctuations as a result of numerous factors. In accordance with SEC guidelines, the estimates of King Ranch Energy's proved reserves, future net cash flow from proved reserves and the discounted present value of future net cash flow from proved reserves are made using current lease and well operating costs estimated by King Ranch Energy. Lease operating expenses for wells operated by King Ranch Energy were estimated using a combination of fixed and variable-by-volume costs consistent with King Ranch Energy's experience in the areas for those wells. For purposes of calculating estimated future net cash flow and the discounted present value thereof, operating costs exclude accounting and administrative overhead expenses attributable to King Ranch Energy's working interest in wells operated under joint operating agreements, but include administrative costs associated with production offices. The discounted present value of estimated future net cash flow from proved reserves set forth herein should not be construed as the current market value of the estimated proved oil and gas reserves attributable to King Ranch Energy's properties.

Exploration and Development Activity

     King Ranch Energy drilled, or participated in the drilling of, the following numbers of wells during the periods indicated.

                                                             Years Ended December 31,
                                              -----------------------------------------------------
                                                    1998              1997             1996
                                              -----------------  -----------------  ----------------
                                               Gross     Net      Gross       Net    Gross     Net
                                              -------  --------  -------   -------  -------  -------
     Exploratory Wells:
       Producing.........................      11.0       3.1      6.0        1.3      3.0      1.3
       Dry...............................       9.0       3.1      6.0        1.8      5.0      0.9
          Total..........................      20.0       6.2     12.0        3.1      8.0      2.2
     Development Wells:
       Producing.........................      20.0       5.8     13.0        3.6     14.0      6.7
       Dry...............................         0         0      1.0        0.3        0        0
          Total..........................      20.0       5.8     14.0        3.9     14.0      6.7
     Total Wells.........................      40.0      12.0     26.0        7.0     22.0      8.9


     The information contained in the foregoing table should not be considered indicative of future drilling performance, nor should it be assumed that there is any necessary correlation between the number of productive wells drilled and the amount of oil and gas that may ultimately be recovered from those wells.

Present Activities

     In the first six months of 1999 King Ranch Energy has completed the drilling of 8 gross (1.8 net) exploratory wells and 5 gross (1.6 net) development wells. Of these wells, 2 gross (1.1 net) of the exploratory wells were productive while all of the development wells were productive.

Net Production, Unit Prices and Production Costs

     As of July 1, 1999, King Ranch Energy had an ownership interest in 404 gross (80.3 net) productive wells, including 231 gross (45.5 net) productive natural gas wells and 173 gross (34.8 net) productive crude oil wells.

     The following table shows information regarding the net production volumes, average sales prices received, and average production costs associated with King Ranch Energy's sales of oil and natural gas for the periods indicated.

                                                     Years Ended December 31,
                                               ------------------------------------
                                                  1998          1997         1996
                                                  ----          ----         ----
     Production:
      Oil and condensate (MBbls).........          429           369          325
      Gas (MMcf).........................       14,826        13,535       13,464
                                               -------       -------      -------
        Total production (MMcfe).........       17,400        15,748       15,414
     Average Realized Price:/(1)/
      Oil and condensate (per Bbl).......      $ 12.25       $ 18.85      $ 19.58
      Gas (per Mcf)/(2)/.................      $  2.24       $  2.65      $  2.54
     Average  Production Cost:
      ($/Mcfe)/(3)/......................      $  0.46       $  0.37      $  0.28

____________
(1)  Excludes hedging gains of $815,000, $33,000 and $0 for 1998, 1997 and 1996, respectively.
(2) Includes product processing revenue of $342,000, $359,000 and $500,000 for 1998, 1997 and 1996, respectively.
(3)  Excludes production taxes of $294,000, $335,000 and $264,000 for 1998, 1997 and 1996, respectively.

Development, Exploration and Acquisition Expenditures

     King Ranch Energy's total capital expenditures on oil and gas properties in 1998 were $65.5 million, with $27.8 million spent on exploration drilling, $12.4 million spent on development drilling, and $25.3 million spent on acquisitions. The following table shows information regarding the costs incurred by King Ranch Energy in its exploration, development and acquisition activities during the periods indicated.

                                                                             Years Ended December 31,
                                                                      ------------------------------------
                                                                        1998          1997          1996
                                                                      --------      --------      --------
                                                                                 (in thousands)
          Acquisition Costs:
                 Proved properties........................            $ 16,341      $      0      $      0
                 Unproved properties......................               8,981         8,990         8,415
          Exploration costs...............................              27,819        16,611         6,443
          Development costs...............................              12,359        11,798         1,430
                                                                      --------      --------      --------
             Total Capital Expenditures...................            $ 65,500      $ 37,399      $ 16,288
                                                                      ========      ========      ========

Acreage

         As of July 1, 1999, King Ranch Energy had an interest in approximately 528 thousand gross (157 thousand net) acres, including approximately 304 thousand gross (106 thousand net) offshore acres, and approximately 224 thousand gross (51 thousand net) onshore acres. Total producing offshore acres are 160 thousand gross (44 thousand net), while total non-producing offshore acres are 143 thousand gross (62 thousand net). Acreage in which King Ranch Energy's interest is limited to royalty, over-ridding royalty and similar interests is insignificant and, therefore, excluded.

Oil and Gas Marketing

         The revenues generated from King Ranch Energy's oil and gas operations are highly dependent upon the prices of and the demand for its oil and gas production. The prices received by King Ranch Energy for its oil and gas production depend upon numerous factors beyond King Ranch Energy's control.

         Generally, King Ranch Energy's gas production is sold under short-term contracts with index related pricing while oil production is sold to various purchasers under short-term arrangements at prices no less than those purchasers' posted prices for the respective areas less standard deductions. Total sales of gas accounted for 85% of King Ranch Energy's revenues during 1998 while total sales of oil accounted for 15% of King Ranch Energy's revenues. In 1998, the weighted average price of gas sold was $2.24/Mcf and the weighted average price of oil sold was $12.25/Bbl.

Hedging

         From time to time, King Ranch Energy utilizes hedging transactions with respect to a portion of its oil and gas production to achieve a more predictable cash flow, as well as to reduce its exposure to price fluctuations. While the use of these hedging arrangements limits the downside risk of adverse price movements, they may also limit future revenues from favorable price movements. As a result of hedging activities for gas production for 1998 and 1997, King Ranch Energy realized gains of $815,000 and $33,000, respectively. During 1998, approximately 10% of King Ranch Energy's equivalent gas production was subject to hedge positions as compared to 9% in 1997.

         The use of hedging transactions also involves the risk that the counterparties will be unable to meet the financial terms of those transactions. All of King Ranch Energy's hedging transactions to date were carried out in the over-the-counter market and the obligations of the counterparties have been guaranteed by entities with at least an investment grade rating or secured by letters of credit. King Ranch Energy accounts for these transactions as hedging activities and, accordingly, gains or losses are included in oil and gas revenues when the hedged production is delivered. Neither the hedging contracts nor the unrealized gains or losses on these contracts are recognized in the financial statements.

Competition

         The exploration for and production of oil and gas is highly competitive. In seeking to obtain desirable properties, leases and exploration prospects, King Ranch Energy faces competition from both major and independent oil and natural gas companies, as well as from numerous individuals and drilling programs. Many of these competitors have financial and other resources substantially in excess of those available to King Ranch Energy and, accordingly, may be better positioned to acquire and exploit prospects, hire personnel and market production. In addition, many of King Ranch Energy's larger competitors may be better able to respond to factors that affect the demand for oil and natural gas production such as changes in worldwide oil and natural gas prices and levels of production, the cost and availability of alternative fuels and the application of government regulations.

Employees

         As of July 31, 1999, following the termination of 14 full-time employees after the execution of the merger agreement with St. Mary, King Ranch Energy had 12 full-time employees, none of whom is represented by any labor union. King Ranch Energy considers its relations with its employees to be good considering the pending merger. See "King Ranch Energy Stockholders Meeting - Interests of King Ranch Insiders in the Merger - Termination of King Ranch Energy Employees; Severance Agreements."

Facilities

         King Ranch Energy currently leases approximately 16,000 square feet of office space in Houston, Texas, where its administrative offices are located.

Title to Properties

         King Ranch Energy believes it has satisfactory title to all of its producing properties in accordance with standards generally accepted in the oil and gas industry. King Ranch Energy's properties are subject to customary royalty interests, liens incident to operating agreements, liens for current taxes and other burdens which King Ranch Energy believes do not materially interfere with the use of or affect the value of those properties.

Operating Hazards and Uninsured Risks

         King Ranch Energy operations are subject to hazards and risks inherent in drilling for and production and transportation of oil and natural gas, such as fires, natural disasters, explosions, encountering formations with abnormal pressures, blowouts, cratering, pipeline ruptures and spills, any of which can result in loss of hydrocarbons, environmental pollution, personal injury claims, and other damage to properties of King Ranch Energy and others. Additionally, a substantial amount of King Ranch Energy's oil and gas operations are located in an area that is subject to tropical weather disturbances, some of which can be severe enough to cause substantial damages to facilities and possibly interrupt production. As protection against operating hazards, King Ranch Energy maintains insurance coverage against some, but not all, potential losses. King Ranch Energy believes that its insurance coverage is adequate and customary for companies of a similar size engaged in operations similar to those of King Ranch Energy, but losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could have an adverse impact on King Ranch Energy's financial condition and results of operations.

Governmental Regulations

         King Ranch Energy's oil and gas exploration, production and related operations are subject to extensive rules and regulations promulgated by federal and state agencies. Failure to comply with those rules and regulations can result in substantial penalties. The regulatory burden on the oil and gas industry increases King Ranch Energy's cost of doing business and affects its profitability. To date, expenditures related to complying with these rules and regulations have not been significant in relation to the results of the operations of King Ranch Energy. However, because those rules and regulations are frequently amended or reinterpreted, King Ranch Energy is unable to predict the future cost or impact of complying with those laws.

Environmental Matters

         King Ranch Energy's operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulations generally is toward stricter standards, and this trend will likely continue. These laws and regulations may require the acquisition of a permit or other authorization before construction or drilling commences and for other activities, limit or prohibit construction, drilling and other activities on lands lying within wilderness or wetlands and other protected areas and impose substantial liabilities for pollution resulting from King Ranch Energy's operations. The permits required for various aspects of King Ranch Energy's operations are subject to revocation, modification and renewal by issuing authorities. King Ranch Energy believes that its operations currently are in substantial compliance with applicable environmental regulations.

     Selected Historical Consolidated Financial Data of King Ranch Energy

         The following selected historical consolidated financial data has been derived from (1) the audited financial statements of King Ranch Energy as of and for the years ended December 31, 1998, 1997 and 1996, (2) the accounting records of King Ranch as of and for the years ended December 31, 1995 and 1994 and (3) the unaudited interim financial statements of King Ranch Energy as of June 30, 1999 and for the six month periods ended June 30, 1999 and 1998. This information is only a summary and you should read it together with King Ranch Energy's historical financial statements and related notes contained in this document.



                                                   Six Months
                                                      Ended
                                                     June 30,                             Years Ended December 31,
                                              --------------------   ------------------------------------------------------------
                                                  1999        1998       1998         1997          1996         1995        1994
                                                  ----        ----       ----         ----          ----         ----        ----
                                                                                   (In thousands, except per share data)
Income Statement Data:
Operating revenues:
Working and royalty interest                  $ 20,869    $ 19,791   $ 39,290      $43,239       $41,115     $ 26,384    $ 38,422
Other                                               60          76        117          365           404            -        (460)
                                              --------    --------   --------      -------       -------     --------    --------
Total operating revenues                        20,929      19,867     39,407       43,604        41,519       26,384      37,962

Operating expenses:
Oil and gas operating expenses                   3,550       3,417      8,373        6,848         4,402        4,965       6,408
Depletion, depreciation, amortization,
     and impairment of properties               12,081      11,024     26,363       16,217        20,916       16,544      15,193
 Exploration expenses                            5,646       6,768     12,301       11,935         7,240       13,086       5,337
 General and administrative                      1,162       1,387      2,970        3,001         2,980        2,903       2,541
 Abandoned Independent Power
     Production projects                             -           -          -          163            44        1,280       3,379
                                              --------    --------   --------      -------       -------     --------    --------
Total operating expenses                        22,439      22,596     50,007       38,164        35,582       38,778      32,858
                                              --------    --------   --------      -------       -------     --------    --------

Income (loss) from operations                   (1,510)     (2,729)   (10,600)       5,440         5,937      (12,394)      5,104
Trademark fee - affiliate                          250         250        500          250           250            -           -
Non-operating expense                              633          25        103          146            28       (1,673)          -
(Gain) loss on sale of proved properties             -           -         37         (238)         (294)           -           -
                                              --------    --------   --------      -------       -------     --------    --------
Income (loss) before taxes                      (2,393)     (3,004)   (11,240)       5,282         5,953      (10,721)      5,104
      Income tax provision (benefit)              (825)       (794)    (4,121)       1,680         1,836            -           -
                                              --------    --------   --------      -------       -------     --------    --------
Net income (loss)                             $ (1,568)   $ (2,210)  $ (7,119)     $ 3,602       $ 4,117     $(10,721)   $  5,104
                                              ========    ========   ========      =======       =======     ========    ========

Basic net income (loss) per share             $ (1,568)   $ (2,210)  $ (7,119)     $ 3,602       $ 4,117     $(10,721)   $  5,104
Diluted net income (loss) per share             (1,568)     (2,210)    (7,119)       3,602         4,117      (10,721)      5,104
Cash dividends per share                             -           -   $  4,655            -             -            -           -
Basic weighted average common shares
outstanding(1)                                       1           1          1            1             1            1           1
Diluted weighted average common shares
outstanding(1)                                       1           1          1            1             1            1           1



Balance Sheet Data (end of period):
Working capital                               $(15,267)   $ (2,049)  $(14,210)     $23,429       $22,830     $ (1,712)   $ 11,013
Net property and equipment                      67,613      68,356     68,542       41,105        31,986       42,602      53,287
Total assets                                    81,794      79,734     84,889       74,126        71,198       57,612      85,481
Long-term obligations                                -           -          -            -             -        6,927      23,038
Total stockholders' equity                      46,782      59,045     48,350       60,682        52,517       34,792      39,671


(1) Before the merger with St. Mary the 1,000 outstanding shares of King Ranch Energy common stock will be split to equal the number and class of outstanding shares of King Ranch common stock and then distributed on a pro rata basis to the King Ranch stockholders if all other conditions to the merger have been satisfied. There are currently 410,266 shares of King Ranch common stock outstanding, comprised of 42,938 shares of voting common stock and 367,328 shares of non-voting common stock.

King Ranch Energy Management's Discussion and Analysis of Financial Condition and Results of Operations

         The following is a discussion of the consolidated financial condition and results of operations of King Ranch Energy and its subsidiaries for the three years ended December 31, 1998 and the six months ended June 30, 1999 and 1998. This discussion should be read in conjunction with our "Selected Financial Data" and our Consolidated Financial Statements, and the notes thereto, included elsewhere herein. This discussion includes forward-looking information concerning our future plans, financial condition, liquidity and capital resources. If the merger with St. Mary is consummated, our plans will not be implemented and the financial condition of the combined company will be materially different.

General

         As an independent oil and gas producer, our revenue, profitability and future rate of growth are substantially dependent upon prevailing prices for natural gas, oil and condensate, which are dependent upon numerous factors beyond our control, such as economic, political and regulatory developments and competition from other sources of energy. The energy markets have historically been very volatile and there can be no assurance that oil and gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and gas prices could have a material adverse effect on our financial position, results of operations, cash flows, quantities of oil and gas reserves that may be economically produced and access to capital.

         We use the successful efforts method of accounting for oil and gas properties. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells, which find proved reserves, and to drill and equip developmental wells are capitalized. Exploratory geological and geophysical costs, delay rentals, and costs to drill exploratory wells which do not find proved reserves are expensed. Depletion, depreciation, and amortization of costs incurred in connection with the drilling and development of proved oil and gas reserves and estimated future abandonment and dismantlement costs are amortized on a field-by-field basis using the units-of-production method based upon estimates of proved developed oil and gas reserves. The property acquisition costs of producing properties are amortized on a field-by-field basis using the units-of-production method based on estimates of total proved reserves.

         The Company reviews its producing properties for impairments when events or changes in circumstances indicate that an impairment may have occurred. The impairment test compares the expected undiscounted future net revenues on a field-by-field basis with the related net capitalized costs at the end of each period. When the net capitalized costs exceed the undiscounted future net revenues, the cost of property is written down to "fair value," which is determined using discounted future net revenues discounted at 10% for the producing property. Future net revenues are estimated using a five-year historical average price plus a three percent escalation factor and include the estimated effects of the Company's hedging contracts in place at December 31, 1998. All proved reserve categories at their full estimated value and probable and possible reserves, risk adjusted downward to 65% and 10% of the estimated values, respectively, are used in the impairment test. Probable and possible reserves are risk-adjusted to recognize their lower likelihood of occurrence.

This risk adjustment factors are subject to periodic review based on current economic conditions. Reserve volumes are based on independent engineering consistent with engineering used in evaluating property acquisitions.

         The Company also impairs nonproducing leaseholds and unproved properties when such leases and properties are determined to have a recoverable value less than cost. In determining if an impairment exists and arriving at impairment charges for nonproducing leaseholds and unproved properties we considers such factors as (1) whether any dry holes have been drilled, (2) the length of time remaining on the lease, and (3) our current drilling budgets.

Forward-Looking Statements

         This document includes "forward-looking statements." All statements other than statements of historical facts included in this document, including statements regarding production targets, anticipated production rates, planned capital expenditures, the availability of capital resources to fund capital expenditures, estimates of proved reserves, wells planned to be drilled in the future, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, those statements are based upon assumptions and anticipated results that are subject to numerous uncertainties. See "Cautionary Information About Forward-Looking Statements" at page 100.

Results of Operations

         The following table shows operating information with respect to our oil and gas operations.

                                                                             Six Month Period Ended
                                                                                      June 30,
                                                                            ----------------------------

                                                                               1999                 1998
                                                                               ----                 ----
Production:
   Oil and condensate (Mbbls)                                                   219                  212
   Gas (Mmcf)                                                                 8,877                7,114
   Total production (Mmcfe)                                                  10,191                8,386
Average Realized Price:
   Oil and condensate (per Bbl)                                             $ 12.76               $13.28
   Gas (per Mcf)                                                            $  1.99               $ 2.35

Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

         Production. Net production increased 22%, from 8.4 Bcfe for the 1998 period to 10.2 Bcfe for the 1999 period. Oil and condensate production during 1999 increased 7 MBbls, or 3%, compared to the same period in 1998. Increased oil production for 1999 was due to production increases from development activities at the Pittencrief properties (36 Mbbls) and successful results from exploration activities on Vermilion blocks 115 and 116 (17 Mbbls). These activities more than offset the decline in production from the Clarksville Field (46 Mbbls). Gas production increased by
1.8 Bcf, or 25%, from 7.1 Bcf for 1998 period to 8.9 Bcf for 1999. Increased gas production was due to production increases from development drilling activities during the fourth quarter of 1998 at the Judge Digby Field. These increases were partially offset by natural production decline on other properties held.

         Operating Revenues. Oil and gas revenues for 1999 period increased by $1.1 million, or 5%, compared to the same period ended in 1998, as a result of the 1,753 Mmcf increase in natural gas production levels as discussed in the previous paragraph. This increased production was offset by lower realized oil and gas prices. The average realized price of natural gas decreased by 15% while the average realized price for oil decreased by 5%. For the 1999 period, the average realized gas price was $1.99 per Mcf as compared to an average price of $2.35 per Mcf for the same period in 1998. As a result of hedging activities for gas production during the six month periods ended June 30, 1999 and 1998, we realized gains of $297 thousand and $67 thousand, respectively. During the 1999 period, approximately 17% of our equivalent gas production was subject to hedge positions as compared to 1% for the same period in 1998. The average realized oil and condensate price was $12.76 per barrel during 1999 as compared to an average price of $13.47 per barrel for the same period in 1998.

         Oil and Gas Operating Expenses. Lease operating expense for 1999 increased to $3.6 million from $3.4 million for the same period in 1998. Lease operating expense per Mcfe deceased from $0.40 for 1998 to $0.35 for the 1999 period. This decrease in expense per Mcfe is attributable to higher production volumes from the Judge Digby Field without a corresponding increase in lease operating expense.

         Exploration Expense. Exploration expense for the 1999 period decreased to $5.6 million from $6.8 million for the same period in 1998. Dry hole costs decreased by $3.0 million while geological and geophysical expense increase by $1.8 million over the comparable periods. Impairment of non-producing leaseholds decreased during 1999 to $190 thousand from $1.1 million during the comparable period in 1998.

          Depreciation, Depletion and Amortization Expense. During the 1999 period, depreciation, depletion and amortization expense increased to $12.1 million from $11.0 million for the comparable 1998 period. The increase was due to the increased production volumes noted above. The depletion rate per unit for 1999 decreased to $1.19 per Mcfe, from $1.30 per Mcfe for 1998.

          General and Administrative Expense. General and administrative expense, which is net of overhead reimbursements received from other working interest owners, decreased to $1.2 million, or $0.11 per Mcfe during 1999, as compared to $1.4 million, or $0.16 per Mcfe, for 1998 period. The reduction in general and administrative expense per Mcfe resulted from increasing production levels without a corresponding increase in the number of employees.

          Trademark Fee. We pay a trademark fee to King Ranch, Inc. of $500,000 per year for the use of the King Ranch name and the Running W trademark.

          Other Expense. From 1998 to 1999, other expense increased by $600 thousand as a result of interest expense related to the intercompany note payable that was established in December 1998.

          Net Income. As a result of the foregoing, we had a net loss of $1.6 million for the 1999 period, as compared to a net loss of $2.2 million for comparable 1998 period.

Results of Operations

          The following table shows operating information with respect to our oil and gas operations.

                                                   Year Ended December 31,
                                               1998         1997         1996
                                               ----         ----         ----
Production:
  Oil and condensate (MBbls)                    429          369          325
  Gas (MMcf)                                 14,826       13,535       13,464
                                          ---------    ---------    ---------
  Total production (MMcfe)                   17,400       15,749       15,414
Average Realized Price:
  Oil and condensate (per Bbl)            $   12.25    $   18.85    $   19.58
  Gas (per Mcf)                           $    2.24    $    2.65    $    2.54

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

         Production. Net production increased 11%, from 15.75 Bcfe for 1997 to
17.4 Bcfe for 1998. Oil and condensate production for 1998 increased 60 MBbls, or 16%, compared to 1997. Increased oil production for 1998 was due to production increases from exploratory drilling activities at Eugene Island 341 and from the acquisition of the Pittencrieff Americas properties. Production from Eugene Island 341 increased 22 Mbbls in 1998 and the acquisition of Pittencrieff added 132 Mbbls of oil production. These increases were offset by decreases from the Clarksville Field of 40 Mbbls, the East Cameron 57 Field of 24 Mbbls and the Eugene Island 136 Field of 23 Mbbls. Gas production increased by 1.3 Bcf, or 10%, from 13.5 Bcf for 1997 to 14.8 Bcf for 1998. Increased gas production was due to production increases from development drilling activities during 1998 at the Judge Digby Field, from the acquisition of interests in several offshore blocks from NCX Exploration in May 1998, and from exploratory wells drilled and placed on production during the third quarter of 1998 at Vermilion 115 and West Cameron 306. These increases were partially offset by natural production decline on other properties held and by the loss of reserves from the Shelton Royalty, which was contributed to an affiliated entity on January 1, 1998.

         Operating Revenues. Oil and gas revenues for 1998 decreased by $4.2 million, or 10%, compared to 1997, Lower realized oil and gas prices reduced revenues by $8.9 million with increases in volumes offsetting the lower prices by $4.6 million. The average realized price of natural gas decreased by 15% while the average realized price for oil decreased by 35%. For 1998, the average realized gas price was $2.24 per Mcf as compared to an average price of $2.65 per Mcf for 1997. As a result of hedging activities for gas production for 1998 and 1997, we realized gains of $815 thousand and $33 thousand, respectively. During 1998, approximately 10% of our equivalent gas production was subject to hedge positions as compared to 9% in 1997. For 1998, the average realized oil and condensate price was $12.25 per barrel as compared to an average price of $18.85 per barrel for 1997.

         Oil and Gas Operating Expenses. Lease operating expense for 1998 increased to $8.4 million from $6.9 million for 1997. Lease operating expense per Mcfe increased from $0.43 for 1997 to $0.48 for 1998. The acquisition of Pittencrieff properties added $1.7 million of additional lease operating expenses. A variety of other properties had minor reductions in lease operating expense which net the total of the increase to $1.5 million.

         Exploration Expense. Exploration expense for 1998 increased to $12.3 million from $11.9 million for 1997. The increase in 1998 is a result of slightly higher dry hole expense. Dry hole costs for 1997 were $7.4 million while 1998 dry hole costs were $8.4 million. Impairment of non-producing leaseholds decreased in 1998 to $1.8 million from $2.7 million during 1997.

         Depreciation, Depletion and Amortization Expense. During 1998, depreciation, depletion and amortization expense increased to $26.4 million from $16.2 million for 1997. The increase was due both increased production volumes and an increased depletion rate per Mcfe. This increase in rate of depletion is directly related to lower year-end reserve balances of existing reserves prior to acquisitions. The depletion rate per unit for 1998 increased to $1.52 per Mcfe, from $1.03 per Mcfe for 1997.

         General and Administrative Expense. General and administrative expense, which is net of overhead reimbursements received from other working interest owners, remained the same as the 1997 amount of $3.0 million, however, decreased per Mcfe to $0.17 in 1998 from $0.19 for 1997. The reduction in general and administrative expense per Mcfe resulted from increasing production levels without a corresponding increase in the number of employees.

         Trademark Fee. We pay a trademark fee to King Ranch, Inc. for the use of the King Ranch name and the Running W trademark. This fee was increased from $250,000 per year in 1997 to $500,000 per year in 1998.

         Net Income. As a result of the foregoing, we had a net loss of $7.1 million for 1998, as compared to net income of $3.6 million for 1997.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

         Production. Net production increased 2%, from 15.4 Bcfe for 1996, to
15.7 Bcfe for 1997. Oil and condensate production for 1997 increased 44 MBbls, or 14%, compared to 1996. Increased oil production for 1997 was due to 64 Mbbls of production increases from development drilling activities during 1997 at the Clarksville Field. This increase was offset by natural production decline on other properties held. Gas production increased by 0.1 Bcf, or 1%, from 13.4 Bcf for 1996 to 13.5 Bcf for 1997. Increased gas production was due to production increases from exploratory drilling activities during 1996 at Vermilion Block
281. These increases were partially offset by natural production decline on other properties held.

         Operating Revenues. Oil and gas revenues for 1997 increased by $2.1 million, or 5%, compared to 1996, as a result of increased oil and gas production as described in the previous paragraph and slightly higher realized gas prices. The increase in volume makes up $1.0 of the $2.1 million increase with increased prices comprising the remaining $1.1 of the increases. The average realized price of natural gas increased by 4%. For 1997, the average realized gas price was $2.65 per Mcf as compared to an average price of $2.54 per Mcf for 1996. As a result of hedging activities for gas production for 1997, we realized a gain of $33 thousand. During 1997, approximately 9% of our equivalent gas production was subject to hedge positions. We did not hedge any of its production during 1996. For 1997, the average realized oil and condensate price was $18.85 per barrel as compared to an average price of $19.58 per barrel for 1996.

         Oil and Gas Operating Expenses. Lease operating expense for 1997 increased to $6.9 million from $4.4 million for 1996. Lease operating expense per Mcfe increased from $0.29 for 1996 to $0.43 for 1997. These increases are attributable to the following:

                  1)   Increased workover activities at the
                       Clarksville Field                         $0.2 million
                  2)   Increased workover activities at East
                       Cameron 56/57                             $0.3 million
                  3)   Increased workover  activities at West
                       Cameron 306                               $0.4 million
                  4)   Increased workover activities at
                       Matagorda 650                             $0.3 million
                  5)   Increased  workover  activities  at
                       Carter Ranch                              $0.2 million
                  6)   General  increase  in  costs  in the
                       oilfield service industry                 $1.1 million
                                                                 ------------
                                                                 $2.5 million

         Exploration Expense. Exploration expense for 1997 increased to $11.9 million from $7.2 million for 1996. The increase in 1997 is a result of higher dry hole expense. Dry hole costs for 1997 were $7.4 million while 1996 dry hole costs were $3.2 million. Impairment of non-producing leaseholds in 1997 was $2.7 million while no leases were impaired during 1996.

         Depreciation, Depletion and Amortization Expense. During 1997, depreciation, depletion and amortization expense decreased to $16.2 million from $20.9 million for 1996. The decrease is attributable to lower finding costs related to the discoveries at Vermilion Blocks 273 and 281. These discoveries produced higher year-end reserve balances and contributed to a decrease in the depletion rate, which went from $1.36 per Mcfe in 1996 to $1.03 per Mcfe in 1997.

         General and Administrative Expense. General and administrative expense for 1997, which is net of overhead reimbursements received from other working interest owners, remained the same as the 1996 figures of $3.0 million, or $0.19 per Mcfe.

         Trademark Fee. We pay a trademark fee to King Ranch, Inc. of $250,000 per year for the use of the King Ranch name and the Running W trademark.

         Net Income. As a result of the foregoing, we had net income of $3.6 million for 1997, as compared to $4.1 million for 1996.

Liquidity and Capital Resources

         For the six-month periods ending June 30, 1999 and June 30, 1998, we had negative working capital of ($177) thousand and ($2.1) million, respectively. The June 30, 1999 working capital amount excludes an intercompany note payable to our parent company King Ranch, Inc. We had working capital at December 31, 1998 of $240 thousand excluding the intercompany note payable to our parent company. Our working capital at December 31, 1997 was $23.4 million. The $23.2 million decrease in working capital from December 31, 1997 to December 31, 1998 is attributable to three reserve acquisitions made in 1998 as well as oil and gas exploration activities. The three reserve acquisitions account for $21.3 million or 92% of the $23.2 million decrease and were as follows:

                  50% interest in Pittencrieff Resources -               $  12.5 million

                  Selected properties from NCX Exploration-              $   5.0 million

                  Selected properties from Taurus Exploration            $   3.8 million
                                                                         ---------------

                                                                         $  21.3 million

         For the six-month periods ending June 30, 1999 and June 30, 1998, our net cash flows from operations were $12.2 million and $43.3 million, respectively. The large decrease is the result of a $23.6 million decrease in intercompany receivable from our parent during the first six months of 1998. Our net cash flow from operations for 1998 was $52.0 million compared to $28.0 million for 1997 and $3.9 million for 1996. The $24.0 million increase in cash flow from operations between 1997 and 1998 is largely due to a $23.6 million net change in the intercompany received from our parent that occurred in 1998. The 1996 cash flow from operations is substantially below 1997 because of a $24.6 million increase in the intercompany receivable from our parent.

         For the six-month period ending June 30, 1999, capital expenditures were $12.9 million, consisting of $4.9 million for exploration, $3.1 million for development and $4.9 million for acquisitions of properties. For the six-month period ending June 30, 1998, capital expenditures were $44.0 million, consisting of $8.0 million for exploration, $15.0 million for development and $20.9 million for acquisitions of properties. Capital expenditures for 1998 were $63.2 million, consisting of $25.5 million for exploration, $12.4 million for development and $25.3 million for acquisitions of properties. Capital expenditures for 1997 were $33.2 million, consisting of $12.4 million for exploration, $11.8 million for development and $9.0 million for acquisitions of properties while in 1996 total capital expenditures were $14.0 million, consisting of $4.2 million for exploration, $1.4 million for development and $8.4 million for acquisitions of properties. Our exploration capital expenditure budget for 1999 is approximately $19 million, of which only $4.9 million had been spent. While we continue to pursue attractive development opportunities, the timing and size of its capital commitments are unpredictable. As of June 30, 1999, there were no outstanding short-term or long-term material capital commitments.


         For purposes of reporting cash flows, we add back to operating activities all exploration costs expensed in the current year which were previously deferred, such as dryhole costs. If such costs had been included in operating activities rather than in investing activities, cash provided by operating activities would have been $43,613, $20,552, $694, $9,828 and $37,574 and cash used in investing activities would have been $54,735, $25,115, $9,847, $10,468 and $38,147 for the years ended December 31, 1998, 1997 and 1996 and for the six-month periods ended June 30, 1999 and 1998, respectively.

         Actual levels of capital expenditures may vary significantly due to many factors, including drilling results, oil and gas prices, industry conditions, the prices and availability of goods and services and the extent to which proved properties are acquired. We anticipate that capital expenditures will be funded principally from cash flow from operations. In the event capital expenditures were to exceed cash flow from operations, it is anticipated that such expenditures would be funded through additional borrowings from our parent.

         We participate in revolving credit and cash management with our parent. Under this policy our cash requirements are provided by our parent, and our excess cash is remitted to our parent for investment. During December 1998, our parent began to charge interest to us at a rate of 8.75 % (prime rate + 1%) on the outstanding balance borrowed, before December 1998, no interest income or expense was recognized as a result of this policy.

         To cover the various obligations of lessees on the Outer Continental Shelf ("OCS"), the Minerals and Management Service ("MMS") generally requires that lessees post substantial bonds or other acceptable assurances that those obligations will be met. The cost of those bonds or other surety can be substantial and there is no assurance that bonds or other surety can be obtained in all cases. Additionally, the MMS may require operators in the OCS to post supplemental bonds in excess of lease and area wide bonds to assure that abandonment obligations on specific properties will be met. For each of the periods presented, the total costs of all area wide and supplemental bonds was less than $50,000. Under some circumstances, the MMS may require operations on federal leases to be suspended or terminated. Any suspension or termination could materially and adversely affect our financial condition, results of operations and cash flows.

         Our operations are subject to various federal, state and local laws and regulations relating to the protection of the environment. We believe our current operations are in material compliance with current environmental laws and regulations. There can be no assurance, however, that current regulatory requirements will not change, currently unforeseen environmental incidents will not occur or past non-compliance with environmental laws will not be discovered.

Financial Instrument Market Risk

         Our Board of Directors has adopted a policy regarding the use of derivative instruments. This policy requires every derivative used by us to relate to underlying offsetting positions or firm commitments. It prohibits the use of speculative, highly complex or leveraged derivatives. Under the policy, the Chief Executive Officer and Vice President of Finance must review and approve all risk management programs that use derivatives. The Audit Committee of our Board of Directors also periodically reviews these programs.

         Commodity Price Risk. From time to time, we utilize hedging transactions with respect to a portion of our oil and gas production to achieve a more predictable cash flow, as well as to reduce our exposure to price fluctuations. While the use of these hedging arrangements limits the downside risk of adverse price movements, they may also limit future revenues from favorable price movements. The use of hedging transactions also involves the risk that the counterparties will be unable to meet the financial terms of the transactions. All of our hedging transactions to date were carried out in the over-the-counter market and the obligations of the counterparties have been guaranteed by entities with at least an investment grade rating or secured by letters of credit. We account for these transactions as hedging activities and, accordingly, gains or losses are included in oil and gas revenues when the hedged production is delivered. Neither the hedging contracts nor the unrealized gains or losses on these contracts are recognized in the financial statements.

         Interest Rate Risk. Market risk is estimated as the potential change in fair-value resulting from an immediate hypothetical one percentage point parallel shift in the yield curve. The sensitivity analysis presents the hypothetical change in fair-value of the financial instrument we held at December 31, 1998. For floating rate debt, interest rate changes generally do not affect the fair market value but do impact future results of operations and cash flows, assuming other factors are held constant. At December 31, 1998, we had intercompany floating debt of $14.45 million and had no fixed debt. Assuming constant debt levels, the results of operations and cash flows for the next year resulting from a one percentage point change in interest rates would be approximately $145,000 before taxes.

Year 2000 Issues

         Year 2000 issues result from the inability of computer programs or computerized equipment to accurately calculate, store or use a date subsequent to December 31, 1999. The erroneous date can be interpreted in a number of different ways; typically the year 2000 is represented as the year 1900. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business.

         Because we were recently formed, we were aware of, and considered year 2000 issues at the time of purchase or development of our software and hardware systems. In addition, we have recently completed an assessment of our core financial and operational systems to ensure year 2000 compliance. As a result of our assessments we have determined that our land and lease records software system is not Year 2000 compliant. Further assessment of other less critical systems and various types of equipment is continuing and should be completed during the third quarter of 1999. We do not have a contingency plan to address unavoidable risks, but we intend to formulate one upon completion of our assessment and testing in the third quarter of 1999. We believe that the potential impact, if any, of these systems not being year 2000 compliant will at most require employees to manually complete otherwise automated tasks or calculations and it should not impact our ability to continue exploration, drilling, production or sales activities.

         We rely on other producers and transmission companies to conduct our basic operations. Should any third party with which we have a material relationship fail, the impact could impair our ability to perform basic operations. We have initiated communications with these significant suppliers, business partners and customers to determine the extent to which we are vulnerable to those third parties' failure to correct their own year 2000 issues. There can be no guarantee, however, that the systems of other companies on which our systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with our systems would not have a material adverse effect on our operations.

     We have and will continue to utilize both internal and external resources to complete tasks and perform testing necessary to address the year 2000 issue. Costs of developing and carrying out our assessment and testing have been funded from our operations and have not represented a material expense. We have not completed our assessment and testing; however, we do not anticipate any significant costs relating to remediation efforts resulting from the year 2000 issues.

King Ranch Energy Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

     During King Ranch Energy's two most recent fiscal years and through the date of this document, King Ranch Energy has not had any changes in or disagreements with its independent accountants on accounting and financial disclosure.

                                 LEGAL MATTERS

     The validity of the St. Mary common stock to be issued in the merger has been passed upon by Ballard Spahr Andrews & Ingersoll, LLP.

     Locke Liddell & Sapp LLP has issued an opinion as to the Federal income tax consequences of the merger and the distribution and Ernst & Young LLP has issued an opinion as to the Federal income tax consequences of the distribution. These opinions have been filed with the SEC as exhibits to the registration statement relating to this document. See "The Merger Transaction--Material Federal Income Tax Consequences of the Merger."

                                    EXPERTS

     The consolidated financial statements of St. Mary incorporated by reference in this document to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of that firm as experts in auditing and accounting in giving that report.

     The consolidated financial statements of St. Mary for the year ended December 31, 1996 incorporated by reference in this document, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of King Ranch Energy, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this proxy and consent statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

     Some of the estimates of oil and gas reserves included or incorporated by reference in this document were based upon engineering reports prepared by the independent petroleum engineering firms of Ryder Scott Company, L.P. and Netherland Sewell & Associates, Inc. Those estimates are included herein in reliance on the authority of those firms as experts in those matters.


                      WHERE YOU CAN FIND MORE INFORMATION

     St. Mary files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information St. Mary files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. St. Mary's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     St. Mary has filed a registration statement on Form S-4 to register with the SEC the St. Mary common stock to be issued in the merger. This document is a part of that registration statement and constitutes a prospectus of St. Mary in addition to being a proxy statement for the King Ranch stockholders meeting to vote on the merger agreement. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows St. Mary to "incorporate by reference" information into this document, which means that St. Mary can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document even though it is not included or delivered with this document, except for any information superseded by information included or incorporated by reference in this document. This document incorporates by reference those documents set forth below that St. Mary has previously filed with the SEC. Those documents contain important business and financial information about St. Mary.

     You can obtain any of the other documents incorporated by reference through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. Stockholders may obtain other documents incorporated by reference in this document by requesting them in writing or by telephone from St. Mary at the following address:

     St. Mary Land & Exploration Company
     Attn: Secretary
     1776 Lincoln Street, Suite 1100
     Denver, CO 80203
     Telephone: (303) 861-8140


     If you would like to request from St. Mary documents which are incorporated by reference, please do so by December 9, 1999 to receive them before the St. Mary stockholders meeting or the King Ranch Energy stockholders forum.

St. Mary SEC Filings                     Period
(SEC File No. 0-20872)

Annual Report on Form 10-K               Fiscal Year ended December 31, 1998

Amendment to Annual Report on            Fiscal Year ended December 31, 1998
Form 10-K/A filed April 14, 1999

Amendment No. 2 to Annual Report on      Fiscal Year ended December 31, 1998
Form 10-K/A filed October 4, 1999


Amendment No. 3 to Annual Report on      Fiscal Year ended December 31, 1998
Form 10-K/A-3 filed November 12, 1999

Quarterly Report on Form 10-Q            Quarter ended March 31, 1999

Quarterly Report on Form 10-Q            Quarter ended June 30, 1999

Amendment to Quarterly Report on         Quarter ended June 30, 1999
Form 10-Q/A filed August 17, 1999

Amendment No. 2 to Quarterly Report      Quarter ended June 30, 1999
on Form 10-Q/A-2 filed October 4, 1999


Amendment No. 3 to Quarterly Report      Quarter ended June 30, 1999
on Form 10-Q/A-3 filed November 12,
1999

Current Report on Form 8-K filed
July 28, 1999

Registration Statement on Form 8-A
filed November 18, 1992


     We are also incorporating by reference additional documents that we file with the SEC between the date of this document and the date of the St. Mary stockholders meeting and the King Ranch Energy stockholders forum.

     St. Mary has supplied all information contained or incorporated by reference in this document relating to St. Mary, and King Ranch and King Ranch Energy has supplied all information contained in this document relating to King Ranch and King Ranch Energy.

     You can also get more information by visiting St. Mary's web site at www.stmaryland.com and King Ranch's web site at www.king-ranch.com. Web site materials are not part of this document.


     You should rely only on the information contained or incorporated by reference in this document to vote on the St. Mary share issuance at the St. Mary stockholder meeting or to consent to the merger as a King Ranch Energy stockholder. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 10, 1999. You should not assume that the information contained in the document is accurate as of any date other than that date, and neither the mailing of this document to stockholders nor the issuance of St. Mary common stock in the merger shall create any implication to the contrary.

                     FUTURE ST. MARY STOCKHOLDER PROPOSALS


     Any St. Mary stockholder proposal for the annual meeting of stockholders in 2000 must have been received by St. Mary by November 1, 1999 for the proposal to be included in the St. Mary proxy statement and form of proxy for that meeting. If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by St. Mary by March 1, 2000, proxies solicited by the St. Mary board of directors may use their discretionary voting authority when the matter is raised at the meeting, without including any discussion of the matter in the proxy statement.

            CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

     This document includes or incorporates by reference "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements include statements about:


 .    synergies expected from the merger

 .    efficiencies and costs savings expected to be realized from the merger

 .    revenue enhancements expected from the merger

 .    the timetable for closing the merger

 .    capital productivity and returns on capital employed by St. Mary after the closing

 .    oil and gas reserve estimates, including estimates of future net revenues associated with those reserves and the present value of future net revenues

 .    planned expansion and growth of St. Mary's operations

 .    future capital spending and availability

 .    repayment of debt

 .    expected oil and natural gas production

 .    asset portfolios

 .    Year 2000 readiness

 .    oil and natural gas potential

 .    future development and exploration expenditures (including the amount and nature thereof)

 .    planned drilling of wells

 .    business strategies

     The sections of this document which contain forward-looking statements include:

 .    Summary,

 .    The Merger Transaction--Background of the Merger;

 .    The Merger Transaction--Our Reasons for the Merger,

 .    Unaudited Pro Forma Condensed Combined Financial Statements, and

 .    Opinions of Financial Advisors.

     Our forward-looking statements are also identified by words such as:

 .    "believes,"

 .    "expects,"

 .    "anticipates,"

 .    "intends,"

 .    "projects,"

 .    "estimates," or

 .    similar expressions.

     For those statements by St. Mary, St. Mary claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference, could affect the future results of St. Mary and King Ranch Energy, and of St. Mary after the closing of the merger, and could cause those results or other outcomes to differ materially from those expressed in our forward-looking statements:

Economic and Industry Conditions

 .    material adverse changes in economic or industry conditions generally or in the market served by our companies

 .    supply and demand for and pricing of crude oil and natural gas

 .    changes in demographics and consumer preferences

 .    the uncertainty of estimated oil and gas resources

Project/Technology Factors

 .    supply disruptions oil and natural gas project advancement

 .    supply disruptions the development and use of new technology

 .    the impact of the Year 2000 on our technology systems or the technology systems of third parties with which we have material relationships

Transaction or Commercial Factors

 .    the outcome of negotiations with partners, customers or others

 .    our ability to integrate the business of St. Mary and King Ranch Energy successfully after the merger

Political/Governmental Factors

 .    political developments and laws and regulations, such as restrictions on production, price controls, tax increases and retroactive tax claims, and environmental regulations

 .    permitting delays

Operating Factors

 .    supply disruptions

 .    technical difficulties

 .    changes in operating conditions and costs

 .    weather

 .    marketing delays

Competitive Factors

 .    the competitiveness of suppliers of alternative energy sources or product substitutes

 .    the actions of competitors


 .     the challenges inherent in diverting management's focus and resources from other strategic opportunities and from operational matters during the merger and integration process

     We caution you that our forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied by the forward-looking statements.

        SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Delaware General Corporation Law provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     Provisions of St. Mary's certificate of incorporation and by-laws obligate St. Mary to indemnify its directors and officers to the fullest extent permitted under Delaware law. Provisions of King Ranch Energy's bylaws obligate King Ranch Energy to indemnify its directors and officers in a manner consistent with Delaware General Corporation Law.

     In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling St. Mary, King Ranch or King Ranch Energy under the foregoing provisions or otherwise, St. Mary, King Ranch and King Ranch Energy have been advised that in the opinion of the SEC that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements combine the historical consolidated balance sheets and statements of operations of St. Mary and King Ranch Energy giving effect to the merger using the purchase method of accounting for business combinations.

     We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information from the audited financial statements of St. Mary for 1998 and the unaudited financial statements for the six months ended June 30, 1999 and from the audited financial statements of King Ranch Energy for 1998 and the unaudited financial statements for the six months ended June 30, 1999. The information is only a summary and you should read it in conjunction with our historical financial statements and related notes contained in the annual reports and other information that St. Mary has filed with the SEC and incorporated in this document by reference and the historical financial statements of King Ranch Energy and related notes contained in this document. See "Where You Can Find More Information" on page 98.

     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 assume the merger was effected on January 1, 1998. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on June 30, 1999. The accounting policies of St. Mary and King Ranch Energy are substantially comparable. Therefore, we did not make adjustments to the unaudited pro forma condensed combined financial statements to conform the accounting policies of the combining companies.

     The unaudited pro forma condensed combined financial information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

             ST. MARY LAND & EXPLORATION COMPANY AND SUBSIDIARIES
                   KING RANCH ENERGY, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 June 30, 1999
                     (In thousands, except share amounts)


                                                                                                                    St. Mary/
                                                                                                                    King Ranch
                                                                                   King Ranch        Pro Forma       Energy
                                                                   St. Mary         Energy          Adjustment     Pro Forma
                                                                  ---------       -----------       ----------    ------------
                         ASSETS
Current assets:
         Cash and cash equivalents                                $   5,244       $        -        $             $      5,244
         Accounts receivable                                         12,775            7,651  (2)       4,000           24,426
         Prepaid expenses and other                                     816              584                             1,400
         Refundable income taxes                                        211                -                               211
         Refundable income taxes - affiliate                              -            5,700  (1)      (5,700)               -
         Deferred income taxes                                           91                -                                91
                                                                  ---------       ----------        ----------    ------------
                  Total current assets                               19,137           13,935           (1,700)          31,372
                                                                  ---------       ----------        ----------    ------------

Property and equipment (successful efforts method), at cost:
         Proved oil and gas properties                              252,803          257,331  (2)    (210,260)         299,874
         Unproved oil and gas properties, net                        31,455           22,074  (2)     (14,074)          39,455
         Other, net                                                   4,654              473                             5,127
                                                                  ---------       ----------        ----------    ------------
                                                                    288,912          279,878         (224,334)         344,456
Less accumulated depletion, depreciation, amortization
     and impairment                                                (136,714)        (212,265) (2)     212,265         (136,714)
                                                                  ---------       ----------        ----------    ------------
              Net property and equipment                            152,198           67,613          (12,069)         207,742
                                                                  ---------       ----------        ----------    ------------
Other assets:
         Khanty Mansiysk Oil Corporation receivable                   6,839                -                             6,839
              and stock
         Summo Minerals Corporation investment and                    1,566                -                             1,566
              receivable
         Other assets                                                 3,526              246  (1)        (246)           3,526
                                                                  ---------       ----------        ----------    ------------
              Total other assets                                     11,931              246             (246)          11,931
                                                                  ---------       ----------        ----------    ------------
              Total assets                                        $ 183,266       $   81,794        $ (14,015)    $    251,045
                                                                  =========       ==========        ==========    ============

             ST. MARY LAND & EXPLORATION COMPANY AND SUBSIDIARIES
                   KING RANCH ENERGY, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)
                                 June 30, 1999
                     (In thousands, except share amounts)


                                                                                                                 St. Mary/
                                                                                                                King Ranch
                                                                         King Ranch           Pro Forma           Energy
                                                         St. Mary          Energy            Adjustment          Pro Forma
                                                         --------          ------            ----------          ---------
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses              $ 10,315          $ 4,795                                 $ 15,110
     Accounts payable - parent                                              9,317     (1)    $  (9,317)                  -
     Current notes payable - affiliate                                     15,090     (1)      (15,090)                  -
     Current portion of stock appreciation rights            272                -                                      272
                                                       ---------         --------            ---------           ---------
          Total current liabilities                       10,587           29,202              (24,407)             15,382
                                                       ---------         --------            ---------           ---------

Long-term liabilities:
     Long-term debt                                       20,087                -                                   20,087
     Deferred income taxes                                11,918                -     (2)        4,346              16,264
     Stock appreciation rights                               455                -                                      455
     Future platform abandonment                               -            5,782                                    5,782
     Other noncurrent liabilities                          1,250               28                                    1,278
                                                       ---------         --------            ---------           ---------
                                                          33,710            5,810                4,346              43,866
                                                       ---------         --------            ---------           ---------

Stockholders' equity:
     Common stock, $.01 par value: authorized -
     50,000,000 shares issued and outstanding -
     11,269,361 for St. Mary - Pro forma, 13,935,613
     issued and outstanding                                  113                1     (2)           26                 140
     Additional paid-in capital                           71,083           55,468     (2)      (21,374)            123,884
                                                                                      (1)       18,707
     Treasury stock - 182,800 shares, at cost for St.
               Mary                                       (2,995)               -                                   (2,995)
     Retained earnings (deficit)                          70,573           (8,687)    (2)        8,687              70,573
     Unrealized gain on marketable equity securities-        195                                                       195
     available for sale                                ---------         --------            ---------           ---------
          Total stockholders' equity                     138,969           46,782                6,046             191,797
                                                       ---------         --------            ---------           ---------
          Total liabilities and stockholders' equity   $ 183,266         $ 81,794            $ (14,015)          $ 251,045
                                                       =========         ========            =========           =========

   The accompanying notes are an integral part of these pro forma financial statements.

             ST. MARY LAND & EXPLORATION COMPANY AND SUBSIDIARIES
                   KING RANCH ENERGY, INC. AND SUBSIDIARIES
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1998
                   (In thousands, except per share amounts)

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 1998 gives effect to the merger as if it occurred on January 1, 1998 by combining the results of operations for St. Mary and King Ranch Energy applying the purchase method of accounting.

                                                                                                                        St. Mary/
                                                                                                                       King Ranch
                                                                                King Ranch          Pro Forma           Energy
                                                              St. Mary            Energy           Adjustments          Pro Forma
                                                              --------            ------           -----------          ---------
Operating revenues:
     Oil and gas production                                   $70,648           $39,290                                 $109,938
     Gain on sale of proved properties                          7,685                 -                                    7,685
     Other revenues                                               411               117                                      528
                                                              -------           -------            -----------          --------
          Total operating revenues                             78,744            39,407                      -           118,151
                                                              -------           -------            -----------          --------

Operating expenses:
     Oil and gas production                                    17,005             8,373                                   25,378
     Depletion, depreciation, amortization and
          impairment                                                -             26,363  (5)         $(12,617)           56,141
                                                                                          (7)           42,395
     Depletion, depreciation, and amortization                 24,912                  -  (7)          (24,912)                -
     Impairment of proved properties                           17,483                  -  (7)          (17,483)                -
     Exploration                                               11,705             12,301  (8)            4,457            28,463
     Abandonment and impairment of unproved properties          4,457                  -  (8)           (4,457)                -
     General and administrative                                 7,097              2,970                                  10,067
     Writedown of Russian convertible receivable                4,553                  -                                   4,553
     Writedown of investment in Summo
          Minerals Corporation                                  3,949                  -                                   3,949
     Loss in equity investees                                     661                  -                                     661
     Other                                                        141                  -                                     141
                                                              -------           --------           -----------          --------
          Total operating expenses                             91,963             50,007               (12,617)          129,353
                                                              -------           --------           -----------          --------

Loss from operations                                          (13,219)           (10,600)               12,617           (11,202)

Nonoperating income and (expense):
     Trademark fee-affiliate                                        -               (500) (3)              500                 -
     Interest  income                                             638                  -                                     638
     Interest expense                                          (1,665)                 -                                  (1,665)
     Gain (loss) on sale of properties                              -                (37)                                    (37)
     Other                                                          -               (103) (4)               50               (53)
                                                              -------            -------               -------            ------
Loss from continuing operations before income taxes           (14,246)           (11,240)               13,167           (12,319)
Income tax benefit                                             (5,415)            (4,121) (6)            4,740            (4,796)
                                                              -------            -------               -------           -------
Net loss from continuing operations                           $(8,831)           $(7,119)              $ 8,427           $(7,523)
                                                              =======            =======               =======           =======

Basic net loss per common share from continuing
     operations                                               $  (.81)                                                   $  (.55)
                                                              =======            =======               =======           =======
Diluted net loss per common share from continuing
     operations                                               $  (.81)                                                   $  (.55)
                                                              =======                                                    =======

Basic weighted average shares outstanding                      10,937                     (2)            2,666            13,603
                                                               ======                                                     ======
Diluted weighted average shares outstanding                    10,937                     (2)            2,666            13,603
                                                               ======                                                     ======

                  The accompanying notes are an integral part
                   of these pro forma financial statements.

              ST. MARY LAND & EXPLORATION COMPANY AND SUBSIDIARIES
                    KING RANCH ENERGY, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1999
                    (In thousands, except per share amounts)

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1999 gives effect to the merger as if it occurred on January 1, 1999 by combining the results of operations for St. Mary and King Ranch Energy applying the purchase method of accounting.


                                                                                                         St. Mary/
                                                                                                           King
                                                                             King                          Ranch
                                                                             Ranch         Pro Forma       Energy
                                                             St. Mary       Energy        Adjustments    Pro Forma
                                                             --------       ------        -----------    ---------
Operating revenues:
     Oil and gas production                                 $ 29,578       $ 20,869                      $ 50,447
     Gain on sale of proved properties                           114              -                           114
     Other revenues                                              323             60                           383
                                                            --------       --------       --------       --------
          Total operating revenues                            30,015         20,929              -         50,944
                                                            --------       --------       --------       --------

Operating expenses:
     Oil and gas production                                    7,954          3,550                        11,504
     Depletion, depreciation, amortization and impairment          -         12,081 (5)   $ (4,029)        18,982
                                                                                  - (7)     10,930
     Depletion, depreciation, and amortization                10,683              - (7)    (10,683)             -
     Impairment of proved properties                             247              - (7)       (247)             -
     Exploration                                               2,942          5,646 (8)        800          9,388
     Abandonment and impairment of unproved properties           800              - (8)       (800)             -
     General and administrative                                3,638          1,162                         4,800
     Loss in equity investees                                     58              -                            58
     Other                                                       338              -                           338
                                                            --------       --------       --------       --------
          Total operating expenses                            26,660         22,439         (4,029)        45,070
                                                            --------       --------       --------       --------

Income (loss) from operations                                  3,355         (1,510)         4,029          5,874

Nonoperating income and (expense):
     Trademark fee-affiliate                                       -           (250)(3)        250              -
     Interest income                                             638              -                           638
     Interest expense                                           (516)             -              -           (516)
     Other                                                         -           (633)(4)        600            (33)
                                                            --------       --------       --------       --------
Income (loss) from continuing operations before income         3,477         (2,393)         4,879          5,963
     taxes
Income tax expense (benefit)                                   1,161           (825)(6)      1,757          2,093
                                                            --------       --------       --------       --------
Net income (loss) from continuing operations                $  2,316       $ (1,568)      $  3,122       $  3,870
                                                            ========       ========       ========       ========



Basic net income per common share from continuing
     operations                                             $    .21                                     $    .29
                                                            ========                                     ========
Diluted net income per common share from continuing
     operations                                             $    .21                                     $    .29
                                                            ========                                     ========

Basic weighted average shares outstanding                     10,879                (2)      2,666         13,545
                                                            ========                                     ========
Diluted weighted average shares outstanding                   10,892                (2)      2,666         13,558
                                                            ========                                     ========

                  The accompanying notes are an integral part
                   of these pro forma financial statements.

             ST. MARY LAND & EXPLORATION COMPANY AND SUBSIDIARIES

                   KING RANCH ENERGY, INC. AND SUBSIDIARIES

                         NOTES TO UNAUDITED PRO FORMA

                    CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

     On July 27, 1999, St. Mary Land & Exploration Company ("St. Mary") signed an agreement to acquire King Ranch Energy, Inc. ("King Ranch Energy") located in Houston, Texas in a merger in which St. Mary will issue 2,666,252 common shares to shareholders of King Ranch. King Ranch Energy will become a wholly owned subsidiary of St. Mary. The acquisition will be accounted for as a purchase.

     The unaudited pro forma condensed combined statements of income are based on the consolidated financial statements of St. Mary and King Ranch Energy for the year ended December 31, 1998 and the six months ended June 30, 1999. The unaudited pro forma condensed combined balance sheet is based on the unaudited consolidated financial statements of St. Mary and King Ranch Energy at June 30, 1999.

     The St. Mary and King Ranch Energy consolidated financial statements are prepared in accordance with generally accepted accounting principles and require St. Mary and King Ranch Energy to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. In the opinion of St. Mary and King Ranch Energy, the unaudited pro forma condensed combined financial statements include all adjustments necessary to present fairly the results of the periods presented.

     The accompanying pro forma statements do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to consolidated financial statements included in the Annual Report on Form 10-K of St. Mary Land & Exploration Company and Subsidiaries for the year ended December 31, 1998. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

     The accounting policies followed by St. Mary are set forth in Note 1 to St. Mary's financial statements in the Form 10-K for the year ended December 31, 1998. It is suggested that these financial statements be read in conjunction with the financial statements and notes included in the Form 10-K.

     The accompanying condensed pro forma balance sheet includes pro forma adjustments to give effect to the acquisition of King Ranch Energy as of June 30, 1999. The condensed pro forma statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 include the historical revenue and direct operating expenses of St. Mary and King Ranch Energy for the respective periods presented and adjustments for the pro forma effects of the acquisition as if the transaction had occurred January 1, 1998.

Note 2 - Accounting Policies and Financial Statement Classifications

     The accounting policies of St. Mary and King Ranch Energy are substantially comparable. Consequently, no adjustments were made to the unaudited pro forma condensed combined financial statements to conform to the accounting policies of the combining companies.


Note 3 - Pro Forma Adjustments

     The following pro forma adjustments have been made to the balance sheet of St. Mary and King Ranch Energy at June 30, 1999 and to the statements of operations for the six months ended June 30, 1999 and for the year ended December 31, 1998:


          (1) To eliminate all inter-company receivables and payables between King Ranch Energy and its parent company, King Ranch, Inc. These intercompany amounts will be retained by the parent company in accordance with Section 7.2(c) of the merger agreement. In addition, the merger agreement calls for King Ranch, Inc. to retain the litigation liability for the Pi Energy suit and to fund up to $850,000 in severance costs for King Ranch Energy employees not retained in the merger. The total amount of severance costs that will be paid is approximately $963,000, and King Ranch has agreed to absorb an additional $78,000 of those costs in excess of $850,000. St. Mary does not expect to incur additional material severance charges in the future related to this transaction.


          (2) To record the purchase transaction and allocate the purchase price. The market price of St. Mary common stock on the day of announcement of the merger agreement was $22.625. The cost of the acquisition reflects a 15 percent discount from the average of that price and the prices of St. Mary common stock for the two days preceding and following the announcement, which average price was $23.31. St. Mary determined that discount based principally on the negotiated net asset values of the companies that determined the negotiated purchase price of King Ranch Energy and the restriction on resale of the stock by the King Ranch shareholders until March 31, 2001. The purchase price was allocated to the assets and liabilities acquired based on the fair market values of each item. The details of the purchase price allocation to the assets and liabilities acquired follows:

                                Amount
     Asset or Liability        Allocated             Allocation Basis                     Depreciation  Method
     ------------------        ---------             ----------------                     --------------------
Accounts receivable              $11,651       Estimated fair value based on        N/A
                                               King Ranch Energy book value
Other current assets                 584       Estimated fair value based on        N/A
                                               King Ranch Energy book value
Oil & gas properties:
  Non-producing properties         8,000       Estimated fair value based on        Not depleted until reserves are
    (including WIP)                            undeveloped reserve values           produced-evaluated for
                                                                                    impairment annually
Producing properties              47,071       Estimated fair value based on        Units of production method
                                               proved producing reserve values      based on estimated reserve
                                                                                    quantities
Other PP&E                           473       Estimated fair value based on        Straight line method over useful
                                               King Rancy energy book value         life of assets (3 to 15 years)
Accounts payable                   4,795       Estimated fair value based on        N/A
                                               King Ranch Energy book value
Long-term liability-               5,810       Estimated fair value based on        N/A
  Platform abandonment                         King Ranch Energy book value
Deferred taxes                     4,346       Estimated fair value based on        N/A
                                               King Ranch Energy book value
Common stock                      52,828       Estimated fair value as              N/A
                                               described above

          (3) To eliminate the trademark fee paid by King Ranch Energy to King Ranch, Inc. for use of logo. This logo will not be used by St. Mary.

          (4) To eliminate the interest expense paid on the note payable owed to King Ranch, Inc. This debt will not be assumed by St. Mary.

          (5) To adjust depreciation, depletion, and amortization to reflect the allocation of purchase price to oil and gas properties using the fair market values assigned by the purchase transaction. The fair value of assets acquired was lower than King Ranch Energy's book value and this negative goodwill was allocated to producing properties. Depreciation, depletion and amortization of proved oil and gas properties is calculated using the units of production method based on proved reserves. The adjustment to historical DD&A was computed by applying the new per unit DD&A rate, computed by taking the fair value of producing oil and gas properties divided by the proved reserves acquired, to the production for each period.

          (6) To account for the tax effect of the pro forma adjustments, using the expected income tax rate of the combined companies. This 35% pro-forma rate reflects a federal statutory rate of 34% and a state income tax rate of 2%, less Section 29 tax credits of 1%. The permanent book over tax basis in the properties of $2 million results in no material impact on the overall rate.


          (7) To reclassify the two separate line items for (a) depreciation, depletion and amortization and (b) impairment of proved properties per St. Mary's historical financial statements into single line item for depreciation, depletion, amortization and impairment which conforms to King Ranch Energy's historical financial statement presentation.

          (8) To reclassify the separate line item for abandonment and impairment of unproved properties per St. Mary's historical financial statements into the line item for exploration which conforms to King Ranch Energy's historical financial statement presentation.

     There are no adjustments to general and administrative, exploration or other similar expenses for prospective information for what may happen once the companies are combined.

         INDEX TO KING RANCH ENERGY CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                               Page
                                                                                                               ----
Independent Auditors' Report................................................................................... F-2

Consolidated Balance Sheets as of June 30, 1999 (unaudited) and
      December 31, 1998 and 1997............................................................................... F-3

Consolidated  Statements  of Income for the six months  ended
      June 30, 1999 and 1998 (unaudited) and the years ended
      December 31, 1998, 1997 and 1996......................................................................... F-4

Consolidated Statements of Stockholder's Equity for the six months ended June 30, 1999
      (unaudited) and for the years ended December 31, 1998, 1997 and 1996..................................... F-5

Consolidated Statements of Cash Flows for the six months ended
      June 30, 1999 and 1998 (unaudited) and the years ended
      December 31, 1998, 1997 and 1996......................................................................... F-6

Notes to Consolidated Financial Statements..................................................................... F-7

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
King Ranch, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of King Ranch Energy, Inc. and subsidiaries (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


/S/ DELOITTE & TOUCHE LLP

Houston, Texas
March 2, 1999

                   King Ranch Energy, Inc. and Subsidiaries
                          Consolidated Balance Sheets
                         (In Thousands, Except Shares)

                                                                      June 30,              December 31,
                                                                                      -----------------------
                               Assets                                   1999             1998          1997
-----------------------------------------------------------------       ----             ----          ----
                                                                    (Unaudited)
  Current Assets:
       Accounts receivable:
           Affiliate                                                     $       -     $       -      $  23,603
           Trade                                                             7,651         8,856          8,543
       Current income tax receivable - Affiliate                             5,700         5,484              -
       Prepaids and other assets                                               505         1,928            417
       Inventories                                                              79            79            134
                                                                         ---------     ---------      ---------
                Total Current Assets                                        13,935        16,347         32,697
                                                                         ---------     ---------      ---------
  Property and Equipment:
       Oil and gas properties, successful efforts method:
           Producing properties                                            257,331       254,011        210,315
           Nonproducing leaseholds                                          18,223        17,235         14,014
           Wells-in-progress                                                 7,464         5,228          5,538
                                                                         ---------     ---------      ---------
                Total                                                      283,018       276,474        229,867
       Other property and equipment                                          1,907         1,907          1,647
       Accumulated depletion, depreciation and amortization               (217,312)     (209,839)      (190,409)
                                                                         ---------     ---------      ---------
                Total Property and Equipment, net                           67,613        68,542         41,105
                                                                         ---------     ---------      ---------
  Deferred Tax Asset                                                           246             -            324
                                                                         ---------     ---------      ---------
           Total Assets                                                  $  81,794     $  84,889      $  74,126
                                                                         =========     =========      =========
                Liabilities and Stockholder's Equity

  Current Liabilities:
       Accounts payable:
       Parent                                                            $   9,317     $   4,271      $       -
       Trade                                                                 3,620        10,360          6,117
       Oil and gas                                                           1,175         1,476          2,776
       Notes payable - Affiliate                                            15,090        14,450              -
       Current income taxes payable - Affiliate                                  -             -            375
                                                                         ---------     ---------      ---------
           Total Current Liabilities                                        29,202        30,557          9,268

       Future platform abandonment                                           5,782         5,091          4,148
       Other                                                                    28            35             28
       Deferred tax liability                                                    -           856              -
                                                                         ---------     ---------      ---------
           Total Liabilities                                                35,012        36,539         13,444
                                                                         ---------     ---------      ---------
 Stockholder's Equity:
       Common stock, $1 par value -
           Authorized, issued, and outstanding shares - 1,000                    1             1              1
       Paid-in capital                                                      55,468        55,468         60,681
       Retained deficit                                                     (8,687)       (7,119)             -
                                                                         ---------     ---------      ---------
           Total Stockholder's Equity                                       46,782        48,350         60,682
                                                                         ---------     ---------      ---------
           Total Liabilities and Stockholder's Equity                    $  81,794     $  84,889      $  74,126
                                                                         =========     =========      =========

                            See accompanying notes.

                   King Ranch Energy, Inc. and Subsidiaries
                       Consolidated Statements of Income
                                (In Thousands)

                                                  Six Months Ended
                                                       June 30,                          Year Ended December 31,
                                               -------------------------         --------------------------------------
                                                  1999          1998              1998              1997           1996
                                                  ----          ----              ----              ----           ----
                                                     (unaudited)
Operating Revenues:
 Working and royalty interest                  $  20,869    $   19,791           $   39,290        $ 43,239    $   41,115
 Other                                                60            76                  117             365           404
                                               ---------    ----------           ----------        --------    ----------
     Total Operating Revenues                     20,929        19,867               39,407          43,604        41,519
                                               ---------    ----------           ----------        --------    ----------

Operating Expenses:
  Oil and gas operating expenses                   3,550         3,417                8,373           6,848         4,402
  Exploration expenses                             5,646         6,768               12,301          11,935         7,240
  Depletion, depreciation,
   amortization and impairment
   of properties                                  12,081        11,024               26,363          16,217        20,916
  General and administrative
   expenses                                        1,162         1,387                2,970           3,001         2,980
  Abandoned independent Power
   Production projects                                 -             -                    -             163            44
                                               ---------    ----------           ----------        --------    ----------
     Total Operating Expenses                     22,439        22,596               50,007          38,164        35,582
                                               ---------    ----------           ----------        --------    ----------

Income (Loss) From Operations                     (1,510)       (2,729)             (10,600)          5,440         5,937

Other Income (Expense):
 Trademark fee - Affiliate                          (250)         (250)                (500)           (250)         (250)
 Gain (loss) on sale of properties                     -             -                  (37)            238           294
 Other                                              (633)          (25)                (103)           (146)          (28)
                                               ---------    ----------           ----------        --------    ----------

Income (Loss) Before Taxes                        (2,393)       (3,004)             (11,240)          5,282         5,953

Income Tax Provision (Benefit)                      (825)         (794)              (4,121)          1,680         1,836
                                               ---------    ----------           ----------        --------    ----------
Net Income (Loss)                              $  (1,568)   $   (2,210)          $   (7,119)       $  3,602    $    4,117
                                               =========    ==========           ==========        ========    ==========

                            See accompanying notes.

                   King Ranch Energy, Inc. and Subsidiaries
                Consolidated Statements of Stockholder's Equity
                         (In Thousands, Except Shares)

                                                Common Stock               Paid-In        Retained
                                             Shares         Amount         Capital         Deficit         Total
                                             ------         ------         -------        ---------        -----
Balance at January 1, 1996                          -       $     -          $ 40,891      $      -       $ 40,891

  Paid-in capital                                   -             -             7,509             -          7,509

  Parent's equity in division                       -             -             4,117             -          4,117
                                             ---------      ---------        ---------      --------       --------
Balance at December 31, 1996                        -             -            52,517             -         52,517

  Paid-in capital                                   -             -             4,562             -          4,562

  Parent's equity in division                       -             -             3,602             -          3,602

  Issuance of common stock                      1,000             1                 -             -              1
                                             ---------      ---------        ---------      --------       --------
Balance at December 31, 1997                    1,000             1             60,681            -         60,682

  Paid-in capital                                   -             -             1,328             -          1,328

  Distribution of certain royalty interests
       to parent                                    -             -            (1,886)            -         (1,886)

  Net loss                                          -             -                 -        (7,119)        (7,119)

  Dividends paid                                    -             -            (4,655)            -         (4,655)
                                             ---------      ---------        ---------      --------       --------
Balance at December 31, 1998                    1,000             1            55,468        (7,119)        48,350

  Net loss (unaudited)                              -             -                 -        (1,568)        (1,568)
                                             ---------      ---------        ---------      --------       --------
Balance at June 30, 1999 (unaudited)            1,000       $     1          $ 55,468      $ (8,687)      $ 46,782
                                             =========      =========        =========      ========       ========

                            See accompanying notes.

                   King Ranch Energy, Inc. and Subsidiaries
                     Consolidated Statements of Cash Flows
                                (In Thousands)

                                                                   Six Months Ended
                                                                       June 30,                    Year Ended December 31,
                                                               ---------------------       ---------------------------------
                                                                   1999         1998           1998         1997        1996
                                                                   ----         ----           ----         ----        ----
                                                                     (unaudited)
     Operating Activities
        Net income (loss)                                      $ (1,568)    $ (2,210)      $ (7,119)     $ 3,602    $  4,117
        Adjustments to reconcile net income (loss) to
            net cash provided by operations:
           Depletion, depreciation, amortization and
            impairment of properties                             12,081       11,024         26,363       16,217      20,916
           Dry hole costs                                         2,393        5,774          8,397        7,401       3,175
           Gain on sale of unproved properties                        -            -              -         (238)       (294)
           Deferred income tax provision (benefit)               (1,102)       3,282          1,793        1,570      (2,334)
           Deferred revenues                                          -            -              -            -        (412)

        Changes in assets and liabilities that provided
         (used) cash:

           Accounts receivable - Affiliate                            -       23,603         23,603        1,849    (24,576)
           Accounts receivable - Trade                            1,205        2,195           (313)       2,575         941
           Inventories, prepaid and other assets                  1,423         (219)        (1,456)         197         117
           Accounts payable - Affiliate                           5,046        4,266          4,271            -           -
           Accounts payable - Non Affiliate                      (7,041)         268          2,943       (1,601)      3,859
           Current income taxes receivable/payable -
            Affiliate                                              (216)      (4,635)        (6,472)      (3,619)     (1,640)
                                                               --------     --------       --------      -------    --------
                 Net Cash by Operating Activities                12,221       43,348         52,010       27,953       3,869
                                                               --------     --------       --------      -------    --------

     Investing Activities
        Proceeds from the sale of properties                          -          300            300          755       1,445
        Additions to oil and gas properties                     (12,854)     (43,976)       (63,180)     (33,169)    (13,990)
        Additions to other property and equipment                     -         (260)          (260)         (85)       (498)
        Other                                                        (7)          15              7          (17)         21
                                                               --------     --------       --------      -------    --------
                 Net Cash Used in Investing Activities          (12,861)     (43,921)       (63,133)     (32,516)    (13,022)
                                                               --------     --------       --------      -------    --------
     Financing Activities
        Dividends paid                                                -            -         (4,655)           -           -
        Paid-in capital                                               -          573          1,328        4,562       7,509
        Issuance of common stock                                      -            -              -            1           -
        Notes payable - Affiliate                                   640            -         14,450            -           -
                                                               --------     --------       --------      -------    --------
                 Net Cash Provided by Financing Activities          640          573         11,123        4,563       7,509
                                                               --------     --------       --------      -------    --------

     Net Increase in Cash                                             -            -              -            -      (1,644)
     Cash and Cash Equivalents at Beginning of Year                   -            -              -            -       1,644
                                                               --------     --------       --------      -------    --------
     Cash and Cash Equivalents at End of Year                  $      -     $      -       $      -      $     -    $      -
                                                               ========     ========       ========      =======    ========

     Noncash Transaction - Distribution of certain
     royalty interests to parent                               $      -     $  1,886       $  1,886      $     -    $      -
                                                               ========     ========       ========      =======    ========


                             See accompanying notes.

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

1.      Significant Accounting Policies
        -------------------------------

        Basis of Presentation

        King Ranch Energy, Inc. (the "Company"), a Delaware corporation, is a wholly owned subsidiary of King Ranch Minerals, Inc. ("KRM" or "Parent"). KRM is a wholly owned subsidiary of King Ranch, Inc. ("KRI"). Effective on the close of business on December 31, 1997, KRI reorganized the structure of its energy operations. On that date, all of the onshore and offshore working interests and related assets owned by KRM were transferred to the Company and recorded at KRM's historical cost. The accompanying consolidated financial statements as of and for the years ended December 31, 1997 and 1996 represent the balances and results of operations applicable to the contributed assets while the accompanying consolidated financial statements as of and for the year ended December 31, 1998 represent the balances and results of operations of the Company.

        The consolidated financial statements presented herein at June 30, 1999 and for the six-month periods ended June 30, 1999 and 1998 are unaudited; however, all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods covered have been made and are of a normal recurring nature. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of the interim periods are not necessarily indicative of results to be expected for the full year.

        Recent Events (Unaudited)


        In July 1999, KRI entered into a merger agreement whereby KRI is to sell the Company to St. Mary Land & Exploration Company ("St. Mary"). Consideration for the sale is to be through newly issued shares of St. Mary's common stock. The closing is expected to occur during the fourth quarter of 1999.


        As contemplated by the merger agreement, before the merger the outstanding shares of the Company's common stock will be split to equal the number and class of outstanding shares of KRI common stock and then distributed on a pro rata basis to the KRI stockholders if all other conditions to the merger have been satisfied. There are currently 410,266 shares of KRI common stock outstanding, comprised of 42,938 shares of voting common stock and 367,328 shares of non-voting common stock.

        Nature of Operations

        The Company is an independent oil and gas exploration and production company with operations primarily onshore in Texas, Oklahoma, Louisiana, North Dakota, and Utah and in the Gulf of Mexico, offshore Texas and Louisiana.

        Revenue Recognition

        The Company recognizes oil and gas revenue from its royalty and working interests in producing wells as oil and gas is produced and sold from those wells. Oil and gas sold by the Company is not significantly different from the Company's share of production. The Company records gas revenue based on the entitlement method. Under this method,

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements


1.      Significant Accounting Policies (continued)
        ------------------------------------------

        recognition of revenue is based on the Company's pro-rata share of each well's production. During such time as the Company's sales of gas exceed its pro-rata ownership in a well, a liability is recorded, and conversely a receivable is recorded for wells in which the Company's sales of gas are less than its pro-rata share. There were no significant imbalances at December 31, 1998 or 1997.

        Property and Equipment and Depletion, Depreciation, and Amortization

         Oil and Gas Properties

         The Company accounts for oil and gas properties using the successful efforts method of accounting. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells which find proved reserves, and to drill and equip developmental wells are capitalized. Exploratory geological and geophysical costs, delay rentals, and costs to drill exploratory wells which do not find proved reserves are expensed. If a determination as to whether an exploratory well has found proved reserves cannot be made within one year of the completion of drilling, the related costs are deemed to be impaired and are expensed. For purposes of reporting cash flows, the Company adds back to operating activities all exploration costs expensed in the current year which have been previously deferred, such as dry hole costs. Properties are periodically reviewed for impairment with valuation reserves provided as required.

         Depletion, depreciation, and amortization of costs incurred in connection with the drilling and development of proved oil and gas reserves are amortized on a field-by-field basis using the unit-of-production method based upon estimates of proved developed oil and gas reserves. The property acquisition costs of producing properties are amortized on a field-by-field basis using the unit-of-production method based on estimates of total proved reserves.

         Other Property and Equipment

         Other property and equipment are stated at cost. Depreciation is determined using accelerated methods over the estimated useful lives of the assets.

         Repair and maintenance costs are charged to expense as incurred. Major additions and betterments are capitalized. Asset and accumulated depreciation accounts are relieved for dispositions with resulting gains or losses reflected in income.

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements


1.      Significant Accounting Policies (continued)
        ------------------------------------------

        Accrual for Future Platform Abandonment Costs


        The Company provides an accrual for the cost of dismantlement, restoration and abandonment of off-shore production facilities, at current prices, over the estimated producing life of each property. Such provision is amortized to expense on a field-by-field basis using the units-of-production method based upon estimates of proved developed oil and gas reserves.

        Impairment of Long-Lived Assets


        The Company reviews its long-lived assets for impairments when events or changes in circumstances indicate that an impairment may have occurred. The impairment test compares the expected undiscounted future net revenues on a field-by-field basis with the related net capitalized costs at the end of each period. Reserve categories included in the future net cash flow calculation for impairment purposes include proved developed producing, proved developed nonproducing and proved undeveloped. Probable and possible reserves are also included in the calculation but are risk adjusted to 65% and 10%, respectively, of their estimated future cash flow amounts. When the net capitalized costs exceed the undiscounted future net revenues, the cost of the property is written down to "fair value," which is determined using discounted future net revenues, discounted at 10%, from the producing property. An impairment loss of approximately $2,511,000, $1,867,000 and $4,370,000 was recorded for the years ended December 31, 1998, 1997 and 1996, respectively.

        The Company also impairs nonproducing leaseholds and unproved properties when such leases and properties are determined to have a recoverable value less than cost. In determining if an impairment exists and arriving at impairment charges for nonproducing leaseholds and unproved properties we consider such factors as (1) whether any dry holes have been drilled, (2) the length of time remaining on the lease, and (3) current drilling budgets. An impairment loss of $1,823,000, $2,670,000 and $1,533,000 was recorded for the years ended December 31, 1998, 1997 and 1996, respectively.

        Income Taxes

        The Company follows the liability method of accounting for income taxes. Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes at the enacted tax rates at the end of the period. KRI files a consolidated federal income tax return which includes the Company. The Company will pay or receive from KRI the amount of income taxes currently payable or refundable computed as if the Company filed its annual tax return on a separate Company basis, except that income tax benefits are recognized only to the extent utilized by KRI. The Company paid KRI approximately $514,000, $2,893,000 and $1,026,000 related to their portion of taxes due during 1998, 1997 and 1996, respectively.

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

1.      Significant Accounting Policies (continued)
        ------------------------------------------

        Financial Instruments

        The Company uses financial instruments on a limited basis (primarily futures contracts and swap agreements) as an extension of its natural gas sales. All such transactions are for natural gas produced by the Company and hedge future price fluctuations. Accordingly, gains or losses are deferred until such time as the hedged production is sold.

        The following table shows the Company's open hedging contracts for natural gas and the weighted average fixed prices hedged under various swap agreements entered into as of December 31, 1998. Under these contracts the Company will receive the fixed price displayed below and will pay the prevailing NYMEX price at the maturity date of the respective hedge contracts. As of December 31, 1998, the prevailing NYMEX price was $1.83 per MMBTU.

                                                    Natural Gas
                                                    -----------
                                              MMBTU           Price
                                          ---------           -----
                     1999                   580,000           $2.33
                     1999                 1,260,000            2.35

                     2000                   219,000            2.26
                     2000                   780,000            2.29




         Concentration of Risk

         Substantially all of the Company's trade accounts receivable result from oil and gas sales or joint interest billings to third parties in the oil and gas industry. Historically, the Company has not experienced credit losses on such receivables.

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

1.   Significant Accounting Policies (continued)
     -------------------------------------------

     Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts. Actual results could differ from these estimates.

     Reclassifications

     Certain reclassifications have been made to the prior years consolidated financial statements for consistency with the current year presentation.

2.   Income Taxes
     ------------

     Significant components of the Company's deferred tax assets and liabilities as of December 31, 1998 and 1997 are as follows (in thousands):

                                                              1998        1997
                                                              ----        ----
      Difference between tax and book bases of oil and gas
      properties                                             $(856)       $324
                                                             -----        ----
      Net Deferred Tax Assets (Liabilities)                  $(856)       $324

     Significant components of the income tax provision (benefit) are as follows for the years ended December 31, 1998, 1997 and 1996 (in thousands):

                                                    1998      1997        1996
                                                    ----      ----        ----
     Current:
       Federal                                  $ (5,958)   $  (81)    $ 4,246
       State                                          44       191         (76)
                                                --------    ------     -------
          Total Current                           (5,914)      110       4,170
                                                --------    ------     -------

     Total Deferred - Federal                      1,793     1,570      (2,334)
                                                --------    ------     -------
                                                $ (4,121)   $1,680     $ 1,836
                                                ========    ======     =======

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

2.   Income Taxes (continued)

     The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense for the years ended December 31, 1998, 1997 and 1996 are as follows (in thousands):

                                         1998                        1997                          1996
                                 ---------------------        --------------------        ----------------------
                                 Amount        Percent        Amount       Percent        Amount         Percent
                                 -------       -------        ------       -------        ------         -------
     Tax at U.S.                 $(3,934)     (35.00)%        $1,849        35.00%        $2,084          35.00%
      statutory rates
     Percentage                     (161)      (1.43)           (279)       (5.28)          (172)         (2.89)
      depletion
     State income tax                 29        0.26             191         3.61            (76)         (1.27)
     Other, net                      (55)      (0.49)            (81)       (1.52)             -              -
                                 -------       -----          ------        ------        ------         ------
     Total Expense               $(4,121)     (36.66)%         1,680        31.81%        $1,836         30.84%
                                 =======       =====          ======        ======        ======         ======

3.   Employee Benefit Plans
     ----------------------


     Substantially all employees of the Company are covered by KRI's defined benefit pension plan. The benefits are based on years of service and the employee's compensation during the last five years of employment. KRI contributes amounts to the pension plan sufficient to meet the minimum funding requirements as set forth in the Employee Retirement Income Security Act of 1974. At December 31, 1998, 1997 and 1996, the plan's assets at fair value were in excess of the projected benefit obligation. KRI allocated $9,000, $36,000 and $93,000 of expenses associated with this plan to the Company for the years ended December 31, 1998, 1997 and 1996, respectively.


     Employees of the Company who have one year of service and are age 21 or older are eligible to participate in KRI's defined contribution 401(k) Employee Retirement Savings plan. Contributions are discretionary and payable by KRI. KRI allocated $65,000, $47,000 and $46,000 of expenses associated with this plan to the Company for the years ended December 31, 1998, 1997 and 1996, respectively.


     Retired employees of the Company are eligible to participate in KRI's noncontributory defined-benefit postretirement plan covering all full-time U.S. employees who retire after age 60 with 15 years of service after age 44 (except for certain grandfathered retirees). The plan provides for comprehensive medical benefits and term life insurance benefits. KRI allocated $16,000, $24,000 and $50,000 of expenses associated with this plan to the Company for the years ended December 31, 1998, 1997 and 1996, respectively.

4.   Related Party Transactions
     --------------------------

     At December 31, 1998, the Company had an account payable and a note payable to an affiliate in the amount of $4,271,000 and $14,450,000, respectively. At December 31, 1997, the Company had a receivable from an affiliate in the amount of $23,603,000. These related funds are borrowed from or swept into the consolidated entity for cash management and investment purposes. During December 1998, the affiliate charged the

                   King Ranch Energy. Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

4.   Related Party Transactions (continued)
     --------------------------------------

     Company $50,000 in interest related to amounts outstanding under the note payable. Prior to December 1998, the Company did not record interest income or expense associated with such funds.

     The Company was charged an annual fee of $500,000, $250,000 and $250,000 by an affiliate for the use of the King Ranch trademark and brand for 1998, 1997 and 1996, respectively.

     Effective January 1, 1998, the Company distributed $1,886,000 of certain royalty interests to KRM.

5.   Lease Commitments
     -----------------

     The Company leases office space under a noncancelable operating lease agreement which expires on July 31, 2001. The lease comprises 18,063 square feet, of which KRI utilizes square footage as needed from the Company.

     Rent expense charged to operations was $198,000 for the years ended December 31, 1998 and 1997 and $45,000 for the year ended December 31, 1996.

     Future minimum lease payments under noncancellable operating leases as of December 31, 1998 are as follows (in thousands):

                      1999                                             $ 181
                      2000                                               217
                      2001                                               126
                                                                       -----
                                                                         524
                                                                       -----
                      Less:  Sublease rental income
                                                                         210
                                                                       -----
                                                                       $ 314
                                                                       =====

6.   Contingencies
     -------------


     The Company is party to other litigation and claims which management believes are normal in the course of its operations, all of which are routine in nature except for the matters noted below. While the results of such litigation and claims cannot be predicted with certainty, the Company believes the final outcome of such matters will not have a material adverse effect on its results of operations, financial position or cash flows; however, as with any litigation, the ultimate outcome is unknown. Accordingly, no provision for any liability that might result has been made in the consolidated financial statements.

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

6.   Contingencies (continued)
     -------------------------

     The Company was sued on October 5, 1998 by Pi Energy Corporation alleging that the Company failed to perform under the terms of a letter of intent (and other alleged agreements) to purchase an interest in certain leases in Redfish Bay, located in state watersoff of Corpus Christi, Texas, for $10.5 million. Although the Company believes Pi Energy claims are without merit, the case is in a preliminary stage which makes it difficult to predict the ultimate result.


     KRI and KRM are 2 of more than 100 named defendants in a suit originally brought in the 28th District Court of Nueces County, Texas styled No. 95-2273-A; William Warren Chapman, III et. al. v. The King Ranch, Inc., King Ranch Oil and Gas, Inc., et. al. The plaintiffs seek a one-half interest in approximately 15,500 acres in Kleberg County, Texas-owned or previously owned by KRI, its predecessors in title, and some of its stockholders. In addition, the plaintiffs seek rentals, royalties, and other income from the property since 1883. KRM currently owns mineral interests underlying the property. On January 13, 1998, the Court entered a summary judgment in favor of all defendants. The plaintiffs have appealed. The Company believes that the final outcome of this matter will not have a material adverse effect on its results of operations, financial position or cash flows.

7.   Subsequent Events
     -----------------

     On February 18, 1999, the Company acquired a 50% interest in the Flour Bluff field located in Nueces County, Texas for $4,375,000. The transaction, which was effective January 4, 1999, added approximately 12.7 Bcfe of proven reserves, 90% of which is natural gas, based on a report by Ryder Scott Company. The field has an estimated reserve life of 28 years and encompasses approximately 6,500 net acres.





8.   Supplemental Information Related to Oil and Gas Producing Activities
     --------------------------------------------------------------------
     (Unaudited)
     -----------

     The following information concerning the Company's oil and gas operations has been prepared in accordance with Statement of Financial Accounting Standards ("SFAS") No. 69, "Disclosure about Oil and Gas Producing Activities."

     The information concerning sales prices and production costs, capitalized costs of oil and gas properties, costs incurred in property acquisition, exploration, and development, and operating results from oil and gas producing activities is taken from the Company's accounting records with the exception of income taxes. Income tax provisions are

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

8.   Supplemental Information Related to Oil and Gas Producing Activities
     --------------------------------------------------------------------
     (Unaudited) (continued)
     -----------------------

     calculated using statutory tax rates and reflect permanent differences and tax credits and allowances relating to oil and gas operations that are reflected in the Company's consolidated income tax provision for the period. The pretax income from oil and gas producing activities does not agree with the Company's accounting records due to the exclusion of certain expenses from the information shown as required by SFAS No. 69.

     The following table presents the average sales price per unit of natural gas and crude oil produced and the production costs per MCF of gas equivalent for the years ended December 31, 1998, 1997 and 1996:

     Sales Prices and Production Costs

                                                        1998     1997     1996
                                                        ----     ----     ----
         Average Sales Price (1):
           Natural Gas (per MCF) (2)                  $ 2.24   $ 2.65   $ 2.54

           Crude Oil (per barrel)                     $12.25   $18.85   $19.58
          Production Costs per MCF Equivalent (3)     $ 0.46   $ 0.37   $ 0.28

          __________
          (1) Excludes hedging gains of $815,000, $33,000 and $0 for 1998, 1997 and 1996, respectively.

          (2) Includes product processing revenue of $342,000, $359,000 and $500,000 for 1998, 1997 and 1996, respectively.

          (3) Excludes production taxes of $294,000, $335,000 and $264,000 for 1998, 1997 and 1996, respectively.

     The following table presents the Company's aggregate capitalized costs relating to oil and gas producing activities, all located in the United States, and the aggregate amount of related depletion, depreciation, and amortization for the years ended December 31, 1998, 1997 and 1996 (in thousands):

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

8.   Supplemental Information Related to Oil and Gas Producing Activities
     --------------------------------------------------------------------
     (Unaudited) (continued)
     -----------------------

     Capitalized Costs of Oil and Gas Properties

                                            1998           1997         1996
                                            ----           ----         ----
      Capitalized Costs:
       Proved Developed Properties     $ 254,011       $210,315      $208,971
      Proved Undeveloped Properties        5,228          5,538         3,383
      Unproved Properties                 17,235         14,014         6,321
                                        --------       --------      --------
                                         276,474        229,867       218,675
                                        --------       --------      --------

      Reserves for Depletion, Depreciation, and Amortization:
       Proved Developed Properties       204,016        184,205       184,749
       Unproved Properties                 4,509          5,071         2,608
                                       ---------       --------      --------
                                         208,525        189,276       187,357
                                       ---------       --------      --------
      Net Capitalized Costs            $  67,949       $ 40,591      $ 31,318
                                       =========       ========      ========

     The following table presents both capitalized and expensed costs incurred by the Company for oil and gas property acquisition, exploration, and development activities, all located in the United States, for the years ended December 31, 1998, 1997 and 1996 (in thousands):

     Costs Incurred in Property Acquisition, Exploration, and Development Activities

                                        1998           1997          1996
                                        ----           ----          ----
     Acquisition costs:
      Proved properties                $16,341         $     -       $     -
      Unproved properties                8,981           8,990         8,415
     Exploration costs                  27,819          16,611         6,443
     Development costs                  12,359          11,798         1,430
                                       -------         -------       -------
                                       $65,500         $37,399       $16,288
                                       =======         =======       =======

     The results of operations from oil and gas producing activities, all located in the United States, for the years ended December 31, 1998, 1997 and 1996, consisted of the following (in thousands):

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

8.   Supplemental Information Related to Oil and Gas Producing Activities
     --------------------------------------------------------------------
     (Unaudited) (continued)
     -----------------------

     Results of Operations for Oil and Gas Producing Activities

                                                                 1998        1997        1996
                                                                 ----        ----        ----
     Sales and services                                        $ 39,290    $ 43,239    $ 41,115
     Production costs                                             8,373       6,848       4,402
     Exploration expenses                                        12,301      11,935       7,240
     Depletion, depreciation, amortization expense, and
        impairment of properties                                 26,183      16,025      20,711
     Income tax expense (benefit)                                (4,338)      1,644       1,402
                                                               --------    --------    --------

     Results of Operations from Producing Activities*          $ (3,229)   $  6,787    $  7,360
                                                               ========    ========    ========

     *Before deducting general, administrative, and interest expense


     Oil and Gas Reserve Information

     The following table shows the Company's reconciliation of the changes from January 1, 1996 to December 31, 1998 in estimated net proved oil and gas reserve quantities. This information has been determined by independent and Company oil and gas reservoir engineers. All of the Company's reserves are located in the United States.


     The Company's proved gas and oil reserves are located in the United States. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

     It should be stressed that these reserve quantities are estimates and may be subject to substantial upward or downward revisions as indicated by past experience. The estimates are based on the most current and reliable information available; however, additional information obtained through future production experience and additional development of existing reservoirs may significantly alter previous estimates of proved reserves. Future changes in the costs to develop and produce reserves can also result in substantial revisions to proved reserve estimates.

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

8.   Supplemental Information Related to Oil and Gas Producing Activities
     --------------------------------------------------------------------
     (Unaudited) (continued)
     -----------------------

          These estimates relate only to those reserves which meet the Securities and Exchange Commission's (the "SEC") definition of proved reserves and do not consider probable reserves and the likelihood of their recovery which, if considered, could result in substantial increases in reported reserves.

                                                          MBbls          Bcf
                                                          -----          ---
     Net Proved Reserves at January 1, 1996                 1,043       45.332

     Revisions of previous estimates                          852       (3.052)
     Extensions, discoveries and other additions              147        9.971
     Production                                              (325)     (13.464)
                                                          -------      -------

     Net Proved Reserves at December 31, 1996               1,717       38.787

     Revisions of previous estimates                           33        3.624
     Extensions, discoveries and other additions               54        9.040
     Sales and transfers of minerals in place                 (28)      (0.014)
     Purchases of reserves in place                             0        0.299
     Production                                              (369)     (13.535)
                                                          -------      -------

     Net Proved Reserves at December 31, 1997               1,407       38.201

     Revisions of previous estimates                       (2,052)      (3.698)
     Extensions, discoveries and other additions              823       13.490
     Transfer of minerals in place to KRM                     (56)      (2.713)
     Purchases of reserves in place                         1,982       11.849
     Production                                              (429)     (14.826)
                                                          -------      -------

     Net Proved Reserves at December 31, 1998               1,675       42.303
                                                          =======      =======

     Net Proved Developed Reserves:
        January 1, 1996                                       989       38.092
        December 31, 1996                                   1,581       30.964
        December 31, 1997                                   1,406       37.345
        December 31, 1998                                   1,434       39.910

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

8.   Supplemental Information Related to Oil and Gas Producing Activities
     --------------------------------------------------------------------
     (Unaudited) (continued)
     -----------------------

     The information presented below concerning the net present value of after-tax cash flows for the Company's oil and gas producing operations is required by SFAS No. 69 in an attempt to make comparable information concerning oil and gas producing operations available for financial statement users. The information is based on proved reserves as of December 31 for each year and has been prepared in the following manner:

     1 Estimates were made of the future periods in which proved reserves would be produced based on year-end economic conditions.

     2. The estimated future production streams of proved reserves have been priced using year-end prices.

     3. The resulting future gross cash inflows have been reduced by the estimated future costs to develop and produce the proved reserves at year-end cost levels.

     4. Future income tax payments have been computed by the Company at statutory rates based on the net future cash inflows, the remaining tax basis in oil and gas properties, permanent differences between book and tax income, and tax credits or other tax benefits available related to the oil and gas operations.

     5. The resulting after-tax future net cash flows are discounted to present value amounts by applying a 10% annual discount factor.

     The net present value of future cash flows, computed as prescribed by SFAS No. 69, should not be construed as the fair value of the Company's oil and gas operations. The computation is based on assumptions which in some cases may not be realistic and estimates which are subject to substantial uncertainties. Since the discounted cash flows are based on proved reserves as defined by the SEC, they are subject to the same uncertainties and limitations inherent in the reserve estimates which include, among others, no consideration of probable reserves. Additionally, the timing of future production and cash flows, given the current state of the U.S. natural gas market, is subject to significant uncertainty. The use of a 10% discount factor by all companies does not provide a basis for quantifying differences in risk with respect to oil and gas operations among different companies. The computation also ignores the impact future exploration and development activities may have on profitability.

                   King Ranch Energy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

8.   Supplemental Information Related to Oil and Gas Producing Activities
     --------------------------------------------------------------------
     (Unaudited) (continued)
     -----------------------

     Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves (In Thousands)


                                                           1998        1997        1996
                                                           ----        ----        ----
     Future cash inflows                                $ 104,725   $ 111,099   $ 167,201
     Future production costs                               30,177      26,643      26,560
     Future development costs                              15,920      10,899      13,355
     Future income tax payments                             5,865      14,077      32,294
                                                        ---------   ---------   ---------
     Future net cash flows                                 52,763      59,480      94,992
     10% annual discount                                    9,909      12,636      23,591
                                                        ---------   ---------   ---------
     Standardized Measure of Discounted
     Future Net Cash Flows                              $  42,854   $  46,844   $  71,401
                                                        =========   =========   =========

     Changes in Standardized Measure of Discounted Future Net Cash Flows
     Relating to Proved Reserves (In Thousands)

                                                           1998        1997        1996
                                                           ----        ----        ----
     Sales and transfers, net of production costs       $ (30,917)  $ (36,391)  $ (36,713)
     Net changes in prices and production  costs          (14,265)    (37,111)     43,366
     Extensions and discoveries, net of future
          production and development costs                 16,848      13,432      25,876
     Changes in estimated future development costs         (9,020)     (3,955)     (1,206)
     Development costs incurred during the year
          which were previously estimated                  10,466       9,424       4,614
     Revisions of quantity estimates                      (18,605)      5,802       4,468
     Sales of reserves                                     (2,786)       (361)          -
     Purchases of reserves in place                        27,597         223           -
     Accretion of discount                                  5,816      10,022       4,611
     Net change in income taxes                             6,124      13,755     (12,810)
     Changes in production rates, timing and other          4,752         603      (6,911)
                                                        ---------   ---------   ---------

               Net Change                                  (3,990)    (24,557)     25,295

     Standardized Measure, Beginning of Year               46,844      71,401      46,106
                                                        ---------   ---------   ---------
     Standardized Measure, End of Year                  $  42,854   $  46,844   $  71,401
                                                        =========   =========   =========

                                                                         Annex A









                         AGREEMENT AND PLAN OF MERGER

                                     dated

                                 July 27, 1999

                                     among

                     ST. MARY LAND & EXPLORATION COMPANY,

                           ST. MARY ENERGY COMPANY,

                               KING RANCH, INC.

                                      and

                            KING RANCH ENERGY, INC.


                                 as amended by

                           AMENDMENT NOS. 1 AND 2 TO

                         AGREEMENT AND PLAN OF MERGER

                                     dated

                               November 8, 1999



                                COMPOSITE COPY

                               TABLE OF CONTENTS



RECITALS  .........................................................................  A-8

ARTICLE I           THE MERGER ....................................................  A-9
     Section 1.1    The Merger ....................................................  A-9

     Section 1.2    Closing .......................................................  A-9

     Section 1.3    Effective Time ................................................  A-9

     Section 1.4    Effects of the Merger .........................................  A-9

     Section 1.5    Certificate of Incorporation ..................................  A-9

     Section 1.6    Bylaws ........................................................  A-10

     Section 1.7    Directors of Surviving Corporation ............................  A-10

     Section 1.8    Officers of Surviving Corporation .............................  A-10


ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
            CONSTITUENT CORPORATIONS;
            EXCHANGE OF CERTIFICATES; CASH SETTLEMENT .............................  A-10
     Section 2.1    Effect on Capital Stock .......................................  A-10

            (a)     Conversion of KRE Common Stock ................................  A-10

            (b)     Capital Stock of Merger Sub ...................................  A-10

     Section 2.2    Exchange of Certificates ......................................  A-10

            (a)     Exchange at Closing ...........................................  A-10

            (b)     No Further Ownership Rights in KRE Capital Stock ..............  A-11

            (c)     Further Assurances ............................................  A-11

ARTICLE III         REPRESENTATIONS AND WARRANTIES ................................  A-11
     Section 3.1    Representations and Warranties of KRI .........................  A-11

            (a)     Organization and Standing of KRI ..............................  A-11

            (b)     Authority; No Conflicts .......................................  A-11

            (c)     Ownership and Distribution of KRE Common Stock ................  A-12

            (d)     Finders or Advisors ...........................................  A-12

     Section 3.2    Representations and Warranties of KRI and KRE .................  A-12

            (a)     Organization and Standing of KRE ..............................  A-12

            (b)     Authority; No Conflicts .......................................  A-13

            (c)     Capitalization of KRE and Indebtedness for Borrowed Moneys ....  A-14

            (d)     KRE Financial Statements ......................................  A-14

            (e)     Present Status ................................................  A-14

            (f)     Litigation ....................................................  A-14

            (g)     Compliance With the Law and Other Instruments .................  A-15

            (h)     Title to Properties and Assets ................................  A-15

            (i)     Oil and Gas Leases and Wells ..................................  A-15

            (j)     Records .......................................................  A-16

            (k)     Absence of Certain Changes or Events ..........................  A-16

                                      A-2


            (l)     Taxes .........................................................  A-16

            (m)     Environmental Matters .........................................  A-16

            (n)     KRE Benefit Plans .............................................  A-17

            (o)     Year 2000 Matters .............................................  A-20

            (p)     Confidentiality Agreements ....................................  A-21

            (q)     Vote Required .................................................  A-21

            (r)     Fairness Opinion ..............................................  A-21

            (s)     Full Disclosure ...............................................  A-21

     Section 3.3    Representations and Warranties by St. Mary ....................  A-21

            (a)     Organization and Standing of St. Mary .........................  A-21

            (b)     Authority; No Conflicts .......................................  A-22

            (c)     Capitalization of St. Mary and Indebtedness for Borrowed Moneys  A-22

            (d)     St. Mary SEC Reports and Financial Statements .................  A-23

            (e)     Present Status ................................................  A-24

            (f)     Litigation ....................................................  A-24

            (g)     Compliance With the Law and Other Instruments .................  A-24

            (h)     Title to Properties and Assets ................................  A-24

            (i)     Oil and Gas Leases and Wells ..................................  A-24

            (j)     Records .......................................................  A-25

            (k)     Absence of Certain Changes or Events ..........................  A-25

            (l)     Taxes .........................................................  A-25

            (m)     Environmental Matters .........................................  A-26

            (n)     St. Mary Benefit Plans ........................................  A-26

            (o)     Year 2000 Matters .............................................  A-29

            (p)     Finders and Advisors ..........................................  A-29

            (q)     Vote Required .................................................  A-29

            (r)     Fairness Opinion ..............................................  A-29

            (s)     Full Disclosure ...............................................  A-30

     Section 3.4    Representations and Warranties of St. Mary and Merger Sub .....  A-30

            (a)     Organization and Standing of Merger Sub .......................  A-30

            (b)     Authority .....................................................  A-30

            (c)     Non-Contravention .............................................  A-30

            (d)     No Business Activities by Merger Sub ..........................  A-30

 ARTICLE IV   COVENANTS RELATING TO CONDUCT OF BUSINESS ...........................  A-30
     Section 4.1    Covenants of KRI and KRE ......................................  A-30

            (a)     Ordinary Course ...............................................  A-31

            (b)     Dividends; Changes in Share Capital ...........................  A-31

            (c)     Issuance of Securities ........................................  A-32

            (d)     Governing Documents ...........................................  A-32

            (e)     No Acquisitions ...............................................  A-32

            (f)     No Dispositions ...............................................  A-32

            (g)     Investments; Indebtedness .....................................  A-32

            (h)     Tax-Free Qualification ........................................  A-33

            (i)     Compensation ..................................................  A-33

                                      A-3

            (j)     Accounting Methods; Income Tax Elections ......................  A-33

            (k)     Preservation of Property ......................................  A-33

     Section 4.2    Covenants of St. Mary .........................................  A-33

            (a)     Ordinary Course ...............................................  A-33

            (b)     Dividends; Changes in Share Capital ...........................  A-34

            (c)     Issuance of Securities ........................................  A-34

            (d)     Governing Documents ...........................................  A-34

            (e)     Tax-Free Qualification ........................................  A-34

     Section 4.3    Advice of Changes; Governmental Filings .......................  A-35

 ARTICLE V   ADDITIONAL AGREEMENTS                                                   A-35
     Section 5.1    Preparation of Proxies and Registration Statement; Meeting of
                    St. Mary Shareholders .........................................  A-35

     Section 5.2    Confidentiality - Access to Information .......................  A-36

     Section 5.3    Commercially Reasonable Efforts ...............................  A-37

     Section 5.4    Public Announcements ..........................................  A-37

     Section 5.5    Restrictions on Transfer of St. Mary Common Stock .............  A-37

     Section 5.6    Representation on St. Mary Board of Directors .................  A-38

     Section 5.7    Expenses ......................................................  A-39

     Section 5.8    King Ranch Trademark and Brand ................................  A-39

     Section 5.9    KRE Employee Severance Payments ...............................  A-39

     Section 5.10   368(a) Reorganization .........................................  A-39

     Section 5.11   355 Distribution ..............................................  A-39

     Section 5.12   Continuity of Business ........................................  A-40

     Section 5.13   Indemnification of Officers and Directors .....................  A-40

     Section 5.14   Retained Litigation ...........................................  A-40

     Section 5.15   Stockholder's Representative ..................................  A-40

     Section 5.16   Voting Commitments ............................................  A-40

     Section 5.17   No Solicitation ...............................................  A-40

     Section 5.18   Seismic Data. .................................................  A-40


ARTICLE VI   INDEMNIFICATION ......................................................  A-42
     Section 6.1    Indemnification by KRI ........................................  A-42

     Section 6.2    Indemnification by St. Mary ...................................  A-42

     Section 6.3    Notice and Defense of Third-Party Claims ......................  A-42

     Section 6.4    Limitation of Liability .......................................  A-43

     Section 6.5    Exclusivity ...................................................  A-45

     Section 6.6    Waiver of Consequential Damages ...............................  A-45

 ARTICLE VII        CONDITIONS TO CLOSING .........................................  A-45
     Section 7.1    Conditions to Each Party's Obligation to Effect the Merger ....  A-45

            (a)     Shareholder Approvals .........................................  A-45

            (b)     No Injunctions, Restraints or Illegality ......................  A-45

            (c)     Effectiveness of the Form S-4 .................................  A-45

            (d)     Nasdaq Listing ................................................  A-45


                                      A-4

            (e)     Consummation of the Distribution ..............................  A-45

     Section 7.2    Additional Conditions to Obligations of St. Mary and Merger Sub  A-46
            (a)     Representations and Warranties ................................  A-46

            (b)     Performance of Obligations of KRI and KRE .....................  A-46

            (c)     Settlement for KRI-KRE Intercompany Balances ..................  A-46

            (d)     Certificate of Officers .......................................  A-46

            (e)     Opinion of Financial Advisor ..................................  A-46

            (f)     Opinion  of Counsel ...........................................  A-46

            (g)     Non-Exercise of Appraisal Rights ..............................  A-46

            (h)     Eugene Island Block 341 .......................................  A-47

            (i)     Affiliate Restrictions ........................................  A-47

     Section 7.3    Additional Conditions to Obligations of KRE and the Shareholders
                    of KRE ........................................................  A-47

            (a)     Representations and Warranties ................................  A-47

            (b)     Performance of Obligations of St. Mary and Merger Sub .........  A-47

            (c)     Settlement of KRI-KRE Intercompany Balances ...................  A-48

            (d)     Certificate of Officers .......................................  A-48

            (e)     Opinion of Financial Advisor ..................................  A-48

            (f)     Opinion of Counsel ............................................  A-48

            (g)     Tax Certificate ...............................................  A-48

            (h)     Tax Opinion ...................................................  A-48


ARTICLE VIII        TERMINATION AND AMENDMENT .....................................  A-48
     Section 8.1    Termination ...................................................  A-48

     Section 8.2    Effect of Termination .........................................  A-50

     Section 8.3    Amendment .....................................................  A-51

     Section 8.4    Extension; Waiver .............................................  A-51

 ARTICLE IX         ARBITRATION ...................................................  A-51
     Section 9.1    Mediation .....................................................  A-51

     Section 9.2    Arbitration ...................................................  A-52

     Section 9.3    Costs; Enforcement ............................................  A-53


ARTICLE X           MISCELLANEOUS .................................................  A-53
     Section 10.1   Nature of Representations and Warranties; Survival ............  A-53

     Section 10.2   Counterparts and Facsimile Signatures .........................  A-53

     Section 10.3   Assignment ....................................................  A-54

     Section 10.4   Representative of KRH, KRM and KRE ............................  A-54

     Section 10.5   Entire Agreement ..............................................  A-54

     Section 10.6   Governing Law .................................................  A-54

     Section 10.7   Severability ..................................................  A-54

     Section 10.8   Notices .......................................................  A-54

     Section 10.9   Attorney Fees .................................................  A-55

     Section 10.10  Certain Definitions ...........................................  A-56

SCHEDULES/EXHIBITS

3.1             KRI Disclosure Schedule
3.1(b)(iii)     Consents
3.2             KRE Disclosure Schedule
3.2(b)(ii)      No Conflicts
3.2(b)(iii)     Consents
3.2(e)          Present Status
3.2(f)          Litigation
3.2(h)          Title to Properties and Assets
3.2(k)          Absence of Certain Changes or Events
3.2(l)          Taxes
3.2(m)          Environmental Matters
3.2(n)          KRE Benefit Plans
3.2(n)(vii)     Severance or Other Compensation
3.2(o)          Year 2000 Matters
3.3             St. Mary Disclosure Schedule
3.3(a)          St. Mary Subsidiaries
3.3(c)          Additional Options
3.3(f)          Litigation
3.3(h)          Title to Properties and Assets
3.3(n)          St. Mary Benefit Plans
4.1(a)(ii)      KRE Capital Expenditures Over $500,000
4.2(a)(ii)      St. Mary Capital Expenditures Over $1,000,000

5.9             KRE Employee Severance Payments
7.3(g)          Form of Tax Certificate

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into this 27th day of July, 1999 among St. Mary Land & Exploration Company, a Delaware corporation ("St. Mary"), St. Mary Energy Company, a Colorado corporation and newly formed first-tier wholly owned subsidiary of St. Mary ("Merger Sub"), King Ranch, Inc., a Texas corporation ("KRI"), and King Ranch Energy, Inc., a Delaware corporation and a wholly owned third-tier subsidiary of KRI
("KRE").

                                   RECITALS

     WHEREAS, the respective Boards of Directors of St. Mary, Merger Sub, KRI and KRE have each determined that the merger of Merger Sub with and into KRE (the "Merger") is advisable and is in their best interests and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger, upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, St. Mary desires to avoid the concentration of the ownership of the St. Mary Common Stock in a single shareholder, and therefore, to induce St. Mary to enter into this Agreement and consummate the transactions described herein, immediately prior to the Merger all of the shares of common stock of KRE shall be distributed (A) by King Ranch Minerals, Inc., a Delaware corporation ("KRM"), the sole shareholder of KRE and a wholly owned subsidiary of King Ranch Holdings, Inc., a Delaware corporation ("KRH") and a wholly owned subsidiary of KRI, to KRH, (B) by KRH to KRI, and (C) by KRI pro rata to the shareholders of KRI (the "Spin-Off") (all of the foregoing, together with the Spin-Off, collectively referred to as the "Distributions");

     WHEREAS, as a result of the Distributions, the shareholders of KRI will receive all of the common stock of KRE while maintaining their current ownership of KRI;

     WHEREAS, pursuant to the terms of this Agreement, upon consummation of the Merger, St. Mary will issue to the shareholders of KRE, with respect to their ownership of all of the shares of common stock of KRE, shares of common stock, par value $.01 per share, of St. Mary ("St. Mary Common Stock") as set forth in
Section 2.1 hereof;

     WHEREAS, St. Mary, Merger Sub, KRI and KRE desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to set forth various conditions to the transactions contemplated hereby; and

     WHEREAS, for federal income tax purposes it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and St. Mary, Merger Sub, KRE and the shareholders of KRI as the subsequent shareholders of KRE intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGER

     Section 1.1    The Merger.  Upon the terms and subject to the conditions
                    ----------
set forth in this Agreement, and in accordance with the corporate laws of Delaware and Colorado, Merger Sub shall be merged with and into KRE at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Merger Sub shall cease and KRE shall continue as the surviving corporation (the "Surviving Corporation") under the name St. Mary Energy Company and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the corporate laws of Delaware and Colorado.

     Section 1.2    Closing.  The closing of the Merger (the "Closing") will
                    -------
take place at 2:00 p.m. Denver, Colorado time on the first business day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VII of this Agreement (the "Closing Date"), at the offices of Ballard Spahr Andrews & Ingersoll, 1225 17/th/ Street, Suite 2300, Denver, Colorado, unless another date or place is agreed to in writing by the parties hereto. The parties agree to use all reasonable efforts to close the Merger as soon as practicable, subject to Article VII hereof.

     Section 1.3    Effective Time. Immediately  following the Closing, the
                    --------------
parties shall execute and file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") in accordance with the relevant provisions of the corporate laws of Delaware and Colorado and shall make all other filings or recordings required under the corporate laws of Delaware and Colorado. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State and the Colorado Secretary of State, or at such subsequent time as the parties shall agree, which subsequent time shall be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     Section 1.4    Effects of the Merger.  At and after the Effective Time, the
                    ---------------------
Merger shall have the effects set forth in the corporate laws of Delaware and Colorado. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of KRE and Merger Sub shall be vested in the Surviving Corporation, and, except for the indemnification obligations of KRI set forth in Article VI hereof, all debts, liabilities and duties of KRE and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.5    Certificate of Incorporation.  At the Effective Time, the
                    ----------------------------
certificate of incorporation of the Surviving Corporation shall be amended in accordance with the corporate laws of Delaware such that the certificate of incorporation of the Surviving Corporation shall consist of the provisions of the articles of incorporation of Merger Sub, except that Article I of the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of the corporation shall be St. Mary Energy Company."

     Section 1.6    Bylaws.  The bylaws of Merger Sub as in effect at the
                    ------
Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     Section 1.7    Directors of Surviving Corporation.  The directors of Merger
                    ----------------------------------
Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.8    Officers of Surviving Corporation.  The officers of Merger
                    ---------------------------------
Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE II
         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
            CORPORATIONS; EXCHANGE OF CERTIFICATES; CASH SETTLEMENT

     Section 2.1    Effect on Capital Stock.  At the Effective Time, by virtue
                    -----------------------
of the Merger:

            (a)  Conversion of KRE Common Stock.  The total number of shares of
                 ------------------------------
     KRE Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into a total of 2,666,252 shares of St. Mary Common Stock (the "St. Mary Share Issuance"). Certificates representing the shares of St. Mary Common Stock to be issued hereby shall be delivered pro rata to the shareholders of KRE at the Closing in exchange for their surrender of all KRE Common Stock certificates. At the Effective Time, all such shares of KRE Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and KRM, KRH, KRI and the shareholders of KRI shall thereafter cease to have any rights with respect to such shares of KRE Common Stock.

            (b)  Capital Stock of Merger Sub.  Each share of common stock, par
                 ---------------------------
     value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     Section 2.2   Exchange of Certificates.

            (a)  Exchange at Closing.  At the Closing, St. Mary shall deliver
                 --------------------
     pro rata to the shareholders of KRE certificates aggregating the number of shares of St. Mary Common

     Stock set forth in Section 2.1(a) and the shareholders of KRE shall surrender to St. Mary all certificates representing all issued and outstanding shares of KRE Common Stock.

            (b)  No Further Ownership Rights in KRE Capital Stock.  All shares
                ------------------------------------------------
     of St. Mary Common Stock issued upon the surrender of KRE Common Stock certificates in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of KRE Common Stock theretofore represented by such certificates.

            (c)  Further Assurances.  If at any time after the Effective Time,
                ------------------
     any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either KRE or Merger Sub, or otherwise to carry out the purposes and provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of KRE and Merger Sub, to execute and deliver any and all things necessary or proper to vest or perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     Section 3.1   Representations and Warranties of KRI.  Except as set forth
                   -------------------------------------
in the KRI Disclosure Schedule attached to this Agreement as Schedule 3.1 (each section of which qualifies the correspondingly numbered representation and warranty to the extent specified therein), KRI represents and warrants to St. Mary as follows:

           (a)  Organization and Standing of KRI.  KRI is a corporation duly
                --------------------------------
     organized and validly existing and in good standing under the laws of the State of Texas. KRI has all requisite corporate power and authority to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement.


           (b)  Authority; No Conflicts.
                -----------------------

                 (i) The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of KRI and KRE. This Agreement has been executed and delivered by KRI and KRE and constitutes valid and binding obligations of KRI and KRE enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights).

                (ii) The execution and delivery of this Agreement by KRI and KRE does not, and the consummation of the Merger pursuant to this Agreement and the other transactions contemplated hereby will not, conflict with or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, any provision of the certificate of incorporation or bylaws of KRI or KRE.

                (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or is necessary with respect to KRI or KRE in connection with their execution and delivery of this Agreement or the consummation of the Merger and the other transactions contemplated thereby, except for those required under or in relation to (A) the Securities Act of 1933, as amended (the "Securities Act"),
          (B) the corporate laws of Delaware and Colorado with respect to the filing of the Certificate of Merger with the Delaware Secretary of State and Articles of Merger with the Colorado Secretary of State, (C) the rules and regulations of Nasdaq, and (D) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on any party hereto. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (D) are hereinafter referred to as the "Required Consents."

            (c)  Ownership and Distribution of KRE Common Stock.  KRM owns all
                 ----------------------------------------------
     of the issued and outstanding shares of KRE Common Stock free and clear of any lien, encumbrance or adverse claim. The Boards of Directors of KRM, KRH and KRI have duly authorized the Distributions.

            (d)  Finders or Advisors.  Except for Nesbitt Burns Securities Inc.
                 -------------------
     ("Nesbitt Burns"), a copy of whose engagement agreement with KRI has been provided to St. Mary, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of KRI, KRH, KRM, KRE or the shareholders of KRI who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     Section 3.2   Representations and Warranties of KRI and KRE.  Except as
                   ---------------------------------------------
set forth in the KRE Disclosure Schedule attached to this Agreement as Schedule
3.2 (the "KRE Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty to the extent specified therein), KRI and KRE represent and warrant to St. Mary as follows:

            (a)  Organization and Standing of KRE.  KRE and each of its
                 --------------------------------
     Subsidiaries is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify would not, either individually or in the aggregate, have a Material Adverse Effect on KRE. KRE is duly qualified to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. Except with respect to the KRE Subsidiaries set forth on the KRE Disclosure Schedule, KRE has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association or business. The copies of the certificate of incorporation and bylaws of KRE which were previously furnished to St. Mary are true, complete and correct copies of such documents as in effect on the date of this Agreement.

           (b)  Authority; No Conflicts.
                -----------------------

                 (i) The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of KRE subject to the Required KRE Vote (as defined below). This Agreement has been executed and delivered by KRE and constitutes a valid and binding obligation of KRE enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights).

                 (ii) The execution and delivery of this Agreement by KRE does not, and the consummation of the Merger by KRE and the other transactions contemplated hereby will not, conflict with, or result in a violation pursuant to: (A) any provision of the certificate of incorporation or bylaws of KRE, or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to KRE or any Subsidiary of KRE or any of their properties or assets, except as would not have a Material Adverse Effect on to KRE, subject to obtaining the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below.

                 (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to KRE or its Subsidiaries in connection with the execution and delivery of this Agreement by KRE or the consummation of the Merger and the other transactions contemplated thereby, except for (A) the Required Consents, (B) such consents, approvals, orders, authorizations, registrations and declarations by Governmental Entities (including, without limitation, the Minerals Management Service, the Bureau of Land Management and all other federal and state regulatory entities having jurisdiction) in connection with the transfer, sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained by a purchaser subsequent to such sale or conveyance, and (C) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on KRE or its Subsidiaries.

                 (iv) Except as set forth in the KRE Disclosure Schedule, all material contracts of KRE shall remain in full force and effect following, and notwithstanding the consummation of, the Merger.

          (c)  Capitalization of KRE and Indebtedness for Borrowed Moneys.  KRE
               ----------------------------------------------------------
     is duly and lawfully authorized by its certificate of incorporation, to issue 1,000 shares of KRE Common Stock, of which as of the date hereof there are issued and outstanding 1,000 shares. All outstanding shares of KRE Common Stock have been issued to and are held by KRM. KRE has no treasury stock and no other authorized series or class of stock. All the outstanding shares of KRE Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Neither KRE nor any of its Subsidiaries is obligated to issue any additional capital stock or voting securities as a result of any options, warrants, rights, conversion rights, obligations upon default, subscription agreements or other obligations of any kind. KRE is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the KRE Financial Statements (as hereinafter defined) or the KRE Disclosure Schedule.

          (d)  KRE Financial Statements. KRE has furnished to St. Mary its
               ------------------------
     audited balance sheets as of December 31, 1996, 1997 and 1998, its audited statements of income and retained earnings and cash flows for each of the three years ended December 31, 1998, its unaudited balance sheet as of May 31, 1999, and its unaudited statements of income and cash flows for the five months ended May 31, 1999 (collectively, the "KRE Financial Statements"). All of the KRE Financial Statements present fairly, in all material respects, the financial position of KRE as of the respective balance sheet dates and the results of its operations and cash flows for the respective periods therein specified. The KRE Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis.

          (e)  Present Status.  Except as otherwise disclosed in the KRE
               --------------
     Disclosure Schedule, from May 31, 1999 to the date of this Agreement, KRE and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a consolidated balance sheet of KRE and its Subsidiaries or the notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business of KRE and which do not have a Material Adverse Effect on KRE.

          (f)  Litigation.  Except as disclosed in the KRE Financial Statements
               ----------
     or Schedule 3.2(f) hereto, there are no legal actions, suits, arbitrations or other legal or administrative proceedings pending or, to the Knowledge of KRI or KRE, threatened against KRE or any Subsidiary of KRE which would reasonably be expected to have a Material Adverse Effect on KRE and its Subsidiaries. In addition, neither KRI nor KRE is aware of any facts which to the best of its Knowledge would reasonably be expected to result in any action, suit, arbitration or other proceeding which would reasonably be expected to have a Material

     Adverse Effect on KRE and its Subsidiaries. Neither KRE nor any of its Subsidiaries is in default of any judgment, order or decree of any court or, in any material respect of, any requirements of a government agency or instrumentality, except as set forth in the KRE Financial Statements or on the KRE Disclosure Schedule.

           (g)  Compliance With the Law and Other Instruments.  To the best of
                ---------------------------------------------
     KRE's and KRI's Knowledge, the business operations of KRE and its Subsidiaries have been and are being conducted in compliance in all material respects with all applicable laws, rules, and regulations of all authorities. Neither KRE nor any of its Subsidiaries are in violation of, or in default under, any term or provision of its certificate of incorporation or its bylaws or in any material respect of any lien, mortgage, lease, agreement, instrument, order, judgment or decree, except those violations, defaults and restrictions which do not, individually or in the aggregate, have a Material Adverse Effect on KRE and its Subsidiaries, or which do not prohibit KRE from entering into this Agreement.

           (h)  Title to Properties and Assets.  Except as set forth on Schedule
                ------------------------------
     3.2(h) hereto, each of KRE and its Subsidiaries has good and defensible title to the leasehold or well interests set forth in the Ryder Scott Company reports as of January 1, 1999, dated April 9, 1999 and as of January 1, 1999 dated May 21, 1999 (the "Ryder Scott Reports") and the Netherland Sewell and Associates, Inc. report as of January 1, 1999, dated April 9, 1999 (the "Netherland Sewell Report"), and as to all of its material properties and assets, including without limitation those reflected in the KRE Financial Statements and those used or located on property controlled by KRE or any of its Subsidiaries in its business (except assets leased or sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which (a) are disclosed in the KRE Financial Statements or the KRE Disclosure Schedule; or (b) do not have a Material Adverse Effect on KRE and its Subsidiaries, taken together.

           (i) Oil and Gas Leases and Wells.  KRE has furnished to St. Mary
               ----------------------------
     lists of all oil and gas leases and wells in which either KRE or its Subsidiaries own or claim any type of right or interest, whether legal, equitable, or beneficial (the "KRE Leases and Wells Lists"), and the KRE Leases and Wells Lists are accurate and complete in all material respects. All leases listed on the KRE Leases and Wells Lists are valid and in full force and effect, and all rentals, royalties, shut-in payments, minimum royalties, and other payments due thereunder have been timely and properly made. Except as specifically set forth on the KRE Leases and Wells Lists, KRE and its Subsidiaries enjoy and are in peaceful and undisturbed possession under each lease and for each well so listed. Neither KRE nor any of its Subsidiaries has received any notice of, and there does not exist, any default, event, occurrence or act which, with the giving of notice or lapse of time or both, would become a default under any such lease, and neither KRE nor any of its Subsidiaries has violated any of the terms or conditions under any such lease in any material respect. To the Knowledge of KRI and KRE, such real property and the wells, pipelines, gathering lines and facilities, processing facilities, flow lines, tanks, pumps, production platforms, equipment and any and all other buildings, fixtures, equipment and other property attached or appurtenant thereto or situated thereon are in good operating condition and repair, in compliance in all material respects with all applicable laws and are adequate and suitable for the purposes for which they are presently being used, except for such matters which in the aggregate, would not have a Material Adverse Effect on KRE and its Subsidiaries, taken together.

          (j)  Records.  To the best of KRI's and KRE's Knowledge, the books of
               -------
     account and other records of KRE and its Subsidiaries are complete and correct in all material respects, and there have been no material transactions involving the business of KRE and its Subsidiaries which properly should have been set forth in such records, other than those set forth therein.

          (k)  Absence of Certain Changes or Events.  Except as set forth in
               ------------------------------------
     Schedule 3.2(k) hereto, since May 31, 1999, (i) there has not been any material adverse change in, or event or condition which has had a Material Adverse Effect on, the condition (financial or otherwise), properties, assets, liabilities or, to the best of KRI's and KRE's Knowledge, the business of KRE and its Subsidiaries, taken together, (other than any change or circumstance relating to the economy or securities markets in general or to the oil and gas industry in general and not specifically relating to KRE) and (ii) KRE has not declared or paid any dividend or made any other distribution in respect of any of its capital stock or repurchased or redeemed or otherwise acquired any shares of its capital stock or obligated itself to do any of the foregoing.

          (l)  Taxes.  To the Knowledge of KRI and KRE, except as set forth in
               -----
     Schedule 3.2(l) hereto, KRE and KRE's Subsidiaries have duly filed all federal, state, county, local and foreign income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance and occupation (sales) and use taxes) required to have been filed up to the date hereof. To the Knowledge of KRI and KRE, all of the foregoing returns are true and correct in all material respects and KRE and KRE's Subsidiaries have paid or provided for all taxes, interest and penalties shown on such returns or reports as being due. To the Knowledge of KRI and KRE, KRE and KRE's Subsidiaries have no liability for any amount of taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Closing Date in the ordinary course of business and are properly accrued on the books of KRI, KRE and KRE's Subsidiaries as of the Closing Date.

          (m)  Environmental Matters.  Neither KRI nor KRE is aware of any
               ---------------------
     actions, proceedings or investigations pending or, to the best of KRI's and KRE's Knowledge, threatened before any federal, state or foreign environmental regulatory body or before any federal, state or foreign court alleging material noncompliance by KRE or any of its Subsidiaries with CERCLA or any other laws or regulations regulating the discharge of materials into the environment ("Environmental Laws"). To the best of KRI's and KRE's Knowledge: (i) there is no reasonable basis for the institution of any material action, proceeding or investigation against KRE or any of its Subsidiaries for violation of any Environmental Law; (ii) neither KRE nor any of its Subsidiaries is responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA) caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment, other than routine incidental releases associated with normal operations the remediation of which is required under the Environmental Laws and the cost of which will not be material to KRE; (iii) neither KRE nor any of its Subsidiaries is responsible for any costs of any remedial action required by virtue of any release of any hazardous substance, pollutant or contaminant into the environment, other than routine incidental releases associated with normal operations the remediation of which is required under the Environmental Laws and the cost of which will not be material to KRE; (iv) KRE and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by KRE or any of its Subsidiaries contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which violates any Environmental Law in any material respect.

          (n) KRE Benefit Plans.
              -----------------

               (i) Attached hereto as Schedule 3.2(n) is a list identifying each Benefit Plan of KRE or any of its Subsidiaries or in which they participate. For purposes of this Agreement, the term "Benefit Plan" means, with respect to any Person (as defined in Section 7.5), any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), written or oral employment or consulting agreement, severance pay plan or agreement, employee relations policy (or practice, agreement or arrangement), agreements with respect to leased or temporary employees, vacation plan or arrangement, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan, cafeteria or flexible spending account plan and any deferred compensation agreement, (or plan, program, or arrangement) covering any present or former employee of such Person or a Subsidiary of such Person and which is, or at any time was, sponsored or maintained by (or to which contributions are, were, or at any time were required to have been, made by such Person or a Subsidiary of such Person).

               (ii) With respect to each KRE Benefit Plan, there has been delivered to St. Mary, (i) copies of each such KRE Benefit Plan (including all trust agreements, insurance or annuity contracts, descriptions, general notices to employees or beneficiaries and any other material documents or instruments relating thereto); (ii) the most recent audited (if required or otherwise available) or unaudited financial statement with respect to each such KRE Benefit Plan; (iii) copies of the most recent determination letters with respect to any such KRE Benefit Plan which is an employee pension benefit plan (as such term is defined under ERISA) intended to qualify under the Internal Revenue Code of 1986 (the "Code") ; and (iv) copies of the most recent actuarial reports, if any, of each such KRE Benefit Plan.

               (iii)  With respect to each KRE Benefit Plan:

                    (A) each such KRE Benefit Plan which is an employee pension benefit plan intended to qualify under the Code so qualifies and has received a favorable determination letter as to its qualification under the Code, and no event has occurred that will or could reasonably be expected to give rise to disqualification or loss of tax-exempt status of any such plan or related trust;

                    (B) KRE has complied in all material respects with all provisions of ERISA and no act or omission by KRE in connection with any KRE Benefit Plan has occurred that will or could reasonably be expected to give rise to liability for a breach of fiduciary responsibilities under ERISA or to any fines or penalties under ERISA;

                    (C) all insurance and annuity premiums, if any, required for all periods up to and including the Closing have been or will be paid;

                    (D) no KRE Benefit Plan provides for any post-retirement life, medical, dental or other welfare benefits (whether or not insured) for any current or former employee except as required under the Code or ERISA or applicable state or local Law;

                    (E) all contributions required to have been made by law or under the terms of any contract, agreement or KRE Benefit Plan for all complete and partial periods up to and including the Closing have been made or will be made;

                    (F) the transactions contemplated by this Agreement will not be the direct or indirect cause of any amount paid or payable from such KRE Benefit Plan being classified as an excess parachute payment under the Code;

                    (G) there are no matters pending before the United States Internal Revenue Service, the United States Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC");

                    (H) there have been no claims or notice of claims filed under any fiduciary liability insurance policy covering any KRE Benefit Plan;

                    (I) each and every such KRE Benefit Plan which is a group health plan (as such term is defined under the Code or ERISA) complies in all material respects, and in each and every case has complied in all material respects, with the applicable requirements of the Code, ERISA, the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, and all other federal, state or local Laws or ordinances requiring the provision or continuance of health or medical benefits;

                    (J) each and every KRE Benefit Plan which is a cafeteria plan or flexible spending account plan complies in all material respects, and in each and every case has complied in all material respects, with the applicable requirements of the Code and all other applicable federal, state, or local Laws or ordinances; and

                    (K) each and every KRE Benefit Plan which is a dependent care assistance program complies in all material respects, and in each and every case has complied in all material respects, with the applicable requirements of the Code and all other applicable federal, state or local Laws or ordinances.

               (iv) With respect to any employee benefit plan (within the meaning of ERISA), stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any deferred compensation agreement, plan or program (whether or not any such plan, program, or agreement is currently in effect):

                    (A) there are no actions, suits, or claims (other than routine claims for benefits in the ordinary course) pending or, to the best Knowledge of KRE threatened, and to the best Knowledge of KRE there are no facts which could give rise to any such actions, suits, or claims (other than routine claims for benefits in the ordinary course), which could subject KRE to any material liability;

                    (B) KRE has not engaged in a prohibited transaction, as such term is defined in the Code which would subject KRE to any taxes, penalties or other liabilities resulting from prohibited transactions under the Code or under ERISA; and

                    (C) KRE is not subject to (1) any liability, lien or other encumbrance under any agreement imposing secondary liability on KRE as a seller of the assets of a business under ERISA or the Code, (2) contingent liability under ERISA to the PBGC or to any plan, participant, or other person or (3) a lien or other encumbrance under ERISA.

               (v) (A) KRE is not subject to any legal, contractual, equitable, or other obligation to continue any KRE Benefit Plan of any nature, including, without limitation any KRE Benefit Plan or any other pension, profit sharing, welfare, or post-retirement welfare plan, or any stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice (or to continue participation in any such benefit plan, policy or practice) on or after the Closing;

                    (B) KRE may, in any manner, and without the consent of any employee, beneficiary or other person, terminate, modify or amend any such

               KRE Benefit Plan (or its participation in such KRE Benefit Plan or any other plan, program or practice) effective as of any date on or after the Closing; and

                    (C) no representations or communications (directly or indirectly, orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any KRE Benefit Plan have been made prior to the Closing to any employee, beneficiary or other person other than those which are in accordance with the terms and provisions of each such KRE Benefit Plan as in effect immediately prior to the Closing.

               (vi) KRE has at no time participated in a multi-employer pension plan defined under Section 3(37) of ERISA.

               (vii)  With respect to each and every KRE Benefit Plan subject to
          ERISA: (A) no such KRE Benefit Plan or related trust has been terminated or partially terminated; (B) no liability to the PBGC has been or is expected to be incurred with respect to such KRE Benefit Plan; (C) the PBGC has not instituted and to the best Knowledge of KRE is not expected to institute any proceedings to terminate such KRE Benefit Plan; (D) there has been no reportable event (within the meaning of ERISA); (E) there exists no condition or set of circumstances that presents a material risk of the termination of such KRE Benefit Plan by the PBGC; (F) no accumulated funding deficiency (as defined under ERISA and the Code), whether or not waived, exists with respect to such KRE Benefit Plan; and (G) the current value of all vested accrued benefits under each such KRE Benefit Plan did not as of the last day of the most recently ended fiscal year of each KRE Benefit Plan, and will not as of the Closing, exceed the current value of the assets of each such KRE Benefit Plan allocable to such vested accrued benefits determined by KRE Benefit Plans' actuary on an ongoing basis.

               (viii) Except as set forth on Schedule 3.2(n)(viii) hereto, no director or officer or other employee of KRE or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or compensation plan or arrangement of KRE) solely as a result of the transactions contemplated by this Agreement.

          (o)  Year 2000 Matters.  Except as set forth on Schedule 3.2(o)
               -----------------
     hereto, the computer software operated by KRE and each of its Subsidiaries is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in the prior sentence will not be material to KRE and its Subsidiaries. To the Knowledge of KRI and KRE, neither KRE nor any of its Subsidiaries has relationships with third parties the failure of whose systems to be Year 2000 compliant will be material to KRE.

          (p)  Confidentiality Agreements.  All current employees of KRE and its
               --------------------------
     Subsidiaries have executed the KRE Information Resources User Acknowledgment and have received a copy of the KRE Information Resources Use and Protection Policy.

          (q)  Vote Required.  The affirmative vote of the holders of the
               -------------
     majority of the outstanding shares of KRE Common Stock at a duly held meeting of such holders (the "Required KRE Vote") to approve the Merger is the only vote of the shareholders of KRE, KRH, KRM or KRI required, other than the votes of the Boards of Directors of KRM, KRH and KRI to approve the Merger.

          (r)  Fairness Opinion.  KRI has received from Nesbitt Burns, KRI's
                ----------------
     financial advisor with respect to the transactions contemplated by this Agreement, an opinion to the effect that the consideration to be received by the KRI shareholders in the Merger is fair to the KRI shareholders from a financial point of view.

          (s)  Full Disclosure.  To the best of  KRI's and KRE's Knowledge, this
               ---------------
     Agreement and any Schedules, certificates and the KRE Leases and Wells Lists delivered by KRI and KRE in connection herewith or with the transactions contemplated hereby, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best of KRI's and KRE's Knowledge, there are no facts or circumstances relating to KRE or any Subsidiary of KRE that will have, or would be reasonably likely to have, a Material Adverse Effect on St. Mary following the Closing Date, other than any facts or circumstances (A) disclosed in this Agreement or any schedule, exhibit or other document delivered in connection herewith, or (B) previously disclosed to St. Mary by KRI or KRE.

     Section 3.3  Representations and Warranties by St. Mary.  Except as set
                  ------------------------------------------
forth in the St. Mary Disclosure Schedule attached to this Agreement as Schedule
3.3 (the "St. Mary Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), St. Mary hereby represents and warrants to KRI as follows:

          (a)  Organization and Standing of St. Mary.  St. Mary and each of its
               -------------------------------------
     Subsidiaries is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary other than in jurisdictions where the failure to so qualify would not, either individually or in the aggregate, have a Material Adverse Effect on St. Mary. Except with respect to the St. Mary Subsidiaries set forth on the St. Mary Disclosure Schedule, St. Mary has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business. The copies of the certificate of incorporation and bylaws of St. Mary which were previously furnished to KRI and KRE are true, complete and correct copies of such documents as in effect on the date of this Agreement.

          (b)  Authority; No Conflicts.
               -----------------------

               (i) The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of St. Mary, subject to the Required St. Mary Vote (as defined below). This Agreement has been executed and delivered by St. Mary and constitutes a valid and binding obligation of St. Mary enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights).

               (ii) The execution and delivery of this Agreement by St. Mary does, and the consummation by St. Mary of the Merger and the other transactions contemplated hereby will not, conflict with or result in a violation pursuant to: (A) any provision of the certificate of incorporation or bylaws of St. Mary, (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to St. Mary or any Subsidiary of St. Mary or any of its properties or assets, except as would not have a Material Adverse Effect on St. Mary, subject to obtaining the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, a Governmental Entity is required by or with respect to St. Mary or its Subsidiaries in connection with the execution and delivery of this Agreement by St. Mary or the consummation of the Merger and the other transactions contemplated hereby, except for the Required Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on St. Mary or its Subsidiaries.

          (c)  Capitalization of St. Mary and Indebtedness for Borrowed Moneys.
               ---------------------------------------------------------------
     St. Mary is duly and lawfully authorized by its certificate of incorporation to issue 50,000,000 shares of St. Mary Common Stock, of which as of the date hereof there are 11,276,938 shares issued and outstanding and 182,800 shares held by St. Mary as treasury stock. St. Mary has no other authorized series or class of stock. All the outstanding shares of St. Mary Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. All of the shares of St. Mary Common Stock to be issued upon consummation of the Merger will be, at the time of issuance, duly authorized and validly issued, and will be fully paid and nonassessable and free of preemptive rights. St. Mary has a Stock Option Plan and an Incentive Stock Option Plan (collectively, the "St. Mary Option

     Plans") which provide for the issuance of up to an aggregate of 1,650,000 shares of St. Mary Common Stock pursuant to the exercise of options granted under the St. Mary Option Plans. As of the date hereof, options representing in the aggregate the right to purchase 684,322 shares of St. Mary Common Stock have been granted under the St. Mary Option Plans and remain outstanding. St. Mary has an Employee Stock Purchase Plan for the purchase of up to 500,000 shares of St. Mary Common Stock, under which 24,821 shares of St. Mary Common Stock have been purchased through the date hereof. Except with respect to the foregoing and to this Agreement, and except as set forth on Schedule 3.3(c), neither St. Mary nor any of its Subsidiaries is obligated to issue any additional capital stock or voting securities as a result of any options, warrants, rights, conversion rights, obligations upon default, subscription agreement or other obligation of any kind. St. Mary is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the St. Mary Financial Statements (as hereinafter defined).

          (d)  St. Mary SEC Reports and Financial Statements.
               ---------------------------------------------

               (i) St. Mary has filed all required reports, schedules, forms, statements and other documents required to be filed with the SEC (collectively, including all exhibits thereto, the "St. Mary SEC Reports"). No Subsidiary of St. Mary is required to file any form, report or other document with the SEC. None of the St. Mary SEC Reports, as of their respective dates (and, if amended or superseded by filings prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the St. Mary SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of St. Mary and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in accordance with GAAP consistently applied during the periods involved except as otherwise noted therein. All of such St. Mary SEC Reports, as of their respective dates (and as of the date of any amendment to the respective St. Mary SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

               (ii) St. Mary has furnished to KRM and KRI its audited balance sheets as of December 31, 1996, 1997 and 1998, its audited statements of operations and statements of cash flows for each of the three years ended December 31, 1998, its unaudited balance sheet as of May 31, 1999, and its unaudited income statement and statement of cash flows for the five months ended May 31, 1999 and 1998 (collectively, the "St. Mary Financial Statements"). All of the St. Mary Financial Statements present fairly, in all material respects, the financial position of St. Mary as of the respective balance sheet dates, and the results of its operations and cash flows for the respective periods therein specified. The St. Mary Financial Statements were prepared in accordance with GAAP (except in the case of unaudited interim financial statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis.

          (e)  Present Status.  Except as otherwise disclosed in the St. Mary
               --------------
     Disclosure Schedule, from May 31, 1999 to the date of this Agreement, St. Mary and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a consolidated balance sheet of St. Mary and its Subsidiaries or the notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business of St. Mary and which do not have a Material Adverse Effect on St. Mary.

          (f)  Litigation.  Except as disclosed in the St. Mary Financial
               ----------
     Statements, the St. Mary Disclosure Schedule or Schedule 3.3(f) hereto, there are no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or, to the Knowledge of St. Mary, threatened against St. Mary or any Subsidiary of St. Mary which would reasonably be expected to have a Material Adverse Effect on St. Mary and its Subsidiaries. In addition, St. Mary is not aware of any facts which to the best of its Knowledge would reasonably be expected to result in any action, suit, arbitration or other proceeding which would reasonably be expected to have a Material Adverse Effect on St. Mary and its Subsidiaries. Neither St. Mary nor any of its Subsidiaries is in default of any judgment, order or decree of any court or, in any material respect of, any requirements of a government agency or instrumentality.

          (g)  Compliance With the Law and Other Instruments.  To the best of
               ---------------------------------------------
     St. Mary's Knowledge, the business operations of St. Mary have been and are being conducted in compliance in all material respects with all applicable laws, rules, and regulations of all authorities. St. Mary is not in violation of, or in default under, any term or provision of its certificate of incorporation or its bylaws or in any material respect of any lien, mortgage, lease, agreement, instrument, order, judgment or decree, except those violations, defaults and restrictions which do not, individually and in the aggregate, have a Material Adverse Effect on St. Mary and its Subsidiaries, or which do not prohibit St. Mary from entering into this Agreement.

          (h)  Title to Properties and Assets.  Except as set forth on Schedule
               ------------------------------
     3.3(h) hereto, St. Mary and its Subsidiaries have good and defensible title to all of its material properties and assets, including without limitation those reflected in the St. Mary Financial Statements and those used or located on property controlled by St. Mary or any of its Subsidiaries in its business (except assets leased or sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which (a) are disclosed in the St. Mary Financial Statements; or (b) do not have a Material Adverse Effect on St. Mary and its Subsidiaries, taken together.

          (i)  Oil and Gas Leases and Wells.  St. Mary has furnished to KRI
               ----------------------------
     lists of all oil and gas leases and wells in which St. Mary owns or claims any type of right or interest whether legal, equitable, or beneficial (the "St. Mary Leases and Wells Lists") and the St. Mary Leases and Wells Lists are accurate and complete in all material respects. All leases listed on the St. Mary Leases and Wells Lists are valid and in full force and effect, and all rentals, royalties, shut-in payments, minimum royalties, and other payments due thereunder have been timely and properly made. Except as specifically set forth on the St. Mary Leases and Wells Lists, St. Mary enjoys and is in peaceful and undisturbed possession under each lease and for each well so listed. St. Mary has not received any notice of, and there does not exist, any default, event, occurrence or act which, with the giving of notice or lapse of time or both, would become a default under any such lease, and St. Mary has not violated any of the terms or conditions under any such lease in any material respect. To the Knowledge of St. Mary, such real property and the wells, pipelines, gathering lines and facilities, processing facilities, flow lines, tanks, pumps, production platforms, equipment and any and all other buildings, fixtures, equipment and other property attached or appurtenant or situated thereon are in good operating condition and repair, in compliance in all material respects with all applicable laws and are adequate and suitable for the purposes for which they are presently being used, except for such matters which in the aggregate, would not have a Material Adverse Effect on St. Mary.

          (j)  Records.  To the best of St. Mary's Knowledge, the books and
               -------
     other records of St. Mary and its Subsidiaries are complete and correct in all material respects, and there have been no material transactions involving the business of St. Mary and its Subsidiaries which properly should have been set forth in such records, other than those set forth therein.

          (k)  Absence of Certain Changes or Events.  Since May 31, 1999, (i)
               ------------------------------------
     there has not been any material adverse change in, or event or condition which has had a Material Adverse Effect on, the condition (financial or otherwise), properties, assets, liabilities or, to the best of St. Mary's Knowledge, the business of St. Mary and its Subsidiaries, taken together (other than any change or circumstance relating to the economy or securities markets in general or to the oil and gas industry in general and not specifically relating to St. Mary), and (ii) except for its $0.05 per share St. Mary Common Stock dividend per quarter, St. Mary has not declared or paid any dividend or made any other distribution in respect of any of its capital stock, and except for the purchase of 182,800 shares of St. Mary Common Stock under its open market share repurchase program, St. Mary has not repurchased or redeemed or otherwise acquired any shares of its capital stock or obligated itself to do any of the foregoing.

          (l)  Taxes. To the Knowledge of St. Mary, St. Mary and its
               -----
     Subsidiaries have duly filed all federal, state, county, local and foreign income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by St. Mary and its Subsidiaries up to the date hereof. To the Knowledge of St. Mary, all of the foregoing returns are true and correct in all material respects and St. Mary and its Subsidiaries have paid or provided for all taxes, interest and penalties shown on such returns or reports as being due. To the Knowledge of St. Mary, St. Mary and its Subsidiaries have no liability for any amount of taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Closing Date in the ordinary course of business and are properly accrued on the books of St. Mary and its Subsidiaries as of the Closing Date.

          (m)  Environmental Matters.  St. Mary is not aware of any actions,
               ---------------------
     proceedings or investigations pending or, to the best of St. Mary's Knowledge, threatened before any federal, state or foreign environmental regulatory body or before any federal, state or foreign court alleging material noncompliance by St. Mary or any of its Subsidiaries with any Environmental Laws. To the best of St. Mary's Knowledge: (i) there is no reasonable basis for the institution of any material action, proceeding or investigation against St. Mary or any of its Subsidiaries for violation of any Environmental Law; (ii) neither St. Mary nor any of its Subsidiaries is responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA) caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment, other than routine incidental releases associated with normal operations the remediation of which is required under the Environmental Laws and the cost of which will not be material to St. Mary; (iii) neither St. Mary nor any of its Subsidiaries is responsible for any costs of any remedial action required by virtue of any release of any hazardous substance, pollutant or contaminant into the environment, other than routine incidental releases associated with normal operations the remediation of which is required under the Environmental Laws and the cost of which will not be material to St. Mary; (iv) St. Mary and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by St. Mary or any of its Subsidiaries contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which violates any Environmental Law in any material respect.

          (n)  St. Mary Benefit Plans.
               ----------------------

               (i) Attached hereto as Schedule 3.3(n) is a list identifying each Benefit Plan of St. Mary or any of its Subsidiaries.

               (ii) With respect to each St. Mary Benefit Plan, there has been delivered to KRM and KRI, (i) copies of each such St. Mary Benefit Plan (including all trust agreements, insurance or annuity contracts, descriptions, general notices to employees or beneficiaries and any other material documents or instruments relating thereto); (ii) the most recent audited (if required or otherwise available) or unaudited financial statement with respect to each such St. Mary Benefit Plan;
          (iii) copies of the most recent determination letters with respect to any such St. Mary Benefit Plan which is an employee pension benefit plan (as such term is defined under ERISA) intended to qualify under the Code; and (iv) copies of the most recent actuarial reports, if any, of each such St. Mary Benefit Plan.

               (iii)  With respect to each St. Mary Benefit Plan:

                    (A) each such St. Mary Benefit Plan which is an employee pension benefit plan intended to qualify under the Code so qualifies and has received a favorable determination letter as to its qualification under the Code, and no event has occurred that will or could reasonably be expected to give rise to disqualification or loss of tax-exempt status of any such plan or related trust;

                    (B) St. Mary has complied in all material respects with all provisions of ERISA and no act or omission by St. Mary in connection with any St. Mary Benefit Plan has occurred that will or could reasonably be expected to give rise to liability for a breach of fiduciary responsibilities under ERISA or to any fines or penalties under ERISA;

                    (C) all insurance and annuity premiums, if any, required for all periods up to and including the Closing have been or will be paid;

                    (D) no St. Mary Benefit Plan provides for any post-retirement life, dental or other welfare benefits (whether or not insured) for any current or former employee except as required under the Code or ERISA or applicable state or local Law;

                    (E) all contributions required to have been made by law or under the terms of any contract, agreement or St. Mary Benefit Plan for all complete and partial periods up to and including the Closing have been made or will be made;

                    (F) the transactions contemplated by this Agreement will not be the direct or indirect cause of any amount paid or payable from such St. Mary Benefit Plan being classified as an excess parachute payment under the Code;

                    (G) there are no matters pending before the United States Internal Revenue Service, the United States Department of Labor or the PBGC ;

                    (H) there have been no claims or notice of claims filed under any fiduciary liability insurance policy covering any St. Mary Benefit Plan;

                    (I) each and every such St. Mary Benefit Plan which is a group health plan (as such term is defined under the Code or ERISA), complies in all material respects, and in each and every case has complied in all material respects, with the applicable requirements of the Code, ERISA, the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, and all other federal, state or local Laws or ordinances requiring the provision or continuance of health or medical benefits;

                    (J) each and every St. Mary Benefit Plan which is a cafeteria plan or flexible spending account plan complies in all material respects, and in each and every case has complied in all material respects, with the applicable requirements of the Code and all other applicable federal, state, or local Laws or ordinances; and

                    (K) each and every St. Mary Benefit Plan which is a dependent care assistance program complies in all material respects, and in each and every case has complied in all material respects, with the applicable requirements of the Code and all other applicable federal, state or local Laws or ordinances.

               (iv) With respect to any employee benefit plan (within the meaning of ERISA), stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any deferred compensation agreement, plan or program (whether or not any such plan, program, or agreement is currently in effect):

                    (A) there are no actions, suits, or claims (other than routine claims for benefits in the ordinary course) pending or, to the best Knowledge of St. Mary threatened, and to the best Knowledge of St. Mary there are no facts which could give rise to any such actions, suits, or claims (other than routine claims for benefits in the ordinary course), which could subject St. Mary to any material liability;

                    (B) St. Mary has not engaged in a prohibited transaction, as such term is defined in the Code which would subject St. Mary to any taxes, penalties or other liabilities resulting from prohibited transactions under the Code or under ERISA; and

                    (C) St. Mary is not subject to (1) any liability, lien or other encumbrance under any agreement imposing secondary liability on St. Mary as a seller of the assets of a business under ERISA or the Code, (2) contingent liability under ERISA to the PBGC or to any plan, participant, or other person or (3) a lien or other encumbrance under ERISA.

               (v) St. Mary has at no time participated in a multi-employer pension plan defined under Section 3(37) of ERISA.

               (vi) With respect to each and every St. Mary Benefit Plan subject to ERISA: (A) no such St. Mary Benefit Plan or related trust has been terminated or partially terminated; (B) no liability to the PBGC has been or is expected to be incurred with respect to such St. Mary Benefit Plan; (C) the PBGC has not instituted and to the best Knowledge of St. Mary is not expected to institute any proceedings to terminate such St. Mary Benefit Plan; (D) there has been no reportable event (within the meaning of ERISA); (E) there exists no condition or set of circumstances that presents a material risk of the termination of such St. Mary Benefit Plan by the PBGC; (F) no accumulated funding deficiency (as defined under ERISA and the Code), whether or not waived, exists with respect to such St. Mary Benefit Plan; and

          (G) the current value of all vested accrued benefits under each such St. Mary Benefit Plan did not as of the last day of the most recently ended fiscal year of each St. Mary Benefit Plan, and will not as of the Closing, exceed the current value of the assets of each such St. Mary Benefit Plan allocable to such vested accrued benefits determined by St. Mary Benefit Plans' actuary on an ongoing basis.

               (vii) No director or officer or other employee of St. Mary or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or compensation plan or arrangement of St. Mary) solely as a result of the transactions contemplated by this Agreement.

          (o)  Year 2000 Matters.  The computer software operated by St. Mary is
               -----------------
     capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in the prior sentence will not be material to St. Mary and its Subsidiaries. To the Knowledge of St. Mary, neither St. Mary nor any of its Subsidiaries has relationships with third parties the failure of whose systems to be Year 2000 compliant will be material to St. Mary.

          (p)  Finders and Advisors. Except for Deutsche Bank Securities Inc. a
               --------------------
     copy of whose engagement agreement with St. Mary has been provided to KRM and KRI, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of St. Mary or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

          (q)  Vote Required.  The affirmative vote of the holders of shares of
               -------------
     St. Mary Common Stock representing a majority of the total shares represented at a duly held meeting of the holders of outstanding shares of St. Mary Common Stock (the "Required St. Mary Vote") to approve the St. Mary Share Issuance pursuant to the terms of this Agreement is the only vote of the holders of St. Mary capital stock necessary for the Merger.

          (r)  Fairness Opinion.  St. Mary has received from Deutsche Bank
               ----------------
     Securities Inc., St. Mary's financial advisor with respect to the transactions contemplated by this Agreement, an opinion to the effect that the consideration to be paid by St. Mary in the Merger is fair to St. Mary from a financial point of view.

         (s)  Full Disclosure.  To the best of St. Mary's Knowledge, this
              ---------------
Agreement, and any Schedules, certificates and other St. Mary Leases and Wells Lists delivered by St. Mary in connection herewith or with the transactions contemplated hereby, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best of St. Mary's Knowledge, there are no facts or circumstances relating to St. Mary or any Subsidiary of St. Mary that will have, or would be reasonably likely to have, a Material Adverse Effect on St. Mary following the Closing Date, other than any facts or circumstances (A) disclosed in this Agreement or any schedule, exhibit or other document delivered in connection herewith, or (B) previously disclosed to KRI or KRE by St. Mary.

     Section 3.4  Representations and Warranties of St. Mary and Merger Sub.
                  ---------------------------------------------------------
St. Mary and Merger Sub represent and warrant to KRI and KRE as follows:

          (a)  Organization and Standing of Merger Sub.  Merger Sub is a
               ---------------------------------------
     corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado. Merger Sub is a first-tier wholly owned subsidiary of St. Mary.

          (b)  Authority.  Merger Sub has all requisite corporate power and
               ---------
     authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally.

          (c)  Non-Contravention.  The execution, delivery and performance by
               -----------------
     Merger Sub of this Agreement and the consummation by Merger Sub of transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or bylaws of Merger Sub.

          (d)  No Business Activities by Merger Sub. Merger Sub has not
               ------------------------------------
     conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no subsidiaries.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1  Covenants of KRI and KRE.  During the period from the date
                  ------------------------
of this Agreement and continuing until the Effective Time, KRI and KRE agree that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the KRE Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that St. Mary shall otherwise consent in writing):

          (a)  Ordinary Course.
               ---------------

               (i) KRE and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and other having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by KRE or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

               (ii) KRI or KRE shall promptly give St. Mary notice of what it reasonably believes to be any material occurrence in the business of KRE or any of its Subsidiaries. KRE shall not, and shall not permit any of its Subsidiaries to, incur or commit to any capital or other expenditure, whether or not in the ordinary course of business, in excess (as to KRE and its Subsidiaries) of $500,000 without the prior written consent of St. Mary, except for capital or other expenditures set forth on Schedule 4.1(a)(ii) attached to this Agreement.

               (iii) Notwithstanding the provisions of Section 4.1(a)(i), the parties agree and acknowledge that from the date hereof through the Closing Date, KRE will substantially reduce (and possibly eliminate) its drilling, exploration, development and related activities, provided that such reduction (or elimination) does not constitute, or result in, a material breach by KRE of a written commitment, contract or agreement in effect as of the date hereof or otherwise does not result in a penalty which would have a Material Adverse Effect on KRE. The parties further agree and acknowledge that any such reduction (or elimination) will not constitute a violation of the obligations of KRI and KRE hereunder. In the event that KRE elects not to pursue a material drilling, exploration, development or related opportunity presented to KRE by a third party from the date hereof through the Closing Date, KRE shall give St. Mary written notice thereof, and St. Mary shall have the right to pursue such opportunity for its own benefit and at its own cost and expense. KRE will use its commercially reasonable efforts to assist St. Mary in exercising the right to pursue any such opportunity.

          (b)  Dividends; Changes in Share Capital.  KRE shall not (i)
               -----------------------------------
     declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of KRE which remains a wholly owned Subsidiary after consummation of such transactions, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock; provided, however, that KRE may increase its authorized capital stock and take such other action as necessary to insure that the distribution of KRE stock to shareholders of KRI is on a one for one basis; and provided, further, that this provision shall not prohibit intercompany transactions in the ordinary course of business consistent with past practice.

          (c)  Issuance of Securities.  KRE shall not, and shall not permit any
               ----------------------
     of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or voting securities, or enter into any agreement with respect to any of the foregoing, other than issuances by a wholly owned Subsidiary of KRE of capital stock to such Subsidiary's parent.

          (d)  Governing Documents.  Except to the extent required to comply
               -------------------
     with obligations hereunder or required by law, KRE and its Subsidiaries shall not amend in any material respect or propose to so amend their respective certificates of incorporation, bylaws or other governing documents.

          (e)  No Acquisitions.  KRE shall not, and shall not permit any of its
               ---------------
     Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of KRE and its Subsidiaries in the ordinary course subject to Section 4.1(a)(ii)); provided, however, that the foregoing shall not prohibit (y) internal reorganizations or consolidations involving existing Subsidiaries of KRE, or (z) the creation of new Subsidiaries of KRE organized to conduct or continue activities otherwise permitted by this Agreement.

          (f)  No Dispositions.  Other than (i) internal reorganizations or
               ---------------
     consolidations involving existing Subsidiaries of KRE, or (ii) in the ordinary course of business, KRE shall not, and shall not permit any Subsidiary of KRE to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of KRE) which are material individually or in the aggregate to KRE.

          (g)  Investments; Indebtedness.  Subject to the provisions of Section
               -------------------------
     7.2(c) and 7.3(c), KRE shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice, or (iii), subject to Section 4.1(a)(ii), create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement other than the incurring of accounts payable and accrued expenses, extensions of credit, advances of funds and intercompany transactions in the ordinary course of business consistent with past practices.

          (h)  Tax-Free Qualification.  KRI and KRE shall not, and shall not
               ----------------------
     permit any of KRI's or KRE's Subsidiaries to, take any action that would reasonably be expected to prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

          (i)  Compensation.  Except as contemplated in Section 5.9 hereof, KRE
               ------------
     shall not, and shall not permit any of its Subsidiaries to, increase the amount of compensation of any executive officer or other senior employee, make any increase in, or commitment to increase, any employee benefits, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any KRE Benefit Plan.

           (j)  Accounting Methods; Income Tax Elections.  Except as required by
                ----------------------------------------
     a Governmental Entity, KRE shall not change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP as concurred in by KRE's independent auditors. KRE shall not (i) change its fiscal year or (ii) make any material tax election.

           (k)  Preservation of Property. KRE shall take such reasonable actions
                ------------------------
     and institute such reasonable procedures as St. Mary may from time to time specify for assuring that the property of KRE, including but not limited to its equipment and records, is preserved for the benefit of St. Mary upon the completion of the Merger, and all reasonable costs associated with such actions and procedures shall be borne by KRI.

     Section 4.2  Covenants of St. Mary.  During the period from the date of
                  ---------------------
this Agreement and continuing until the Effective Time, St. Mary agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the St. Mary Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that KRM, KRI and KRE shall otherwise consent in writing):

          (a)  Ordinary Course.
               ---------------

                (i) St. Mary and its Subsidiaries shall carry on their respective business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by St. Mary or its Subsidiaries with respect to matters specifically addressed by any other provisions of this Section 4.2 shall be deemed a breach of this
          Section 4.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

               (ii) St. Mary shall promptly give KRE notice of what it reasonably believes to be any material occurrence in the business of St. Mary or any of its Subsidiaries. St. Mary shall not, and shall not permit any of its Subsidiaries to, incur or commit to any capital or other expenditure, whether or not in the ordinary course of business, in excess of $1,000,000 without the prior written consent of KRE, which consent shall not be unreasonably withheld or delayed, except for capital or other expenditures set forth on Schedule 4.2(a)(ii) attached to this Agreement.

          (b)  Dividends; Changes in Share Capital.  St. Mary shall not (i)
               -----------------------------------
     declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for a dividend not to exceed $0.05 per share of St. Mary Common Stock per quarter, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of St. Mary which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) except under its current open market St. Mary Common Stock share repurchase program (which shall not be expanded or altered), repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares or its capital stock.

          (c)  Issuance of Securities.  St. Mary shall not, and shall not permit
               ----------------------
     any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of St. Mary Common Stock upon the exercise of stock options pursuant to the St. Mary Option Plans or pursuant to the St. Mary Employee Stock Purchase Plan, (ii) issuances by a wholly owned Subsidiary of St. Mary of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of St. Mary, (iii) issuances of equity-related awards pursuant to St. Mary Benefit Plans consistent with past practices, and (iv) issuances in respect of any acquisitions, mergers, share exchanges, consolidations, business combinations or similar transactions by St. Mary or its Subsidiaries which issuances shall not exceed in the aggregate 550,000 shares.

          (d)  Governing Documents.  Except to the extent required to comply
               -------------------
     with their respective obligations hereunder, required by law or required by the rules and regulations of Nasdaq, St. Mary and its Subsidiaries shall not amend in any material respect, or propose to so amend their respective certificates of incorporation, bylaws or other governing documents.

          (e)  Tax-Free Qualification.  St. Mary shall not, and shall not permit
               ----------------------
     any of its Subsidiaries to, take any action that would reasonably be expected to (i) prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code, or (ii) prevent the Spin-Off from qualifying as a distribution in which Section 355(e) applies or prevent such distribution from not being taxable to the shareholders of KRI.

     Section 4.3  Advice of Changes; Governmental Filings.  Each party shall
                  ---------------------------------------
(a) confer on a regular and frequent basis with the other and (b) promptly report to the other parties on material operational matters or any event or circumstance which (alone or together with other such matters) may have a Material Adverse Effect on such party. KRE and St. Mary shall file all reports required to be filed by each of them with the SEC and all other Governmental Entities between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Each of KRE and St. Mary shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as necessary with respect to such materials. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.1  Preparation of Proxies and Registration Statement; Meeting
                  ----------------------------------------------------------
of St. Mary Shareholders.
------------------------

          (a) As promptly as practicable following the execution of this Agreement, St. Mary shall, in cooperation with KRI and KRE, prepare and file with the SEC materials which shall constitute the proxy statements and the registration statement on Form S-4 with respect to the approval of the Merger by the shareholders of KRI and the St. Mary Share Issuance by the shareholders of St. Mary (such proxy statements and registration statement being hereinafter together referred to as the "Form S-4"). St. Mary shall cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. St. Mary shall, as promptly as practicable after receipt thereof, provide copies to KRI and KRE of any written comments received from the SEC with respect to the Form S-4 and advise KRI and KRE of any oral comments with respect to the Form S-4 received from the SEC. St. Mary agrees that none of the information supplied or to be supplied by St. Mary for inclusion or incorporation by reference in the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the St. Mary Shareholders Meeting and the KRE Shareholders Meeting (as defined below), will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. KRI and KRE agree that none of the information supplied or to be supplied by KRI or KRE for inclusion in the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the times of the St. Mary and KRE Shareholders Meetings, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to St. Mary and the St. Mary shareholders meeting will be deemed to have been supplied by St. Mary and information concerning or related to KRI and KRE, and the KRE Shareholders Meeting, shall be deemed to have been supplied by KRI. St. Mary will provide KRI and KRE with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and will provide KRI and KRE with a copy of all such filings made with the SEC. No amendment or supplement for inclusion in the Form S-4 shall be made without the approval of KRI and KRE, which approvals shall not be unreasonably withheld or delayed.

          (b) St. Mary shall, as promptly as practicable following the date on which the Form S-4 is declared effective by the SEC, duly call, give notice of, convene and hold a special meeting of its shareholders (the "St. Mary Shareholders Meeting") for the purpose of obtaining the Required St. Mary Vote, shall take all lawful action to solicit the approval of the St. Mary Share Issuance by the Required St. Mary Vote and the Board of Directors of St. Mary shall, subject to its fiduciary duties, recommend approval of the St. Mary Share Issuance by the shareholders of St. Mary.

          (c) KRE shall, as promptly as practicable following the date on which the Form S-4 is declared effective by the SEC, duly call, give notice of, convene and hold a special meeting of those persons who will be its shareholders ("KRE Shareholders") following the Distributions (the "KRE Shareholders Meeting") for the purpose of obtaining the Required KRE Vote, shall take all lawful action to solicit the approval of the Merger by the Required KRE Vote and the Boards of Directors of KRI and KRE shall, subject to their fiduciary duties, recommend approval of the Merger by the shareholders of KRE.

     Section 5.2  Confidentiality - Access to Information.  Notwithstanding
                  ---------------------------------------
anything contained in this Agreement to the contrary, all of the parties hereto agree and acknowledge that they are bound by those certain confidentiality agreements between KRI and St. Mary dated February 25, 1999, and April 21, 1999 (the "Confidentiality Agreements"), which remain in full force and effect and shall also govern the information disclosed pursuant to this Agreement. Upon reasonable notice, and subject to the Confidentiality Agreements, each party shall (and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, such party shall (and shall cause its subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request. The parties shall hold any such information which is non-public in confidence in accordance with the Confidentiality Agreements. Any investigation by St. Mary, KRI or KRE shall not affect the representations and warranties of KRI and KRE or of St. Mary, as the case may be.

     Section 5.3    Commercially Reasonable Efforts.
                    -------------------------------

          (a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof.

          (b) In furtherance and not in limitation of the covenants of the parties contained in Section 5.3(a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of the parties shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

     Section 5.4    Public Announcements.  St. Mary shall consult with KRI and
                    --------------------
KRE before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement, including a public statement required by applicable law or by obligations pursuant to St. Mary's listing agreement with Nasdaq, prior to such consultation and approval, which approval shall not be unreasonably withheld or delayed. Neither KRI nor KRE nor any Subsidiary of KRI shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement without the prior approval of St. Mary, which approval shall not be unreasonably withheld or delayed.

     Section 5.5    Restrictions on Transfer of St. Mary Common Stock.
                    -------------------------------------------------


          (a) The KRE Shareholders shall not make any disposition by sale, pledge or any other transfer of all or any portion of the shares of St. Mary Common Stock acquired by them pursuant to this Agreement until the close of busines on March 31, 2001. The certificates representing the shares of St. Mary Common Stock to be issued to the KRE Shareholders pursuant to this Agreement shall be stamped or otherwise imprinted with a legend substantially similar to the following:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT AND PLAN OF MERGER WHICH PLACES CERTAIN RESTRICTIONS ON THE TRANSFER OF THE SHARES REPRESENTED HEREBY. A COPY OF SUCH AGREEMENT AND PLAN OF MERGER IS AVAILABLE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

          (b) Notwithstanding the foregoing, the above-referenced transfer restrictions shall not apply to the following transactions or under the following circumstances:


               (i) The KRE Shareholders may, prior to March 31, 2001, transfer, without consideration the shares of St. Mary Common Stock acquired under this Agreement pursuant to the laws of descent and distribution and for customary estate planning purposes, and such shares shall, in the hands of the transferee, continue to be bound by the restrictions set forth in this Section 5.5 until March 31, 2001, as evidenced by the above-referenced legend;




               (ii) In the event of an Acquisition of St. Mary (as hereinafter defined), the restrictions on the sale, pledge or other transfer of shares of St. Mary Common Stock described in Section 5.5(a) above shall terminate and any shares of capital stock of the acquirer (or an affiliate of the acquirer) received by the former shareholders of KRE in the Acquisition of St. Mary shall not be subject to such restrictions. For purposes of this Agreement, the term "Acquisition of St. Mary" means the occurrence of any of the following events: (i) St. Mary shall not be the surviving entity in any merger (other than a merger with a subsidiary of St. Mary), share exchange, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an Affiliate of St. Mary); or (ii) St. Mary sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly owned subsidiary of St. Mary). In the event of a Tender Offer which is approved by the Board of Directors of St. Mary pursuant to a plan intended to result in a subsequent Acquisition of St. Mary, the former shareholders of KRE may participate in such

          Tender Offer to the extent of up to all of his, her or its aggregate shares of St. Mary Common Stock.


     Section 5.6    Representation on St. Mary Board of Directors.  At the
                    ---------------------------------------------
Effective Time, St. Mary shall cause the Board of Directors of St. Mary to consist of not more than eleven directors, nine of whom shall be the Directors of St. Mary immediately prior to the Effective Time and two of whom shall be Jack Hunt and William Gardiner (the "KRE Board Designees"). Thereafter until March 31, 2001, St. Mary shall utilize commercially reasonable efforts at the time of each annual meeting of the shareholders of St. Mary to cause the KRE Board Designees to be elected to the St. Mary Board of Directors. In the event one or both of the KRE Board Designees are unwilling or unable to serve on the Board of Directors of St. Mary for any reason during the foregoing period, the first alternate to replace a KRE Board Designee shall be John Alexander and the second alternate KRE Board Designee shall be James Clement.

     Section 5.7    Expenses.  St. Mary shall be responsible for all of its own
                    --------
expenses, including but not limited to legal, accounting and other professional fees and the fees of Deutsche Bank Securities Inc. incurred with respect to this Agreement and the transactions provided for herein. Without limiting the generality of the foregoing, St. Mary shall also be responsible for all costs and registration fees associated with the preparation and filing of the Form S-
4. KRI shall be responsible for all the expenses of KRI and KRE, including but not limited to legal, accounting and other professional fees and the fees of Nesbitt Burns, incurred by them with respect to this Agreement and the transactions provided for herein including the preparation of the Form S-4 except that St. Mary shall pay up to $12,000 of the fees of Deloitte & Touche LLP incurred on behalf of KRI and KRE in connection with the Form S-4.

     Section 5.8    King Ranch Trademark and Brand.  As soon as practicable
                    ------------------------------
following the Effective Date, St. Mary and its Subsidiaries, shall not utilize the names "King Ranch," "King Ranch Energy," "King Ranch Oil & Gas," "Running W" or any confusingly similar derivation thereof in connection with their businesses and they shall within such period utilize their commercially reasonable efforts to remove such names, or logos which include such names, from any stationery, purchase orders, equipment or machinery owned by them.
Effective January 1, 1999, KRE will not be liable for any fees associated with the use of the "King Ranch" trademark or brand.

     Section 5.9    KRE Employee Severance Payments.  KRI shall reimburse KRE or
                    -------------------------------
St. Mary for severance payments to (i) KRE employees to whom St. Mary does not offer continued employment and who remain employed by KRE until the Closing Date or until such earlier date as agreed upon by KRE and St. Mary and (ii) KRE employees whose employment is continued by St. Mary after the Closing Date for a transition period not in excess of six months. Notwithstanding anything to the contrary contained in the foregoing, (A) the severance payment reimbursement liability of KRI for KRE employees described above shall be based, in St. Mary's discretion, upon not more than two weeks for each full year of prior employment by KRE except for those employees who are entitled to severance payments computed in accordance with existing agreements with them, as described on
Schedule 5.9 hereto, provided that the severance payment to any such employee shall not be less than thirty days salary, (B) the aggregate liability of KRI under this Section 5.9 shall not exceed $850,000, and any excess shall be paid by St. Mary and (C) the payment of severance may be conditioned upon an employee's agreement to a customary confidentiality covenant with respect to KRE's confidential information.

     Section 5.10  368(a) Reorganization.  St. Mary, Merger Sub, KRI and KRE
                   ---------------------
shall each use commercially reasonable efforts to cause the business combination to be effected by the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. From and after the date of this Agreement and after the Effective Time, each party shall use its commercially reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

     Section 5.11  355 Distribution.  St. Mary, Merger Sub, KRI and KRE shall
                   ----------------
each use commercially reasonable efforts to cause the Spin-Off to qualify as a distribution in which Section 355(e) of the Code applies and to prevent such distribution from being taxable to the shareholders of KRI. From and after the date of this Agreement and after the Effective Time, each party shall use its commercially reasonable efforts to cause the Spin-Off to qualify, and shall not knowingly take any actions or cause any actions to be taken which are reasonably likely to prevent the Spin-Off from qualifying as a distribution to which
Section 355(e) of the Code applies.

     Section 5.12  Continuity of Business.  Following the Merger, St. Mary
                   ----------------------
intends to cause Merger Sub to continue to a significant extent the historic business of KRE or to use a significant portion of the historic business assets of KRE in a business in substantially the same manner as such business was conducted prior to Closing.

     Section 5.13  Indemnification of Officers and Directors. The
                   -----------------------------------------
indemnification obligations set forth in KRE's Certificate of Incorporation and KRE's Bylaws shall survive the Merger, and shall not be amended, repealed or otherwise modified for a period of two years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of KRE.

     Section 5.14  Retained Litigation.  KRI shall retain all liability
                   -------------------
associated with, and responsibility for the defense of and the costs thereof, the Pi Energy Corporation litigation described in Note 6 of the Notes to the KRE Financial Statements as of December 31, 1998, and any other litigation or threatened litigation set forth on Schedule 3.2(f) hereto (the "Retained Litigation"). Notwithstanding the foregoing, St. Mary shall be obligated to use its commercially reasonable efforts to cooperate with KRI in connection with the defense of the Retained Litigation, including, without limitation, providing KRI access to St. Mary's documents and/or employees, which obligation shall survive the Closing.

     Section 5.15  Stockholder's Representative.  KRI shall act as the agent and
                   ----------------------------
attorney-in-fact with full power and authority in connection with the administration of this Agreement on behalf of the KRE shareholders, including the prosecution of indemnification claims against St. Mary. This appointment shall be coupled with an interest and shall be irrevocable and binding in all respects upon St. Mary and the KRE shareholders and their successors and assigns, and heirs and devisees.

     Section 5.16  Voting Commitments.  KRI shall obtain from Stephen Kleberg,
                   ------------------
John Alexander and James Clement, members of the KRI Board of Directors and substantial shareholders of KRI, commitments to (i) vote the shares of stock of KRE which they will receive in the Distributions in favor of the Merger and (ii) subject to their fiduciary obligations as Directors, recommend to the members of their immediate families who are shareholders of KRI that they vote the shares of KRE stock which they will receive in the Distributions in favor of the Merger.

     Section 5.17  No Solicitation.
                   ---------------

          (a) KRI and KRE shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal. As used in this
     Section 5.17, "Acquisition Proposal" means any tender offer or exchange offer by a non-affiliated third party for fifty percent or more of the outstanding shares of KRE common stock or any proposal or offer by a non-affiliated third party for a merger, consolidation, amalgamation or other business combination involving KRE or any equity securities (or securities convertible into equity securities) of KRE, or any proposal or offer by a non-affiliated third party to acquire in any manner a fifty percent or greater equity or beneficial interest in, or a material amount of the assets or value of, KRE, other than pursuant to the transactions contemplated by this Agreement.

          (b) Unless and until this Agreement shall have been terminated, KRI and KRE shall not permit any of their officers, directors, employees, agents, financial advisors, counsel or other representatives (collectively, the "Representatives") to, directly or indirectly, (i) solicit, initiate or take any action with the intent of facilitating the making of, any offer or proposal that constitutes or that is reasonably likely to lead to any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or (iii) furnish to any Person (other than St. Mary or any Affiliate or Representative of KRI) any nonpublic information or nonpublic data outside the ordinary course of conducting KRE's business; provided, however, that to the extent required by their fiduciary duties under applicable law and after consultation with and based upon the advice of outside legal counsel, KRI's or KRE's Board of Directors and officers may in response to a Person who initiates communication with KRI or KRE, without there having occurred any action prohibited by clause
     (i) of this sentence, take such actions as would otherwise be prohibited by clauses (ii) and (iii). KRI shall notify St. Mary of any such inquiries, offers or proposals (including the identity of the Person making any inquiry, offer or proposal) as promptly as possible and in any event within 24 hours after receipt thereof or the occurrence of such events, as appropriate, and shall give St. Mary ten days' advance notice of any agreement to be entered into with, or any information or data to be furnished to, any Person in connection with any such inquiry, offer or proposal.

     Section 5.18  Seismic Data.  The parties agree that neither KRI nor KRE is
                   ------------
making any representation or warranty regarding the continued access of St. Mary or the Surviving Corporation following the consummation of the Merger to any of the seismic data under the seismic licenses to which KRE or any Subsidiary of KRE is a party. Furthermore, the parties agree that (A) certain of such seismic data and licenses are not transferrable to St. Mary or the Surviving Corporation upon consummation of the Merger, and (B) certain of the seismic data and licenses will transfer to St. Mary or the Surviving Corporation only upon the payment of a transfer fee or other penalty. Neither KRI nor KRE shall have any liability to St. Mary or Surviving Corporation in the event that any such seismic data or licenses are not transferrable, or in the event that the consummation of the Merger triggers the payment of a transfer fee or other penalty.


                                   ARTICLE VI

                                INDEMNIFICATION

     Section 6.1  Indemnification by KRI.  KRI agrees to and shall defend,
                  ----------------------
indemnify and hold harmless St. Mary, the Surviving Corporation, and each of their subsidiaries, stockholders, affiliates, officers, directors, employees, counsel, agents, successors, assigns and legal representatives (St. Mary and all such other Persons are collectively referred to as the "St. Mary Indemnified Persons") from and against, and shall reimburse the St. Mary Indemnified Persons for, each and every Loss paid, imposed on or incurred by the St. Mary Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy in any representation or warranty of KRI or KRE under this Agreement, or the KRI or KRE Disclosure or other Schedules hereto or any agreement or certificate delivered or to be delivered by KRI or KRE pursuant hereto, (ii) any claim by a third party against St. Mary Indemnified Persons arising out of an act or omission of KRI or KRE occurring before the Closing Date, or (iii) the Retained Litigation. The indemnification obligations set forth herein shall be that of KRI, and the shareholders of KRI shall have absolutely no liability or obligation hereunder.

     Section 6.2  Indemnification by St. Mary.  St. Mary agrees to and shall
                  ---------------------------
defend, indemnify and hold harmless KRI and each of KRI's respective subsidiaries, stockholders, affiliates, officers, directors, employees, counsel, agents, successors, assigns and legal representatives (KRI and all such other Persons are collectively referred to as the "KRI Indemnified Persons") from and against, and shall reimburse the KRI Indemnified Persons for, each and every Loss paid, imposed on or incurred by the KRI Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy in any representation or warranty of St. Mary or Merger Sub under this Agreement, or the St. Mary Disclosure Schedule hereto or any agreement or certificate delivered or to be delivered by St. Mary pursuant hereto, or (ii) any claim by a third party against KRI Indemnified Persons arising out of an act or omission of St. Mary or KRE occurring after the Closing Date.

     Section 6.3  Notice and Defense of Third-Party Claims.  If any Proceeding
                  ----------------------------------------
shall be brought or asserted under this Article against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article from an indemnifying Person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person's obligations and liability under and pursuant to the indemnifications set forth in this Article. In addition, actual or threatened action by a Governmental Entity or other entity is not a condition or prerequisite to the Indemnifying Person's obligations under this Article.
The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate, as evidenced by the written opinion of outside counsel to the Indemnified Person. The Indemnified Person's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its obligations under this Article. In the event that the Indemnifying Person, within 15 days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, which consent shall not be unreasonably withheld, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding; provided, however, that the Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding.

     Section 6.4  Limitation of Liability.
                  -----------------------

          (a) Survival. An Indemnifying Person shall have no liability under this Article unless notice of a claim for indemnity, or notice of facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within one year after the Closing Date, except that (i) an Indemnified Person may give notice of and may make a claim for indemnification for any indemnifiable Loss which results from any claim by any third party at any time within two years after the Closing Date, (ii) an Indemnified Person may give notice of and may make a claim relating to the payment of federal or state taxes (including with respect to matters set forth on Schedule 3.2(l)), or compliance with or obligations under ERISA at any time prior to ninety days after the expiration of the appropriate statute of limitation, if any, with respect thereto, and (iii) St. Mary's Indemnified Persons may give notice of and may make a claim relating to the Retained Litigation at any time.

          (b) Limitation on KRI Liability. In addition to the other limitations set forth in Section 6.4 (a) and (d), the liability of KRI to St. Mary's Indemnified Persons shall be subject to the following limitations:

               (i) No St. Mary Indemnified Person shall be entitled to indemnification from KRI pursuant to Section 6.1 hereof, except for single Losses in excess of $100,000 (for which the full Loss shall be indemnified and not solely the amount of the Loss in excess of $100,000), unless and until the aggregate of all Losses (excluding single Losses in excess of $100,000 which have been indemnified) for which indemnification would (but for the limitation of this sentence) be required to be paid by KRI hereunder exceeds $600,000 (the "KRI Loss Threshold") after which the St. Mary Indemnified Persons shall be entitled to recover for all Losses and for which indemnification is required to be paid hereunder (including such $600,000).

               (ii) In no event shall the aggregate liability of KRI hereunder exceed $25,000,000 ("KRI Loss Ceiling"). KRI shall have no further obligations under this Article VI of this Agreement at the earlier of the time when KRI has paid or is required to pay to St. Mary's Indemnified Persons an amount equal to the KRI Loss Ceiling.

               (iii) Notwithstanding anything in this Section 6.4(b) to the contrary, amounts paid by KRI in connection with the Retained Litigation, including attorneys' fees, court costs, settlements or judgements shall not be used in calculating the KRI Loss Threshold, shall not be limited by the KRI Loss Ceiling and shall be due from KRI irrespective of the provisions of paragraphs (i) and (ii) above.

          (c) Limitation on St. Mary Liability. In addition to the other limitations set forth in Section 6.4(a) and (d), the liability of St. Mary to KRI's Indemnified Persons shall be subject to the following limitations:

               (i) No KRI Indemnified Person shall be entitled to indemnification from St. Mary pursuant to Section 6.2 hereof, except for single Losses in excess of $100,000 (for which the full Loss shall be indemnified and not solely the amount of the Loss in excess of $100,000), unless and until the aggregate of all Losses (excluding single Losses in excess of $100,000 which have been indemnified) for which indemnification would (but for the limitation of this sentence) be required to be paid by St. Mary hereunder exceeds $600,000 (the "St. Mary Loss Threshold") after which the KRI Indemnified Persons shall be entitled to recover for all Losses and for which indemnification is required to be paid hereunder (including such $600,000).

               (ii) In no event shall the aggregate liability of St. Mary hereunder exceed $25,000,000 ("St. Mary Loss Ceiling"). St. Mary shall have no further obligations under this Article VI of this Agreement at the earlier of the time when St. Mary has paid or is required to pay to KRI an amount equal to the St. Mary's Loss Ceiling.

          (d) Tax Benefits; Insurance Recoveries. In calculating the amount of any Loss for which any Indemnifying Person is liable under this Article, there shall be taken into consideration (i) the value of any federal or state income tax benefits and (ii) the amount of any insurance recoveries, net of any amounts which are in effect self-insured, whether through deductibles, co-payments, retention amounts, retroactive premium adjustments or other similar adjustments, the Indemnified Person in fact receives as a direct consequence of the circumstances to which the Loss related or from which the Loss resulted or arose.

     Section 6.5  Exclusivity.  After the Effective Time, the provisions of
                  -----------
this Article shall be the exclusive basis for the assertion of claims by or imposition of liability on the parties hereto arising under or as a result of this Agreement; provided, however, nothing herein shall preclude any party hereto from asserting a claim for equitable non-monetary remedies.

     Section 6.6  Waiver of Consequential Damages.  With respect to any and
                  -------------------------------
all Losses for which indemnification may be available hereunder, each party hereby expressly waives any consequential and punitive damages with respect to a claim against the other party hereto; provided, however, that this waiver shall not apply to the extent such consequential or punitive damages are awarded in a Proceeding brought or asserted by a third party against an Indemnified Person.

                                  ARTICLE VII

                             CONDITIONS TO CLOSING

     Section 7.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
Except as may be waived in writing by the Parties, all of the obligations of the Parties under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          (a)  Shareholder Approvals.  St. Mary shall have obtained the
                ---------------------
     Required St. Mary Vote in connection with the approval of the St. Mary Share Issuance by the shareholders of St. Mary and KRI shall have obtained the Required KRE Vote in connection with the approval of the Merger by the shareholders of KRE.

          (b)  No Injunctions, Restraints or Illegality.  No laws shall have
               ----------------------------------------
     been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, provided however, that the provisions of this
     Section 7.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

          (c)  Effectiveness of the Form S-4.  The Form S-4 shall have been
               -----------------------------
     declared effective by the SEC and shall have become effective in all states where required.

          (d)  Nasdaq Listing.  The shares of St. Mary Common Stock to be
               --------------
     issued pursuant to this Agreement shall have been approved upon official notice of issuance for quotation on Nasdaq.

          (e)  Consummation of the Distribution.  The shares of KRE shall have
               --------------------------------
     been distributed to the KRI shareholders in accordance with the Distributions.

     Section 7.2  Additional Conditions to Obligations of St. Mary and Merger
                  -----------------------------------------------------------
Sub.  The obligations of St. Mary and Merger Sub to effect the Merger are
---
subject to the satisfaction of, or waiver by St. Mary, on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties.  The representations and
               -------------------------------
     warranties of KRI and KRE set forth in Sections 3.1 and 3.2 shall be true and correct in all respects as of the Closing Date and as if made on the Closing Date subject to any changes contemplated by this Agreement.

          (b)  Performance of Obligations of KRI and KRE.  KRI and KRE shall
               -----------------------------------------
     have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.


          (c)  Settlement for KRI-KRE Intercompany Balances.   KRI shall have
               --------------------------------------------
     paid to KRE an amount equal to the amount, if any, of intercompany transactions subsequent to May 31, 1999 and up to the Closing Date between KRE (together with any KRE Subsidiary) and KRI (together with any other Subsidiary of KRI), net of any intercompany transactions between KRI (together with any other Subsidiary of KRI) and KRE (together with any KRE Subsidiary) subsequent to that date. No interest shall have accrued from and after December 31, 1998 on any outstanding obligations between KRE or any KRE Subsidiary and KRI or any other KRI Subsidiary. KRI shall provide evidence of the cancellation of any obligation of KRE to repay KRI, or any other Subsidiary of KRI, for (i) the funds advanced by KRI to KRE for the acquisition by KRE of the Flour Bluff properties, and (ii) any indebtedness of KRE to KRI or any other Subsidiary of KRI existing on May 31, 1999. In connection with the foregoing, KRI shall represent to St. Mary that its basis in such intercompany indebtedness equals the face value thereof.

          (d)  Certificate of Officers.  KRI shall have delivered to St. Mary
               -----------------------
     certificates dated as of the Closing Date, executed in their respective corporate names by, and verified by, the oath of its chief executive officer and chief financial officer certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 7.2.

          (e)  Opinion of Financial Advisor.  The opinion referred to in
               ----------------------------
     Section 3.3(r) shall not have been withdrawn by Deutsche Bank Securities
     Inc.

          (f)  Opinion  of Counsel.  St. Mary shall have received a customary
               -------------------
     opinion of Locke Liddell & Sapp LLP, counsel to KRE and KRI, in a form approved by St. Mary, which approval shall not be unreasonably withheld or delayed.

          (g)  Non-Exercise of Appraisal Rights.  In connection with the
               --------------------------------
     Required KRE Vote, the holders of no more than five percent of the outstanding shares of common stock of KRE shall have exercised the rights of dissenting shareholders under Section 262 of the Delaware General Corporation Law ("Dissenting Shares"); provided, however, that if more than five percent, but less than ten percent, of the shares of KRE common shares are Dissenting Shares

     ("Excess Shares"), KRI shall have the right, but not the obligation, to assume the liability for any Excess Payment (as hereinafter defined). In the event that KRI assumes the liability for any Excess Payment, this condition shall be deemed satisfied. The term "Excess Payment" is the amount by which St. Mary's per share liability for Excess Shares (as adjusted by the exchange ratio into shares of St. Mary Common Stock) exceeds $19.76 per share of St. Mary Common Stock.

          (h)  Eugene Island Block 341. With respect to the Eugene Island Block
               -----------------------
     341 oil and gas property, KRE shall have obtained in a form substantially similar to that previously provided to St. Mary the assignment of interest contemplated by that certain Participation Agreement dated February 17, 1998 between NCX Company, Inc. ("NCX") and KRE, which assignment shall be subject to a contract operations agreement between NCX and Chevron U.S.A. Production Company ("Chevron"), a throughput agreement between NCX and Chevron, and an operating agreement between NCX and KRE. If such assignment is not obtained, KRI shall indemnify St. Mary in accordance with the provisions of Article VI hereof to the extent that St. Mary is unable to recover currently non-producing reserves solely due to a lack of rights or interests in such reserves, and this condition to closing shall be deemed satisfied thereby. The liability for such indemnity obligation shall be the values used by St. Mary in the net asset value determination for KRE in connection with the Merger on a case-by-case basis as to each currently non-producing interval covered by such assignment. Such indemnification obligation of KRI shall remain in full force and effect for a period of five years after the Closing Date or until any earlier obtaining of such assignment. If there exists any conflict between this provision and any other provision contained in this Agreement, the provisions set forth in this Section shall control. Notwithstanding the foregoing, no indemnification shall apply if such reserves are not recoverable for any reason other than as specified herein.

          (i)  Affiliate Restrictions.  KRI shall have notified, in writing,
               ----------------------
     persons who are affiliates of KRI or KRE within the meaning of the Securities Act (i) of the application to them of Rule 145 under the Securities Act with respect to St. Mary Common Stock to be issued to them pursuant to this Agreement and (ii) that the certificates of St. Mary Common Stock issued to such persons will bear an additional restrictive legend with respect to the foregoing.

     Section 7.3   Additional Conditions to Obligations of KRE and the
                   ---------------------------------------------------
Shareholders of KRE. The obligations of the shareholders of KRE and KRE to
-------------------
effect the Merger are subject to the satisfaction of, or waiver by KRI on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties.  The representations and
               -------------------------------
     warranties of St. Mary and Merger Sub set forth in Section 3.3 and Section
     3.4 shall be true and correct in all respects as of the Closing Date and as if made on the Closing Date, subject to any changes contemplated by this Agreement.

          (b)  Performance of Obligations of St. Mary and Merger Sub.  St. Mary
               -----------------------------------------------------
     and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by them under this Agreement at or prior to the Closing Date.

          (c)  Settlement of KRI-KRE Intercompany Balances.  KRE shall have paid
               -------------------------------------------
     KRI an amount equal to the amount, if any, of intercompany transactions subsequent to May 31, 1999 and up to the Closing Date between KRI (together with any other Subsidiary of KRI) and KRE (together with any KRE Subsidiary), net of any intercompany transactions between KRE (together with any KRE Subsidiary) and KRI (together with any other Subsidiary of
     KRI) subsequent to that date, exclusive of funds advanced by KRI to KRE for the acquisition by KRE of the Flour Bluff properties.

          (d)  Certificate of Officers.  St. Mary shall have delivered to KRI a
               -----------------------
     certificate dated as of the Closing Date, executed in its corporate name by, and verified by, the oath of its chief executive officer and vice president of finance certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 7.3.

          (e)  Opinion of Financial Advisor.  The opinion referred to in
               ----------------------------
     Section 3.2(r) shall not have been withdrawn by Nesbitt Burns.

          (f)  Opinion of Counsel.  KRI shall have received a customary opinion
               ------------------
     of Ballard Spahr Andrews & Ingersoll, LLP, counsel to St. Mary, in a form approved by KRI, which approval shall not be unreasonably withheld or delayed.

          (g)  Tax Certificate.  Counsel to KRI shall have received a tax
               ---------------
     certificate from St. Mary in the form attached hereto as Exhibit 7.3(g).

          (h)  Tax Opinion.  KRI shall have received the opinions of Locke
               -----------
     Liddell & Sapp LLP and Ernst & Young LLP that (i) the Merger qualifies as a reorganization under Section 368(a) of the Code, and (ii) the Spin-Off qualifies as a tax-free distribution to the shareholders of KRI under
     Section 355 of the Code.


                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     Section 8.1  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the St. Mary Share Issuance by the shareholders of St. Mary and approval of the Merger by the shareholders of KRE, as follows:

          (a) by mutual written consent of St. Mary, KRI and KRE, by action of their respective Boards of Directors;

          (b) by KRE or by St. Mary if the Effective Time shall not have occurred on or before December 31, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation Section 5.3) has to any material extent been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) by KRE or by St. Mary if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their commercially reasonable efforts to resist, resolve or lift, as applicable, in accordance with Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their commercially reasonable efforts to obtain, in accordance with Section 5.3), in each case of (i) and (ii) which is necessary to fulfill the conditions set forth in subsections 7.1(b) and 7.1(c) as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 5.3 has to any material extent been the cause of such action or inaction;

          (d) by KRE or by St. Mary if (i) the approval by the shareholders of St. Mary required for the St. Mary Share Issuance to consummate the Merger shall not have been obtained by reason of the failure to obtain the Required St. Mary Vote, upon the taking of such vote at a duly held meeting of the shareholders of St. Mary or at any reconvened meeting after any adjournment or postponement thereof, or (ii) the approval by the shareholders of KRE required for the Merger shall not have been obtained by reason of the failure to obtain the Required KRE Vote, upon the taking of such vote at a duly held meeting of the shareholders of KRE or at any reconvened meeting after any adjournment or postponement thereof;


          (e) by St. Mary if there has been a material breach of a representation, warranty, covenant or agreement contained in this Agreement on the part of KRI or KRE, and as a result of such breach the conditions precedent set forth in Section 7.1 or Section 7.2, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by KRI or KRE through the exercise of commercially reasonable efforts within the earlier of (i) thirty days from the receipt of written notice of breach by KRI from St. Mary or (ii) December 31, 1999, then for so long as KRI continues to exercise such commercially reasonable efforts, St. Mary may not terminate this Agreement under this Section 8.1(e) unless the breach is not cured in full within such time period; and

          (f) by KRI if there has been a material breach of a representation, warranty, covenant or agreement contained in this Agreement on the part of St. Mary, and as a result of such breach the conditions precedent set forth in Section 7.1 or Section 7.3, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by St. Mary through the exercise of commercially reasonable efforts within the earlier of (i) thirty days from receipt of written notice of breach by St. Mary from KRI or (ii) December 31, 1999, then for so long as St. Mary continues to exercise such commercially reasonable efforts, KRI may not terminate this Agreement under this Section 8.1(f) unless the breach is not cured in full within such time period.

     Section 8.2  Effect of Termination.
                  ---------------------

          (a) In the event of termination of this Agreement by KRE or by St. Mary as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of St. Mary or KRI or their respective subsidiaries, affiliates, employees, officers, directors or counsel, except with respect to the first sentence of Section 5.2, Section 5.7 and this Section 8.2.

          (b) If St. Mary shall terminate this Agreement pursuant to Section 8.1(e) hereof, St. Mary may elect (i) to require KRI to pay to it the sum of $1,000,000 (the "Termination Fee"), or (ii) in lieu of the Termination Fee, to exercise its legal right to assert a claim for all available legal monetary and equitable non-monetary remedies against KRI and KRE with respect to such breach. If St. Mary shall terminate this Agreement pursuant to Section 8.1(e) hereof, and on or before December 31, 1999 there is a proposal reflected by a written document (an "Alternative Acquisition Proposal") for an Alternative Transaction (as hereinafter defined), KRI shall be obligated to pay to St. Mary an additional sum of $2,000,000 (the "Alternative Transaction Fee") upon the closing of such Alternative Transaction. An "Alternative Transaction" shall mean a merger, a tender offer or exchange offer for substantially all or the outstanding capital stock of KRE, or a sale of substantially all of the assets of KRE to one or more non-affiliated purchasers but shall not mean a liquidation or dissolution of KRE which is not a part of one of the foregoing transactions. KRI acknowledges that St. Mary will have incurred significant costs and will have invested significant amounts of time and resources investigating and negotiating the acquisition of KRE, and agrees that the Termination Fee and the Alternative Transaction Fee constitute, if applicable, reasonable liquidated damages in light of the anticipated or actual harm to St. Mary that would be caused by a termination subject to this Section 8.2(b). KRI and KRE further acknowledge that St. Mary may suffer irreparable harm as a result of entering into this Agreement, and in the event St. Mary shall be entitled to terminate this Agreement pursuant to Section 8.1(e) hereof, but elects not to so terminate, St. Mary shall have the right to seek specific enforcement of this Agreement.


          (c) If KRI shall terminate this Agreement pursuant to Section 8.1(f) hereof, KRI may elect (i) to require St. Mary to pay to it the Termination Fee, or (ii) in lieu of the Termination Fee, to exercise its legal right to assert a claim for all available legal monetary and equitable non-monetary remedies against St. Mary with respect to such breach. St. Mary acknowledges that KRI will have incurred significant costs and will have invested significant amounts of time and resources investigating and negotiating the acquisition of KRE, and agrees that the Termination Fee, if applicable, constitutes reasonable liquidated damages in light of the anticipated or actual harm to KRI that would be caused by a termination subject to this Section 8.2(b). St. Mary further acknowledges that KRE may suffer irreparable harm through the loss of personnel and/or business opportunities as a result of entering into this Agreement, and in the event KRE shall be entitled to terminate this Agreement pursuant to
     Section 8.1(f) hereof, but elects not to so terminate, KRI and KRE shall have the right to seek specific enforcement of this Agreement.

          (d) Notwithstanding the provisions of paragraphs (a) and (b) above, if this Agreement is terminated because of a failure to obtain the Required St. Mary Vote or the Required KRE Vote, a Termination Fee shall not be payable. However, if this Agreement is terminated because of a failure to obtain the Required KRE Vote, and on or before December 31, 1999 there is an Alternative Acquisition Proposal, an Alternative Transaction Fee shall be payable as set forth in paragraph (b) above upon the closing of such Alternative Transaction, and in that event the Alternative Transaction Fee payable upon the closing of such Alternative Transaction shall be $3,000,000.

          (e)  Any payment required to be made pursuant to Sections 8.2(b) and
     (c) shall be made by wire transfer not later than ten business days after first due.

     Section 8.3  Amendment.  This Agreement may be amended by the parties
                  ---------
hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the St. Mary Share Issuance by the shareholders of St. Mary and the approval of the Merger by the shareholders of KRI, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of Nasdaq requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.4  Extension; Waiver.  At any time prior to the Effective Time,
                  -----------------
the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of all parties hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE IX

                                  ARBITRATION

     Section 9.1  Mediation. The parties hereto agree that if any claim,
                  ---------
action, dispute or controversy of any kind arises out of or relates to this Agreement or concerns any aspect of performance by any party under the terms of this Agreement, prior to seeking any other remedies, including arbitration or litigation, the aggrieved party shall give written notice to the other party describing the disputed issue. Within ten days after the receipt of such a notice, the parties shall mutually appoint a single mediator to assist in the resolution of the dispute. If the parties cannot agree upon a mediator, either KRI or St. Mary shall have the right to apply to the American Arbitration Association ("AAA") for a single mediator to be appointed to mediate the dispute in accordance with the rules applicable to AAA sponsored proceedings and, upon the appointment of such a mediator by AAA, such mediator shall be deemed to be accepted by the parties hereto. Within twenty days after the appointment of a mediator, either by the parties hereto or, if necessary, by AAA, the parties shall meet one or more times with such mediator in an effort to resolve the matters in dispute. If after such meeting or meetings any aspect of the dispute remains unresolved for a period of an additional ten days, the parties shall be obligated to submit the dispute to arbitration in accordance with the provisions of Section 9.2 immediately below. Any meeting or meetings with the mediator appointed pursuant to this Article IX shall be conducted in Denver, Colorado. The costs and expenses of the mediator shall be borne equally by KRI and St. Mary.

     Section 9.2  Arbitration.
                  -----------

          (a) Any claim, action, dispute or controversy of my kind arising out of or relating to this Agreement or concerning any aspect of performance by any party under the terms of this Agreement that is not resolved by the mediation process set forth in Section 9.1 above ("Dispute") shall be resolved by mandatory and binding arbitration administered by the AAA pursuant to the Federal Arbitration Act (Title 9 of the United States Code) in accordance with this Agreement and the then-applicable Commercial Arbitration Rules of the AAA. The parties acknowledge and agree that the transactions evidenced and contemplated hereby involve "commerce" as contemplated in Section 2 of the Federal Arbitration Act. To the extent that any inconsistency exists between this Agreement and the foregoing statutes or rules, this Agreement shall control. Judgment upon the award rendered by the arbitrator acting pursuant to this Agreement may be entered in, and enforced by, any court having jurisdiction absent manifest disregard by such arbitrator of applicable law; provided, however, that the arbitrator shall not amend, supplement or reform in any manner any of the rights or obligations of any party hereunder or the enforceability of any of the terms of this Agreement. Any arbitration proceedings under this Agreement shall be conducted in Denver, Colorado, before a single arbitrator being a member of the State Bar of Colorado for over ten years and having recognized expertise in the field or fields of the matter(s) in dispute.

          (b)  After first exhausting the mediation process set forth in Section
     9.1 upon the request by written notice delivered in accordance with the terms hereof, whether made before or after the institution of any legal proceeding, but prior to the expiration of the statutory time period within which a party must respond upon receipt of valid service of process in order to avoid a default judgment, any Dispute shall be resolved by mandatory and binding arbitration in accordance with the terms of this Agreement. Within ten days after a party's receipt of such notice, each of the parties shall select one qualified arbitrator. The two arbitrators selected by the parties shall then mutually select a third arbitrator (the "Third Arbitrator"), and the Third Arbitrator shall resolve the Dispute in accordance with this Agreement and the applicable AAA rules. If a replacement arbitrator is necessary for any reason, such replacement arbitrator shall be appointed by the Third Arbitrator or, alternatively, if the Third Arbitrator is to be replaced, mutually by the two arbitrators selected by the parties.

          (c) All statutes of limitation that would otherwise be applicable shall apply to my arbitration proceeding. Any attorney-client privilege and other protection against disclosure of privileged or confidential information including, without limitation, any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to, and may be claimed by, any such party in any mediation or arbitration proceeding. No party waives my attorney-client privilege or any other protection against disclosure of privileged or confidential information by reason of anything contained in, or done pursuant to, the mediation or arbitration provisions of this Agreement.

          (d) The arbitration shall be conducted and concluded as soon as reasonably practicable, based on a schedule established by the Third Arbitrator. Any arbitration award shall be based on and accompanied by findings of fact and conclusions of law, shall be conclusive as to the facts so found and shall be confirmable by my court having jurisdiction over the Dispute, provided that such award, findings and conclusions are not in manifest disregard of applicable law. The Third Arbitrator shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in my event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

          (e) In order for an arbitration award to be conclusive, binding and enforceable under this Agreement, the arbitration must follow the procedures set forth in the portions of this Agreement relating to such arbitration and any award or determination shall not be in manifest disregard of applicable law. The obligation to mediate or arbitrate my Dispute shall be binding upon the successors and assigns of each of the parties hereto.

          (f)  Notwithstanding anything to the contrary contained in this
     Article IX, the obligation of the parties hereto to mediate and arbitrate shall not apply to any dispute in which injunctive or other equitable relief is sought.

     Section 9.3  Costs; Enforcement. Each party shall bear its own expenses,
                  ------------------
including, without limitation, expenses of counsel incident to any mediation or arbitration. The expenses of the Third Arbitrator and the AAA shall be born equally by KRI and St. Mary. The Third Arbitrator shall have the power and authority to award expenses to the prevailing party if the Third Arbitrator elects to do so. A party may bring summary proceedings (including, without limitation, a plea in abatement or motion to stay further proceedings) in court to compel mediation or arbitration of any Dispute in accordance with this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1  Nature of Representations and Warranties; Survival.  The
                   --------------------------------------------------
representations and warranties of the parties under this Agreement shall survive for a period of one year from the Closing Date; provided, however, that (i) the representations and warranties shall survive for a period of two years from the Closing Date to the extent that any inaccuracy in any representation or warranty results in or involves a claim by any third party and (ii) the representations and warranties made with respect to taxes and benefit plans shall survive until ninety days after the expiration of the appropriate statue of limitation, if any, with respect thereto. Further, the Confidentiality Agreements (defined in Section 5.2) and the obligations with respect to the Retained Litigation (as defined in Section 5.13), shall survive the Closing and remain in full force and effect without a time limitation.

     Section 10.2  Counterparts and Facsimile Signatures.  In order to
                   -------------------------------------
facilitate the execution of this Agreement, the same may be executed in any number of counterparts and signature pages may be delivered by telefax, with original executed signature pages to be furnished promptly thereafter.

     Section 10.3  Assignment.  Neither this Agreement nor any right created
                   ----------
hereby shall be assignable by KRI, KRE or St. Mary without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereby and their respective successors, assigns, heirs, executors, administrators, or personal representatives, any rights or remedies under or by reason of this Agreement.

     Section 10.4 Representative of KRH, KRM and KRE Any executive officer of KRI is hereby authorized to execute any document or take any other action on behalf of KRH, KRM or KRE.

     Section 10.5  Entire Agreement.  This Agreement, the schedules hereto, and
                   ----------------
the other documents delivered pursuant hereby constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein. All prior agreements and understandings are superseded by this Agreement and the schedules hereto.

     Section 10.6  Governing Law.  This Agreement shall be governed by the laws
                   -------------
of the State of New York, except that the Delaware General Corporation Law shall govern as to matters of corporate law pertaining to St. Mary and KRE, the corporate laws of Texas shall govern as to the matters of corporate law pertaining to KRI and the corporate laws of Colorado shall govern as to matters of corporate law pertaining to Merger Sub. Subject to the alternative dispute resolution provisions set forth in Article IX, any action brought to enforce this Agreement or any term thereof shall be brought in a court of competent jurisdiction in Denver, Colorado and each party hereto affirmatively agrees to submit to the jurisdiction in that city and state.

     Section 10.7  Severability.  In case any provision of this Agreement shall
                   ------------
be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.8  Notices.  Any notice, communication, request, reply or
                   -------
advice, hereinafter severally and collectively called "notice," in this Agreement provided or permitted to be given, made or accepted by either party to the other must be in writing and may be given by personal delivery or U.S. mail or confirmed telefax. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the party at the respective address set forth below, and shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

          (a)  If to St. Mary and/or Merger Sub:

                    St. Mary Land & Exploration Company
                    Attn: Mr. Mark A. Hellerstein
                    President and Chief Executive Officer
                    1776 Lincoln Street, Suite 1100
                    Denver, CO 80203-1080
                    Telefax: (303) 861-0934

               With a copy to:

                    Milam Randolph Pharo, Esq.
                    Vice President Land & Legal
                    St. Mary Land & Exploration Company
                    1776 Lincoln Street, Suite 1100
                    Denver, CO 80203-1080
                    Telefax: (303) 863-1040

          (b)  If to KRH, KRM, KRI and/or KRE:

                    King Ranch Inc.
                    Attn: Mr. Jack Hunt, President
                    1415 Louisiana, Suite 2300
                    Houston, TX 77002
                    Telefax: (713) 752-0101

               With a copy to:

                    Greg Hill, Esq.
                    Locke Liddell & Sapp LLP
                    3400 Chase Tower
                    600 Travis
                    Houston, Texas 77002
                    Telefax: (713) 223-3717

or at such other address or telefax number as any party may have advised the others in writing.

     Section 10.9  Attorney Fees. Except as otherwise provided herein, in the
                   -------------
event any party hereto institutes a proceeding against any other party hereto for a claim arising out of or to enforce this Agreement, the parties agree that the judge or arbitrator in any such proceeding shall be entitled to determine the extent to which any party shall pay the reasonable attorneys' fees incurred by the other party in connection with such proceeding, which determination shall take into consideration the outcome of such Proceeding and such other factors as the judge may determine to be equitable in the circumstances.

     Section 10.10  Certain Definitions.
                    -------------------

          (a) "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or-more intermediaries, controls or is controlled by or is under common control with, such Person; as used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

          (b) "Knowledge" means (i) with respect to KRI and KRE, the actual conscious knowledge of Jack Hunt, William Gardiner, Tom Fiorito, William Silk, Brian Romere, Sonny Bryant, Dwight Bowles and Dennis Haydel and (ii) with respect to St. Mary or Merger Sub, the actual conscious knowledge of Thomas E. Congdon, Mark Hellerstein, Ronald Boone, Douglas York, Milam Randolph Pharo, Richard Norris and Gary Wilkering.

          (c) "Loss" means any loss, damage, injury, diminution in value, liability, claim, demand, proceeding, judgment, punitive damage, fine, penalty, tax, cost or expense (including reasonable costs of investigation and the fees, disbursements and expenses of attorneys, accountants and other professionals incurred in proceedings, investigations or disputes involving third parties, including governmental agencies).

          (d) "Material Adverse Effect" means, with respect to KRE or St. Mary, or any of their respective Subsidiaries, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, or is reasonably likely to be materially adverse to the business, properties, assets, financial conditions or results or such operations of such entity and its Subsidiaries, taken as a whole, other than any change, circumstance or effect relating to the economy or securities markets in general, the price or oil or natural gas, or the industries in which KRE or St. Mary operates and are not specifically relating to KRE or St. Mary.

          (e) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (f) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

          (g) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
     (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more or its Subsidiaries, or by such party and one or more of its Subsidiaries.


                 {Remainder of Page Intentionally Left Blank}

     IN WITNESS WHEREOF, this Agreement is hereby duly executed by each party hereto as of the date first written above.

ST. MARY:

ST. MARY LAND & EXPLORATION COMPANY,
a Delaware corporation

By: /S/ MARK A HELLERSTEIN
   ----------------------------------------------------
     Mark A. Hellerstein, President and
          Chief Executive Officer


MERGER SUB:


ST. MARY ENERGY COMPANY,
a Colorado corporation

By: /S/ MARK A. HELLERSTEIN
   ----------------------------------------------------
     Mark A. Hellerstein, President


KRI:

KING RANCH INC.,
a Texas corporation

By: /S/ JACK HUNT
   ----------------------------------------------------
     Jack Hunt, President



KRE:

KING RANCH ENERGY, INC.,
a Delaware corporation

By: /S/ WILLIAM GARDINER
   ----------------------------------------------------
     William Gardiner, Vice President

                                                                         Annex B


July 27, 1999


Board of Directors
St. Mary Land & Exploration Company
1776 Lincoln Street
Suite 1100
Denver, Colorado  80203


Gentlemen:

     Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to St. Mary Land & Exploration Company ("St. Mary") in connection with the proposed merger of St. Mary Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of St. Mary, and King Ranch Energy, Inc. ("KRE"), a wholly-owned subsidiary of King Ranch, Inc. ("KRI"), pursuant to the Agreement and Plan of Merger, dated July 27, 1999, among St. Mary, Merger Sub, KRI and KRE (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into KRE (the "Transaction"), as a result of which KRE will become a wholly-owned subsidiary of St. Mary. As set forth more fully in the Merger Agreement, as a result of the Transaction, the total number of shares of the Common Stock, par value $0.01 per share, of KRE ("KRE Common Stock") issued and outstanding will be converted into the right to receive 2,666,252 shares (the "Exchange Ratio") of Common Stock, par value $0.01 per share, of St. Mary ("St. Mary Common Stock"). Immediately prior to the completion of the Transaction, all the issued and outstanding shares of KRE Common Stock will be distributed pro rata to the shareholders of KRI (the "Distribution"). Each of the shareholders of KRE who receives St. Mary Common Stock will be restricted from selling such St. Mary Common Stock for a period of two years following the effectiveness of the Transaction, subject to limited exceptions specified in the Merger Agreement. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

     You have requested Deutsche Bank's opinion, as investment bankers, as to the fairness, from a financial point of view, to St. Mary of the Exchange Ratio.

     In connection with Deutsche Bank's role as financial advisor to St. Mary, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning KRE and St. Mary and certain internal analyses and other information furnished to it by KRE and St. Mary. Deutsche Bank has also held discussions with members of the senior managements of KRE and St. Mary regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for St. Mary Common Stock, (ii) compared certain financial information for KRE and St. Mary, and certain stock market information for St. Mary, with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations

St. Mary Land & Exploration Company
July 27, 1999
Page 2

which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

     Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning KRE or St. Mary, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of KRE or St. Mary. With respect to the financial forecasts and projections, including any analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by St. Mary to be achieved as a result of the Transaction (collectively, the "Synergies"), made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of St. Mary, as the case may be, as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

     For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of St. Mary, Merger Sub, KRI and KRE contained in the Merger Agreement are true and correct, St. Mary, Merger Sub, KRI and KRE will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of St. Mary, Merger Sub, KRI and KRE to consummate the Transaction will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which any of St. Mary, Merger Sub, KRI or KRE is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on St. Mary or KRE or materially reduce the contemplated benefits of the Transaction to St. Mary. In addition, you have informed Deutsche Bank, and accordingly for purposes of rendering its opinion Deutsche Bank has assumed, that the Transaction will be tax-free to each of St. Mary and KRE.

     This opinion is addressed to, and for the use and benefit of, the Board of Directors of St. Mary and is not a recommendation to the stockholders of St. Mary to approve the Transaction or

St. Mary Land & Exploration Company
July 27, 1999
Page 3

the issuance of shares of St. Mary Common Stock in the Transaction. This opinion is limited to the fairness, from a financial point of view, to St. Mary of the Exchange Ratio, and Deutsche Bank expresses no opinion as to the merits of the underlying decision by St. Mary to engage in the Transaction.

     Deutsche Bank will be paid a fee for its services as financial advisor to St. Mary in connection with the Transaction, a substantial portion of which is contingent upon consummation of the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to St. Mary or its affiliates for which it has received compensation, including certain transactions to hedge price fluctuations of oil and gas. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of St. Mary for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

     Based upon and subject to the foregoing, it is Deutsche Bank's opinion as investment bankers that the Exchange Ratio is fair, from a financial point of view, to St. Mary.

                                    Very truly yours,

                                    DEUTSCHE BANK SECURITIES INC.

                                    /S/ DEUTSCHE BANK SECURITIES INC.

                                                                         Annex C


     July 26, 1999



The Board of Directors
King Ranch, Inc.
1415 Louisiana, Suite 2300
Houston, Texas 77002


Members of the Board:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Common Stock") of King Ranch, Inc. ("KRI") of the consideration to be received by such shareholders in connection with the proposed merger (the "Merger") of St. Mary Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of St. Mary Land & Exploration Company ("St. Mary"), with and into King Ranch Energy, Inc. ("KRE"), a wholly-owned third-tier subsidiary of KRI pursuant to the Agreement and Plan of Merger substantially in the form of the draft dated July 25, 1999, among KRI, KRE, St. Mary and Merger Sub (the "Merger Agreement"). We understand the Merger Agreement provides, among other things, that (i) immediately prior to the Merger all of the shares of common stock of KRE shall be distributed pro rata to the shareholders of KRI, and (ii) upon consummation of the Merger, the KRE common stock held by the holders of Common Stock will be converted into the right to receive 2,666,252 shares of St. Mary common stock in the manner and
more fully described in the Merger Agreement (the "Merger Consideration").   We
also understand the shares of St. Mary common stock to be received by the holders of KRE common stock in the Merger will be subject, except as set forth in the Merger Agreement, to certain restrictions on transfer for a period of two years from the Closing Date (as such term is defined in the Merger Agreement).

     In arriving at our opinion, we have, among other things:

               (i) reviewed certain publicly available business and financial information relating to KRI, KRE and St. Mary;

               (ii) reviewed certain internal financial and operating information, including financial forecasts of the respective results of operations of KRE and St. Mary as well as certain estimates of the expected operational and financial benefits expected to result from the Merger ("the Expected Synergies"), prepared and provided to us by the managements of KRI, KRE and St. Mary, respectively;

               (iii) held discussions with certain senior officers, directors and other representatives and advisors of KRI, KRE and St. Mary concerning their respective strategic objectives, businesses, operations, assets, financial condition and prospects before and after giving effect to the Merger and the Expected Synergies;

               (iv) reviewed the reported prices and trading activity for St. Mary common stock;

               (v) considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the transaction contemplated by the Merger Agreement;

               (vi) analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of KRE and St. Mary;

               (vii) participated in discussions and negotiations among representatives of KRI, KRE and St. Mary and their respective legal and financial advisors;

               (viii) reviewed the draft Merger Agreement and certain related agreements (the "Reviewed Documents"); and

               (ix) conducted such other analyses, inquiries and examinations and considered such other financial, engineering, economic and market criteria as we deemed appropriate in arriving at our opinion.

     In rendering our opinion, we have assumed and relied upon, without independent verification, the accuracy, fair representation and completeness of all financial and other information, data, advice, opinions and representations publicly available or furnished to or otherwise reviewed by or discussed with us and our opinion is conditional upon such accuracy, fairness and completeness. With respect to financial forecasts, Expected Synergies and other information provided to or otherwise reviewed by or discussed with us by management of KRI, KRE or St. Mary, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of KRI's, KRE's or St. Mary's management as to the expected future financial performance of KRE or St. Mary, as the case may be. Subject to the exercise of professional judgment and except as expressly described herein, we have not assumed any responsibility or attempted to verify independently the accuracy or completeness of any such information, data, advice, opinions and representations. We have further assumed that the Merger will be accounted for as a purchase under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. Federal income tax purposes. We have also assumed that the final form of the transaction documents, including the Merger Agreement, will be substantially similar to the Reviewed Documents.

     We have not made or been provided with an independent evaluation of the assets or liabilities (contingent or otherwise) of KRI, KRE, or St. Mary nor have we made any physical inspection of the properties or assets of KRI, KRE or St. Mary. Our opinion is also based upon the condition and prospects, financial and otherwise, of KRE and St. Mary as they were reflected in the information and documents reviewed by us and as they were represented to us in our discussions with management of KRI, KRE and St. Mary. In our analyses and in connection with the preparation of our opinion, we made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved. For the purpose of rendering this opinion, we have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restriction, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     Our opinion is necessarily rendered on the basis of information available to us including financial and securities markets, economic and general business and financial conditions and other conditions and circumstances existing and disclosed to us, as at the date hereof. The opinion expressed herein is the opinion of Nesbitt Burns and the form and content herein have been approved for release by a committee of its directors, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

     We are acting as financial advisor to KRI in connection with the Merger and will receive a fee from KRI for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, KRI has agreed to indemnify us for certain liabilities arising out of our engagement.

     In the ordinary course of our business, we and certain of our affiliates may actively trade the securities of St. Mary for our own account or for the account of our customers and, accordingly, may at any time hold a long or short
position in such securities.   We have in the past provided certain financial
advisory and investment banking services to KRI and may continue to do so and have received, and may receive, compensation for the rendering of such services.

     Our advisory services and the opinion expressed herein are provided for the use and benefit of the Board of Directors of KRI in its evaluation of the Merger. Our opinion does not address the merits of the underlying decision by KRI to engage in the Merger and is not intended to be and does not constitute a recommendation to any shareholder of KRI or KRE as to how such shareholder should vote on the proposed Merger or any matter related thereto. We are not expressing any opinion herein as to the prices at which the St. Mary common stock will trade following the announcement or consummation of the Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Nesbitt Burns be made, without our prior written consent in each specific instance, except that this opinion may be included in its entirety in any proxy statement to be distributed to the holders of Common Stock in connection with the Merger.

     Based upon and subject to all the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Common Stock is fair from a financial point of view to the holders of Common Stock.

                                         Yours truly,


                                    /S/ NESBITT BURNS SECURITIES INC.

                                                                         Annex D

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 262.  Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title :

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date or the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of

Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or execution of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Indemnification Under Delaware Law and St. Mary Certificate of Incorporation and By-Laws

         As permitted by the provisions of the Delaware General Corporation Law, the St. Mary certificate of incorporation eliminates in certain circumstances the monetary liability of directors of St. Mary for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director for:

         . a breach of the director's duty of loyalty to St. Mary or its stockholders,

         . acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law,

         . liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law), or

         . any transaction from which the director derived an improper personal benefit.

         In addition, these provisions do not eliminate the liability of a director for violations of federal securities laws, nor do they limit the rights of St. Mary or its stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

         St. Mary's certificate of incorporation and by-laws provide that St. Mary shall indemnify all directors and officers of St. Mary to the full extent permitted by the Delaware General Corporation Law. Under such provisions, any director or officer who in his capacity as such is made or threatened to be made a party to any suit or proceeding may be indemnified if the St. Mary board of directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of St. Mary. The St. Mary certificate of incorporation, by-laws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the certificate of incorporation, the by-laws, any agreement, vote of stockholders or disinterested directors or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling St. Mary pursuant to the foregoing provisions, St. Mary has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

St. Mary D&O Insurance

         The directors and officers of St. Mary are insured under a policy of directors' and officers' liability insurance issued by Executive Risk.

Merger Agreement Provisions For King Ranch Energy Directors and Officers

         Under the merger agreement, the provisions in the King Ranch Energy certificate of incorporation and bylaws for the indemnification of King Ranch Energy officers and directors will survive the merger for a period of two years.

         While the King Ranch Energy certificate of incorporation does not contain any express provisions concerning the indemnification of directors and officers, the King Ranch Energy bylaws generally provide that a directors or officer who in the capacity as such is made or threatened to be made a party to a lawsuit or proceeding shall be indemnified if the individual acted in good faith and in a manner the individual reasonably believed to be in or not opposed to the best interests of King Ranch Energy. The King Ranch Energy bylaws further provide that such indemnification is not exclusive of any other rights to which such individual may be entitled under the certificate of incorporation, any agreement, vote of stockholders or disinterested directors or otherwise.

Item 21.  Exhibits and Financial Statement Schedules.

         (a)       List of Exhibits

         The following exhibits are furnished as part of this registration statement:

Exhibit
  No.                                Description
-------  -----------------------------------------------------------------------

2.1 Agreement and Plan of Merger dated July 27, 1999 among St. Mary Land & Exploration Company, St. Mary Energy Company, King Ranch, Inc. and King Ranch Energy, Inc., as amended by Amendment No. 1 and Amendment No. 2 to Agreement and Plan of Merger dated November 8, 1999 (included as Annex A to the joint proxy/consent statement and prospectus contained in this registration statement)*
3.1 Restated Certificate of Incorporation of St. Mary Land & Exploration Company dated November 11, 1992 (filed as Exhibit 3.1A to the registrant's Registration Statement on Form S-1 (Registration No. 33-53512) and incorporated herein by reference)

3.2 Certificate of Amendment to Certificate of Incorporation of St. Mary Land & Exploration Company dated June 22, 1998 (filed as Exhibit 3.2 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)

3.3 Restated By-laws of St. Mary Land & Exploration Company as of June 15, 1994 (filed as Exhibit 3.3 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)

3.4      Certificate of Incorporation of King Ranch Energy, Inc. (filed as
         Exhibit 3.4 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)

3.5 Bylaws of King Ranch Energy, Inc. (filed as Exhibit 3.5 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)


4.1 St. Mary Land & Exploration Company Shareholder Rights Plan adopted on July 15, 1999 (filed as Exhibit 4.1 to the registrant's Quarterly Report on Form 10-Q/A (File No. 0-20872) for the quarter ended June 30, 1999 and incorporated herein by reference)

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the securities being registered (filed as Exhibit 5.1 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)

8.1 Opinion of Locke Liddell & Sapp LLP regarding certain federal income tax consequences relating to the merger*

8.2 Opinion of Ernst & Young LLP regarding certain federal income tax consequences relating to the merger (filed as Exhibit 8.2 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)


10.1 Stock Option Plan (filed as Exhibit 10.3 to the registrant's Registration Statement on Form S-1 (Registration No. 33-53512) and incorporated herein by reference)
10.2 Stock Appreciation Rights Plan (filed as Exhibit 10.4 to the registrant's Registration Statement on Form S-1 (Registration No. 33-53512) and incorporated herein by reference)
10.3 Cash Bonus Plan (filed as Exhibit 10.5 to the registrant's Registration Statement on Form S-1 (Registration No. 33-53512) and incorporated herein by reference)
10.4 Net Profits Interest Bonus Plan (filed as Exhibit 10.6 to the registrant's Registration Statement on Form S-1 (Registration No. 33-53512) and incorporated herein by reference)
10.5     Summary Plan Description/Pension Plan dated January 1, 1985 (filed as
         Exhibit 10.7 to the registrant's Registration Statement on Form S-1 (Registration No. 33-53512) and incorporated herein by reference)
10.6 Non-qualified Unfunded Supplemental Retirement Plan, as amended (filed as Exhibit 10.8 to the registrant's Registration Statement on Form S-1 (Registration No. 33-53512) and incorporated herein by reference)
10.7     Summary Plan Description Custom 401(k) Plan and Trust (filed as Exhibit
         10.10 to the registrant's Registration Statement on Form S-1 (Registration No. 33-53512) and incorporated herein by reference)
10.8 Stock Option Agreement - Mark A. Hellerstein (filed as Exhibit 10.11 to the registrant's Registration Statement on Form S-1 (Registration No. 33-53512) and incorporated herein by reference)
10.9 Stock Option Agreement - Ronald D. Boone (filed as Exhibit 10.12 to the registrant's Registration Statement on Form S-1 (Registration No. 33-53512) and incorporated herein by reference)

10.10 Employment Agreement between Registrant and Mark A. Hellerstein (filed as Exhibit 10.13 to the registrant's Registration Statement on Form S-1 (Registration No. 33-53512) and incorporated herein by reference)
10.11    Summary Plan Description 401(k) Profit Sharing Plan( filed as Exhibit
         10.34 to the registrant's Annual Report on Form 10-K (File No. 0-20872) for the year ended December 31, 1994 and incorporated herein by reference)
10.12    Summary Plan Description/Pension Plan dated December 30, 1994 (filed as
         Exhibit 10.35 to the registrant's Annual Report on Form 10-K (File No. 0-20872) for the year ended December 31, 1994 and incorporated herein by reference)
10.13    Second Restated Partnership Agreement - Panterra Petroleum (filed as
         Exhibit 10.41 to the registrant's Annual Report on Form 10-K (File No. 0-20872) for the year ended December 31, 1995 and incorporated herein by reference)
10.14 Purchase and Sale Agreement between Siete Oil & Gas Corporation and St. Mary Land & Exploration Company (filed as Exhibit 10.42 filed to the registrant's Current Report on Form 8-K (File No. 0-20872) dated June 28, 1996, as amended by Registrant's Current Report on Form 8-K/A (File No. 0-20872) dated June 28, 1996 and incorporated herein by reference)
10.15 Acquisition Agreement regarding the sale of the St. Mary Land & Exploration Company's interest in the Russian joint venture (filed as Exhibit 10.43 filed to the registrant's Current Report on Form 8-K (File No. 0-20872) dated December 16, 1996 and incorporated herein by reference)
10.16 Employment Agreement between registrant and Ralph H. Smith, effective October 1, 1995 (filed as Exhibit 99 filed to the registrant's Current Report on Form 8-K (File No. 0-20872) dated January 28, 1997 and incorporated herein by reference)
10.17 St. Mary Land & Exploration Company Employee Stock Purchase Plan (filed as Exhibit 10.48 filed to the registrant's Annual Report on Form 10-K (File No. 0-20872) for the year ended December 31, 1997 and incorporated herein by reference)
10.18 Credit Agreement dated June 30, 1998 (filed as Exhibit 10.52 to the registrant's Quarterly Report on Form 10-Q (File No. 0-20872) for the quarter ended June 30, 1998 and incorporated herein by reference)
10.19 Purchase and Sale Agreement dated November 12, 1998 between ONEOK Resources Company (filed as Exhibit 10.53 filed to the registrant's Current Report on Form 8-K (File No. 0-20872) dated December 30, 1998 and incorporated herein by reference)
10.20 Credit Agreement between Panterra Petroleum and Colorado National Bank dated June 17, 1997 (filed as Exhibit 10.25 to the registrant's Annual Report on Form 10-K (File No. 0-20872) for the year ended December 31, 1998 and incorporated herein by reference)
10.21 Agreement between Summo Minerals Corporation, Summo USA Corporation, St. Mary Land & Exploration Company, and St. Mary Minerals Inc. re the formation of Lisbon Valley Mining Company dated May 15, 1997 (filed as
         Exhibit 10.26 to the registrant's Annual Report on Form 10-K (File No. 0-20872) for the year ended December 31, 1998 and incorporated herein by reference)
10.22 Pledge and Security Agreement From Summo USA Corporation and Lisbon Valley Mining Co. LLC to St. Mary Minerals Inc. dated November 23, 1998 (filed as Exhibit 10.27 to the registrant's Annual Report on Form 10-K (File No. 0-20872) for the year ended December 31, 1998 and incorporated herein by reference)

10.23 Deed of Trust, Assignment of Rents and Security Agreement by Lisbon Valley Mining Co. LLC and Stewart Title Guaranty Company for the benefit of St. Mary Minerals Inc. dated November 23, 1998 (filed as
         Exhibit 10.28 to the registrant's Annual Report on Form 10-K (File No. 0-20872) for the year ended December 31, 1998 and incorporated herein by reference)
10.24 St. Mary Land & Exploration Company Incentive Stock Option Plan, As Amended on March 25, 1999 (filed as Exhibit 10.1 to registrant's Quarterly Report on Form 10-Q (File No. 0-20872) for the quarter ended March 31, 1999 and incorporated herein by reference)
10.25 St. Mary Land & Exploration Company Stock Option Plan, As Amended on March 25, 1999 (filed as Exhibit 10.2 to registrant's Quarterly Report on Form 10-Q (File No. 0-20872) for the quarter ended March 31, 1999 and incorporated herein by reference)
10.26 Net Profits Interest Bonus Plan, As Amended on September 19, 1996 and July 24, 1997 and January 28, 1999 filed as Exhibit 10.3 to registrant's Quarterly Report on Form 10-Q (File No. 0-20872) for the quarter ended March 31, 1999 and incorporated herein by reference)

10.27 Stock Exchange Agreement dated June 1, 1999 among St. Mary Land & Exploration Company, Robert L. Nance, Penni W. Nance, Amy Nance Cebull and Robert Scott Nance (filed as Exhibit 10.27 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)

10.28 Stock Exchange Agreement dated June 1, 1999 between St. Mary Land & Exploration Company and Robert T. Hanley (filed as Exhibit 10.28 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)


10.29 Stock Exchange Agreement dated June 1, 1999 among St. Mary Land & Exploration Company, Robert L. Nance and Robert T. Hanley (filed as
         Exhibit 10.29 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)

10.30 Loan and Stock Purchase Agreement dated June 25, 1999 among Resource Capital Fund L.P., St. Mary Land & Exploration Company and St. Mary Minerals Inc.(filed as Exhibit 10.30 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, and incorporated herein by reference)

10.31 Credit Agreement dated June 25, 1999 among Summo Minerals Corporation, Summo USA Corporation, Resource Capital Fund L.P. and St. Mary Minerals Inc.(filed as Exhibit 10.31 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)

10.32 Replacement Promissory dated June 25, 1999 payable to St. Mary Minerals Inc. in the amount of $1,400,000 (filed as Exhibit 10.32 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)


10.33 Pledge and Security Agreement dated June 25, 1999 among Summo Minerals Corporation, Resource Capital Fund L.P., and St. Mary Minerals Inc.(filed as Exhibit 10.33 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)

10.34 Pledge and Security Agreement dated June 25, 1999 among Summo USA Corporation, Resource Capital Fund L.P., and St. Mary Minerals Inc. (filed as Exhibit 10.34 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)


10.35 Warrant Agreement dated June 25, 1999 among Summo Minerals Corporation, Resource Capital Fund L.P. and St. Mary Minerals Inc. (filed as Exhibit
         10.35 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)

21.1     Subsidiaries of St. Mary Land & Exploration Company*
23.1     Consent of Arthur Andersen LLP*
23.2     Consent of PricewaterhouseCoopers LLP*
23.3     Consent of Deloitte & Touche LLP*
23.4 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
23.5     Consent of Locke Liddell & Sapp LLP*
23.6     Consent of Ernst & Young LLP*
23.7 Consent of Ryder Scott Company, L.P. with respect to St. Mary reserve reports*
23.8     Consent of Deutsche Bank Securities Inc.*
23.9     Consent of Nesbitt Burns Securities Inc.*
23.10 Consent of Ryder Scott Company, L.P. with respect to King Ranch Energy reserve reports*
23.11 Consent of Netherland Sewell & Associates, Inc. with respect to King Ranch Energy reserve reports*

24.1 Power of Attorney (filed as Exhibit 24.1 to the registrant's Registration Statement on Form S-4 (Registration No. 333-85537) filed on August 19, 1999 and incorporated herein by reference)
99.1     Form of St. Mary Proxy Card*
99.2     Form of King Ranch Energy Written Consent*

_____________________
* Filed herewith.

Item 22.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 % change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

                  (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person or the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 12, 1999.

                                   ST. MARY LAND & EXPLORATION COMPANY

                                   By:
                                        /s/ Thomas E. Congdon
                                      ------------------------------------------
                                       Thomas E. Congdon, Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                        Title                                 Date
------------------------------------           ------------------------------------         --------------------
 /s/ Thomas E. Congdon                           Chairman of the Board and Director            November 12, 1999
------------------------------------
Thomas E. Congdon

 /s/ Mark A. Hellerstein                         President, Chief Executive Officer            November 12, 1999
------------------------------------
Mark A. Hellerstein                                    and Director

                                                 Executive Vice President, Chief               November 12, 1999
____________________________________
Ronald D. Boone                                        Operating Officer and Director

/s/ RICHARD C. NORRIS*                           Vice President - Finance, Secretary           November 12, 1999
------------------------------------
Richard C. Norris                                      and Treasurer

/s/ GARRY A. WILKENING*                          Vice President - Administration and           November 12, 1999
------------------------------------
Garry A. Wilkening                                     Controller

/s/ LARRY W. BICKLE*                             Director                                      November 12, 1999
------------------------------------
Larry W. Bickle

/s/ DAVID C. DUDLEY*                             Director                                      November 12, 1999
------------------------------------
David C. Dudley

/s/ RICHARD C. KRAUS*                            Director                                      November 12, 1999
------------------------------------
Richard C. Kraus

             Signature                               Title                            Date
------------------------------------         ---------------------          --------------------------
                                                   Director                        November 12, 1999
____________________________________
R. James Nicholson

/s/ AREND J. SANBULTE*
------------------------------------
Arend J. Sandbulte                                 Director                        November 12, 1999

                                                   Director                        November 12, 1999
____________________________________
John M. Seidl



* By:
      /s/ Mark A. Hellerstein
     ------------------------
     Mark A. Hellerstein
     Attorney-in-fact